Exhibit 10.5
EXECUTION COPY

$205,000,000
AMENDED AND RESTATED
CREDIT AGREEMENT
AMONG
MAPCO EXPRESS, INC.
AND
MAPCO FAMILY CENTERS, INC.,
AS BORROWERS,
THE SEVERAL LENDERS
FROM TIME TO TIME PARTIES HERETO,
LEHMAN BROTHERS INC.,
AS ARRANGER,
SUNTRUST BANK,
AS SYNDICATION AGENT,
BANK LEUMI USA,
AS CO-ADMINISTRATIVE AGENT,
AND
LEHMAN COMMERCIAL PAPER INC.,
AS ADMINISTRATIVE AGENT
DATED AS OF APRIL 28, 2005

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-ii-

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Page
10.20	Effect of Amendment and Restatement of the Existing Credit Facilities	92

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ANNEXES:
A            Existing Letters of Credit
SCHEDULES:
1.1A Mortgaged Property
1.1B Real Property
4.4  Consents
4.8  Defects in Title
4.15  Subsidiaries
4.17  Environmental Matters
4.19(a)  UCC Filing Jurisdictions
4.19(b)  Mortgage Filing Jurisdictions
6.12(a) Post-Closing Surveys
6.12(b) Post-Closing Title Policies
7.2(d)  Existing Indebtedness
7.3(f)  Existing Liens
7.3(j)  Liens Securing Hedge Agreements
EXHIBITS:
A Form of Guarantee and Collateral Agreement
B Form of Compliance Certificate
C Form of Closing Certificate
D-l Form of Mortgage
D-2 Form of Mortgage Assignment
D-3 Form of Mortgage Amendment
D-4 Form of Leasehold Landlord Agreement
E Form of Assignment and Acceptance
F Form of Legal Opinion of Fulbright & Jaworski L.L.P.
G-1 Form of Term Note
G-2 Form of Revolving Credit Note
H Form of Exemption Certificate
I Form of Lender Addendum
J Form of Borrowing Notice
K Form of Escrow Agreement
L Form of Subordination Agreement

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AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 28, 2005,among MAPCO EXPRESS, INC., a Delaware corporation (“MAPCO Express”), and MAPCO FAMILY CENTERS, INC., a Delaware corporation (“MAPCO Family” and, together with MAPCO Express, the “Borrowers”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the“Lenders”), LEHMAN BROTHERS INC., as advisor, sole lead arranger and sole bookrunner (in such capacity, the “Arranger”), SUNTRUST BANK, as syndication agent (in such capacity, the “Syndication Agent”), BANK LEUMI USA, as co-administrative agent (in such capacity, the “Co-Administrative Agent”), and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the“Administrative Agent”).
WITNESSETH:
          WHEREAS, MAPCO Express is party to that certain Amended and Restated Credit Agreement, dated as of April 30, 2004 (as amended, supplemented or otherwise modified from time to time, the “Existing Bank Leumi Agreement”),among MAPCO Express, the guarantors from time to time party thereto, the financial institutions from time to time party thereto (the “Existing Bank Leumi Lenders”), and Bank Leumi USA, as agent (the “Existing Bank Leumi Agent”);
          WHEREAS, MAPCO Family is a party to that certain Revolving Credit and Term Loan Agreement, dated as of April 30, 2004 (as amended, supplemented or otherwise modified from time to time, the “Existing SunTrust Agreement” and,together with the Existing Bank Leumi Agreement, the “Existing Credit Facilities”), among MAPCO Family, the lenders from time to time party thereto(the “Existing SunTrust Lenders” and, together with the Existing Bank Leumi Lenders, the “Existing Lenders”), and SunTrust Bank, as administrative agent(the “Existing SunTrust Agent” and, together with the Existing Bank Leumi Agent,the “Existing Agents”);
          WHEREAS, pursuant to the Existing Bank Leumi Agreement, the Existing Leumi Lenders made term loans (the “Existing Bank Leumi Term Loans”) and revolving credit loans (the “Existing Bank Leumi Revolving Credit Loans”) to MAPCO Express and pursuant to the Existing SunTrust Agreement, the Existing SunTrust Lenders made term loans (the “Existing SunTrust Term Loans” and, together with the Existing Bank Leumi Term Loans, the “Existing Term Loans”) and revolving credit loans (the “Existing SunTrust Revolving Credit Loans” and, together with the Existing Bank Leumi Revolving Credit Loans, the “Existing Revolving Credit Loans”) to MAPCO Family;
          WHEREAS, on the Effective Date (such term and other capitalized terms used in these recitals and not defined in these recitals being used with the definitions given to such terms in Section 1.1), the Existing Bank Leumi Lenders will assign to Lehman Commercial Paper Inc. (“LCPI”), and LCPI will assume, the Existing Bank Leumi Term Loans and the Revolving Credit Commitments (as defined in the Existing Bank Leumi Agreement), together with the related Existing Bank Leumi Revolving Credit Loans (collectively, the “Existing Bank Leumi Loans”), pursuant to a master assignment and acceptance;

          WHEREAS, on the Effective Date, the Existing SunTrust Lenders will assign to LCPI, and LCPI will assume, the Existing SunTrust Term Loans and the Revolving Commitment (as defined in the Existing SunTrust Agreement), together with the related Existing SunTrust Revolving Credit Loans (collectively, the “Existing SunTrust Loans” and, together with the Existing Bank Leumi Loans, the “Existing Loans”), pursuant to a master assignment and acceptance;
          WHEREAS, on the Effective Date, concurrently with the consummation of the assignments to, and assumptions by, LCPI described in the two preceding recitals, the Borrower shall pay to each Existing Agent, for the ratable benefit of the relevant Existing Lenders, an amount equal to the accrued and unpaid interest on the Existing Loans to and including the Effective Date;
          WHEREAS, on the Effective Date, immediately following the consummation of the assignments to, and assumptions by, LCPI described in the second preceding recital, the Existing Bank Leumi Agent will resign as Agent under the Existing Bank Leumi Agreement and LCPI will be appointed, and will accept its appointment, as Administrative Agent under the Existing Bank Leumi Agreement, and, concurrently therewith, the Existing Bank Leumi Agent will assign and deliver to LCPI, as successor Agent, all Collateral (as defined in the Existing Bank Leumi Agreement, the “Existing Bank Leumi Collateral”) and all Security Documents (such Security Documents, as defined in the Existing Bank Leumi Agreement, together with any other security documents held by the Administrative Agent under the Existing Bank Leumi Agreement, the “Existing Bank Leumi Security Documents”);
          WHEREAS, on the Effective Date, immediately following the consummation of the assignments to, and assumptions by, LCPI described in the second preceding recital, the Existing SunTrust Agent will resign as Administrative Agent under the Existing SunTrust Agreement and LCPI will be appointed, and will accept its appointment, as Administrative Agent under the Existing SunTrust Agreement, and, concurrently therewith, the Existing SunTrust Agent will assign and deliver to LCPI, as successor Administrative Agent, all Collateral (as defined in the Existing SunTrust Agreement, the “Existing SunTrust Collateral” and, together with the Existing Bank Leumi Collateral, the “Existing Collateral”) and all Collateral Documents (such Collateral Documents, as defined in the Existing SunTrust Agreement, together with any other security documents held by the Administrative Agent under the Existing SunTrust Agreement, the “Existing SunTrust Security Documents” and, together with the Existing Bank Leumi Security Documents, the “Existing Security Documents”);
          WHEREAS, on the Effective Date, immediately following the consummation of the transactions described in the two preceding recitals, (i) LCPI will assign to each of the Lenders party hereto with a Revolving Credit Commitment hereunder, and each of such Lenders will assume, a portion of the Existing Revolving Credit Loans, equal to its Revolving Credit Percentage multiplied by the aggregate amount of the Existing Revolving Credit Loans, and the Revolving Credit Commitment of each such Lender hereunder shall be increased, to the extent necessary, to equal the amount set forth under the heading “Revolving Credit Commitment” opposite such Lender’s name on Schedule 1 to the Lender Addendum delivered by such Lender, and (ii) each of the Existing Credit Facilities will be amended and restated in their entirety by this Agreement; and immediately following the Effective Date, additional lenders will acquire, pursuant to Section 10.6(c), all or part of the Term Loans (including all or a lesser percentage of the Term Loans representing the Existing Term Loans assigned to LCPI on the Effective Date, as well as all or the same lesser percentage of the Term Loans made on the Effective Date pursuant to Section 2.1), whereupon such additional lenders will become Term Loan Lenders hereunder holding Term Loans in the amounts so assigned;
          WHEREAS, from and after the Effective Date, after giving effect to the transactions described in the foregoing recitals and to the amendment and restatement of the Existing Credit Facilities effected hereby, (i) the Existing Term Loans shall become the Term Loans hereunder, (ii) the Revolving Credit Commitments of each of the Existing Bank Leumi Lenders under the Existing Bank Leumi Agreement and the Existing SunTrust Lenders under the Existing SunTrust Agreement, as increased by the immediately preceding recital and as amended as provided herein, shall become the Revolving Credit Commitments held by the Lenders hereunder, (iii) all Existing Collateral shall become Collateral hereunder and (iv) all Existing Security Documents, as amended, amended and restated or otherwise modified as provided herein, shall become Security Documents hereunder;
          WHEREAS, the Borrower has requested that each of the Existing Credit Facilities be amended and restated in their entirety as set forth herein; and
          WHEREAS, the Lenders are willing to amend and restate the Existing Credit Facilities solely on the terms and conditions set forth herein;
          NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree that on the Effective Date, as provided in Section 10.20, the Existing Credit Facilities shall be amended and restated in their entirety as follows:
SECTION 1. DEFINITIONS
          1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.
          “Adjustment Date”: as defined in the Pricing Grid.
          “Administrative Agent”: as defined in the preamble hereto.
          “Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
          “Agents”: the collective reference to the Syndication Agent, the Co-Administrative Agent and the Administrative Agent.

          “Aggregate Exposure”: with respect to any Lender at any time, an amount equal to (a) until the Effective Date, the aggregate amount of such Lender’s Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender’s Term Loans and (ii) the amount of such Lender’s Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.
          “Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the sum of the Aggregate Exposures of all Lenders at such time.
          “Agreement”: this Credit Agreement, as amended, supplemented or otherwise modified from time to time.
          “Applicable Margin”: for each Type of Loan under each Facility, the rate per annum set forth opposite such Facility under the relevant column heading below:
Base Rate Eurodollar

	Loans	Loans
Revolving Credit Facility	1.25%	2.25%
Term Loan Facility	1.75%	2.75%
provided, that on and after the first Adjustment Date occurring after the completion of two full fiscal quarters of the Borrowers after the Effective Date, the Applicable Margins will be determined pursuant to the Pricing Grid.
          “Application”: an application, in such form as the relevant Issuing Lender may specify from time to time, requesting such Issuing Lender to issue a Letter of Credit.
          “Arranger”: as defined in the preamble hereto.
          “Asset Sale”: any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause (a), (b), (c) or (d) of Section 7.5 and any lease or sublease of real property) which yields gross proceeds to the Borrowers or any of their Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $100,000.
          “Assignee”: as defined in Section 10.6(c).
          “Assignor”: as defined in Section 10.6(c).
          “Available Revolving Credit Commitment”: with respect to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Credit Commitment then in effect over (b) such Lender’s Revolving Extensions of Credit then outstanding.

          “Base Rate”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: “Prime Rate” shall mean the prime lending rate as set forth on the British Banking Association Telerate Page 5 (or such other comparable publicly available page as may, in the reasonable opinion of the Administrative Agent after notice to the Borrowers, replace such page for the purpose of displaying such rate if such rate no longer appears on the British Bankers Association Telerate page 5), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.
          “Base Rate Loans”: Loans for which the applicable rate of interest is based upon the Base Rate.
          “Benefitted Lender”: as defined in Section 10.7.
          “Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).
          “Borrowers”: as defined in the preamble hereto.
          “Borrowing Date”: any Business Day specified by a Borrower as a date on which such Borrower requests the relevant Lenders to make Loans hereunder.
          “Borrowing Notice”: with respect to any request for borrowing of Loans hereunder, a notice from any Borrower, substantially in the form of, and containing the information prescribed by, Exhibit J, delivered to the Administrative Agent.
          “Business Day”: (a) for all purposes other than as covered by clause (b) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.
          “Business Unit”: as defined in the definition of “Consolidated EBITDA.”
          “Capital Expenditures”: for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition, development or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a balance sheet of such Person.
          “Capital Lease Obligations”: with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.
          “Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
          “Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor’s Ratings Services (“S&P”) or P-2 by Moody’s Investors Service, Inc. (“Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; and (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.
          “Change of Control”: the occurrence of any of the following events: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), excluding the Permitted Investors, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 30% of the outstanding common stock of Holdings; (b) the board of directors of Holdings shall cease to consist of a majority of Continuing Directors; and (c) Holdings shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of each Borrower free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement).
          “Co-Administrative Agent”: as defined in the preamble hereto.

          “Code”: the Internal Revenue Code of 1986, as amended from time to time.
          “Collateral”: all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.
          “Commitment”: with respect to any Lender, each of the Term Loan Commitment and the Revolving Credit Commitment of such Lender.
          “Commitment Fee Rate”: 1/2 of 1% per annum.
          “Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with a Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes a Borrower and that is treated as a single employer under Section 414 of the Code.
          “Compliance Certificate”: a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit B.
          “Confidential Information Memorandum”: the Confidential Information Memorandum dated April 2005 and furnished to the initial Lenders in connection with the syndication of the Facilities.
          “Consolidated Adjusted Debt”: on any date, the sum of (a) Funded Debt of the Borrowers and their Subsidiaries on such date, determined on a consolidated basis in accordance with GAAP, plus (b) the product of Consolidated Lease Expense for the period of four consecutive fiscal quarters most recently ended on or prior to such date multiplied by 8.
          “Consolidated Adjusted Interest Coverage Ratio”: for any period, the ratio of (a) Consolidated EBITDAR of the Borrowers and their Subsidiaries for such period to (b) the sum of Consolidated Interest Expense of the Borrowers and their Subsidiaries for such period plus Consolidated Lease Expense for such period.
          “Consolidated Adjusted Leverage Ratio”: as at the last day of any period of four consecutive fiscal quarters of the Borrowers, the ratio of (a) Consolidated Adjusted Debt on such day to (b) Consolidated EBITDAR of the Borrowers and their Subsidiaries for such period.
          “Consolidated Current Assets”: of any Person at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date.
          “Consolidated Current Liabilities”: of any Person at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date, but excluding, with respect to the Borrowers, (a) the current portion of any Funded Debt of the Borrowers and their Subsidiaries and (b) without duplication, all Indebtedness consisting of Revolving Credit Loans, to the extent otherwise included therein.

          “Consolidated EBITDA”: of any Person for any period, Consolidated Net Income of such Person and its Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), and (f) any other non-cash charges, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income (except to the extent deducted in determining such Consolidated Net Income), (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), (c) any other non-cash income and (d) any cash payments made during such period in respect of items described in clause (e) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis; provided that, for purposes of calculating Consolidated EBITDA of the Borrowers and their Subsidiaries for any period:
     (i) the Consolidated EBITDA of any Person (or attributable to assets constituting an ongoing business (a “Business Unit”)) acquired by the Borrowers or their Subsidiaries during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries or of such Business Unit as at the end of the period preceding the acquisition of such Person or of such Business Unit and the related consolidated statements of income and stockholders’ equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated (x) have been previously provided to the Administrative Agent and the Lenders and (y) either (1) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (2) have been found acceptable by the Administrative Agent;
     (ii) the Consolidated EBITDA of any Person or Business Unit Disposed of by the Borrowers or their Subsidiaries during such period shall be excluded for such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period);
     (iii) solely for the purpose of determining Consolidated EBITDA on the Effective Date pursuant to Section 5.1(c), the portion of such Consolidated EBITDA attributable to Williamson Oil Co., Inc. shall be included on an annualized basis assuming the acquisition of Williamson Oil Co., Inc. was consummated on January 1, 2004;
     (iv) solely for the purpose of determining Consolidated EBITDA on the Effective Date pursuant to Section 5.1(c) for the period of four consecutive fiscal quarters ended prior to the Effective Date for which financial statements are available, such Consolidated EBITDA shall be increased by (A) $3,100,000 representing the rebate to be received by the Borrowers pursuant to the McLane Distribution Service Agreement, (B) an amount equal to the amount actually paid by the Borrowers and their Subsidiaries on account of legal fees in an aggregate amount not exceeding $220,000 and (C) an amount equal to payments made by MAPCO Express to the State of Tennessee’s Division of Underground Storage Tanks Fund in an aggregate amount not exceeding $200,000;
     (v) solely for the purpose of determining Consolidated EBITDA for any period of four consecutive fiscal quarters which includes the fiscal quarters ending March 31, 2004, June 30, 2004, September 30, 2004, December 31, 2004 or March 31, 2005, Consolidated EBITDA shall be increased by an amount equal to $375,000 for each such fiscal quarter ending during such period representing the La Gloria Management Fee; and
     (vi) (x) in the event that the La Gloria Management Agreement is not effective on or prior to June 30, 2005, solely for the purpose of determining Consolidated EBITDA for any period of four consecutive fiscal quarters ending during the Test Period, Consolidated EBITDA for each quarter ending during the Test Period shall be increased by the amount released to MAPCO Express pursuant to Section 5.2 of the Escrow Agreement and (y) in the event that the La Gloria Management Agreement is effective on or prior to June 30, 2005, solely for the purpose of determining Consolidated EBITDA for any period of four consecutive fiscal quarters which includes the fiscal quarter ending June 30, 2005, Consolidated EBITDA shall be increased by an amount equal to (a) $375,000 minus (b) the amount of the La Gloria Management Fee actually received by MAPCO Express on June 30, 2005.
          “Consolidated EBITDAR”: of any Person for any period, the Consolidated EBITDA of such Person for such period, plus Consolidated Lease Expense of such Person for such period.
          “Consolidated Fixed Charge Coverage Ratio”: for any period, the ratio of (a) Consolidated EBITDA of the Borrowers and their Subsidiaries for such period minus the aggregate amount actually paid by the Borrowers and their Subsidiaries in cash during such period on account of Capital Expenditures to (b) Consolidated Fixed Charges for such period.
          “Consolidated Fixed Charges”: for any period, the sum (without duplication) of (a) Consolidated Interest Expense of the Borrowers and their Subsidiaries for such period, (b) provision for cash income taxes made by the Borrowers or any of their Subsidiaries on a consolidated basis in respect of such period, (c) scheduled payments made during such period on account of principal of Indebtedness of the Borrowers or any of their Subsidiaries (including scheduled principal payments in respect of the Term Loans) and (d) the aggregate amount, without duplication, of Restricted Payments made by the Borrowers in accordance with Section 7.6(e).
          “Consolidated Interest Expense”: of any Person for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of such Person and its Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers’ acceptance financing and net costs of such Person under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP); provided, that for the purposes of determining “Consolidated Interest Expense” for FQ2 2005, FQ3 2005 and FQ4 2005, Consolidated Interest Expense for the relevant period shall be deemed to equal Consolidated Interest Expense for such fiscal quarter (together with, on a cumulative basis, in the case of the latter two such determinations, each previous fiscal quarter commencing after the Effective Date) multiplied by 4, 2 and 4/3, respectively.
          “Consolidated Lease Expense”: for any period, the aggregate amount of fixed and contingent rentals payable by the Borrowers and their Subsidiaries for such period with respect to leases of real and personal property, determined on a consolidated basis in accordance with GAAP, provided, that payments in respect of Capital Lease Obligations shall not constitute Consolidated Lease Expense.
          “Consolidated Leverage Ratio”: as at the last day of any period of four consecutive fiscal quarters of the Borrowers, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA of the Borrowers and their Subsidiaries for such period.
          “Consolidated Net Income”: of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Borrowers and their Subsidiaries for any period, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of a Borrower or is merged into or consolidated with a Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of a Borrower) in which a Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by such Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of a Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.
          “Consolidated Total Debt”: at any date, the aggregate principal amount of all Indebtedness of the Borrowers and their Subsidiaries (excluding all obligations of such Persons, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities) at such date, determined on a consolidated basis in accordance with GAAP.

          “Consolidated Working Capital”: at any date, the difference of (a) Consolidated Current Assets of the Borrowers on such date less (b) Consolidated Current Liabilities of the Borrowers on such date.
          “Continuing Directors”: the directors of Holdings on the Effective Date and each other director of Holdings, if, in each case, such other director’s nomination for election to the board of directors of Holdings is recommended by at least 60% of the then Continuing Directors or such other director receives the vote of the Permitted Investors in his or her election by the shareholders of Holdings.
          “Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.
          “Control Investment Affiliate”: as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
          “Default”: any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
          “Delek US Dividend”: the payment of a dividend on or about the Effective Date by MAPCO Express to Delek US Holdings, Inc. in an aggregate amount not exceeding $25,000,000 less an amount equal to the amount deposited by MAPCO Express in an escrow account on the Effective Date, if any, pursuant to Section 5.1(i).
          “Deposit Accounts”: as defined in the Guarantee and Collateral Agreement.
          “Derivatives Counterparty”: as defined in Section 7.6.
          “Disposition”: with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms “Dispose” and “Disposed of” shall have correlative meanings.
          “Dollars” and “$”: dollars in lawful currency of the United States of America.
          “Domestic Subsidiary”: any Subsidiary of a Borrower organized under the laws of any jurisdiction within the United States of America.
          “ECF Percentage”: with respect to any fiscal year of the Borrowers, 75%; provided, that, the ECF Percentage shall be 50% if the Consolidated Leverage Ratio as of the last day of such fiscal year is not greater than 2.5 to 1.0.
          “Effective Date”: the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date shall be not later than April 28, 2005.

          “Environmental Laws”: any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.
          “Environmental Permits”: any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations pursuant to or required under any applicable Environmental Law.
          “ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.
          “Escrow Agreement”: the Escrow Agreement, dated as of the date hereof, between MAPCO Express, the Administrative Agent and Fifth Third Bank, as escrow agent, substantially in the form of Exhibit K, as amended supplemented or otherwise modified from time to time.
          “Eurocurrency Reserve Requirements”: for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.
          “Eurodollar Base Rate”: with respect to each day during each Interest Period, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the “Eurodollar Base Rate” for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent.
          “Eurodollar Loans”: Loans for which the applicable rate of interest is based upon the Eurodollar Rate.
          “Eurodollar Rate”: with respect to each day during each Interest Period, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):
Eurodollar Base Rate
1.00 — Eurocurrency Reserve Requirements

          “Eurodollar Tranche”: the collective reference to Eurodollar Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).
          “Event of Default”: any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
          “Excess Cash Flow”: for any fiscal year of the Borrowers, the difference, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) the amount of the decrease, if any, in Consolidated Working Capital for such fiscal year, (iv) the aggregate net amount of non-cash loss on the Disposition of Property by the Borrowers and their Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income and (v) the net increase during such fiscal year (if any) in deferred tax accounts of the Borrowers minus (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrowers and their Subsidiaries in cash during such fiscal year on account of Capital Expenditures (minus the principal amount of Indebtedness incurred in connection with such expenditures and minus the amount of any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), (iii) the aggregate amount of all prepayments of Revolving Credit Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Credit Commitments and all optional prepayments of the Term Loans during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including, without limitation, the Term Loans) of the Borrowers and their Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) the amount of the increase, if any, in Consolidated Working Capital for such fiscal year, (vi) the aggregate net amount of non-cash gain on the Disposition of Property by the Borrowers and their Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, and (vii) the net decrease during such fiscal year (if any) in deferred tax accounts of the Borrowers.
          “Excess Cash Flow Application Date”: as defined in Section 2.10(e).
          “Excluded Foreign Subsidiary”: any Foreign Subsidiary in respect of which either (a) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of a Borrower, result in adverse tax consequences to such Borrower.
          “Existing Agents”: as defined in the recitals hereto.
          “Existing Credit Facilities”: as defined in the recitals hereto.
          “Existing Issuing Lender”: Bank Leumi USA, as issuer of the Existing Letters of Credit.

          “Existing Lender”: as defined in the recitals hereto.
          “Existing Letters of Credit”: the letters of credit described in Annex A.
          “Existing Loans”: as defined in the recitals hereto.
          “Existing Mortgages”: the collective reference to each existing deed of trust and mortgage noted on Schedule 1.1 A, in each case, as amended prior to the date hereof, delivered pursuant to either of the Existing Credit Facilities in respect of certain of the Mortgaged Properties.
          “Existing Revolving Credit Loans”: as defined in the recitals hereto.
          “Existing Term Loans”: as defined in the recitals hereto.
          “Facility”: each of (a) the Term Loan Commitments and the Term Loans made thereunder (the “Term Loan Facility”) and (b) the Revolving Credit Commitments and the extensions of credit made thereunder (the “Revolving Credit Facility”).
          “Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.
          “Foreign Subsidiary”: any Subsidiary of a Borrower that is not a Domestic Subsidiary.
          “FQ1”, “FQ2”, “FQ3”, and “FQ4”: when used with a numerical year designation, means the first, second, third or fourth fiscal quarters, respectively, of such fiscal year of the Borrowers (e.g., FQ4 2005 means the first fiscal quarter of the Borrowers’ 2005 fiscal year, which ends March 31, 2005).
          “Funded Debt”: with respect to any Person, all Indebtedness of such Person of the types described in clauses (a) through (e) of the definition of “Indebtedness” in this Section 1.1.
          “Funding Office”: the office specified from time to time by the Administrative Agent as its funding office by notice to the Borrowers and the Lenders.
          “GAAP”: generally accepted accounting principles in the United States of America as in effect from time to time.
          “Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).
          “Guarantee and Collateral Agreement”: the Guarantee and Collateral Agreement to be executed and delivered by the Borrowers and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.
          “Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrowers in good faith.
          “Hedge Agreements”: all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements entered into by the Borrowers or their Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.
          “Holdings”: Delek US Holdings, Inc., a Delaware corporation.
          “Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit, surety bond or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.
          “Indemnified Liabilities”: as defined in Section 10.5.
          “Indemnitee”: as defined in Section 10.5.
          “Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.
          “Insolvent”: pertaining to a condition of Insolvency.
          “Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
          “Interest Payment Date”: (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or shorter, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Credit Loan that is a Base Rate Loan), the date of any repayment or prepayment made in respect thereof.
          “Interest Period”: as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by a Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by such Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:
(1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;
(2) any Interest Period for any Revolving Loan that would otherwise extend beyond the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date;
(3) any Interest Period for any Term Loan that would otherwise extend beyond the date final payment is due on the Term Loans shall end on such date; and
(4) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.
“Investments”: as defined in Section 7.8.
          “Issuing Lender”: the Existing Issuing Lender and any Revolving Credit Lender from time to time designated by the Borrowers as an Issuing Lender with the consent of such Revolving Credit Lender and the Administrative Agent.
          “L/C Commitment”: $16,000,000.
          “L/C Fee Payment Date”: the last day of each March, June, September and December and the last day of the Revolving Credit Commitment Period.
          “L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.
          “L/C Participants”: with respect to any Letter of Credit, the collective reference to all the Revolving Credit Lenders other than the Issuing Lender that issued such letter of Credit.

          “La Gloria Affiliate”: Delek Refining Ltd., a Texas limited partnership and a Wholly Owned Subsidiary of Holdings.
          “La Gloria Credit Facility”: the credit facility provided by financial institutions to the La Gloria Affiliate and Delek Pipeline Texas, Inc., the proceeds of which will be used by the La Gloria Affiliate and Delek Pipeline Texas, Inc. to acquire the La Gloria refinery located in Tyler, Texas.
          “La Gloria Management Agreement”: the services agreement to be entered into between the La Gloria Affiliate and MAPCO Express concurrently with the acquisition of the La Gloria refinery located in Tyler, Texas by the La Gloria Affiliate and Delek Pipeline Texas, Inc. in form and substance reasonably satisfactory to the Administrative Agent, as amended, supplemented or otherwise modified from time to time in accordance with Section 7.15.
          “La Gloria Management Fee”: the quarterly management fee paid to MAPCO Express by the La Gloria Affiliate pursuant to the La Gloria Management Agreement.
          “Lehman Entity”: any of Lehman Commercial Paper Inc. or any of its affiliates (including Syndicated Loan Funding Trust).
          “Lender Addendum”: with respect to any initial Lender, a Lender Addendum, substantially in the form of Exhibit I, to be executed and delivered by such Lender on the Effective Date as provided in Section 10.17.
          “Lenders”: as defined in the preamble hereto.
          “Letters of Credit”: as defined in Section 3.1(a).
          “Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).
          “Loan”: any loan made by any Lender pursuant to this Agreement.
          “Loan Documents”: this Agreement, the Security Documents, the Subordination Agreement, the Escrow Agreement, the Applications and the Notes.
          “Loan Parties”: the Borrowers and each Subsidiary of a Borrower that is a party to a Loan Document.
          “MFC Intercompany Debt”: as defined in Section 7.2(f).
          “McLane Distribution Service Agreement”: the Distribution Services Agreement, dated as of January 1, 2005, among MAPCO Express and McLane Grocery Distribution, as amended, supplemented or otherwise modified from time to time.

          “Majority Facility Lenders”: with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments).
          “Majority Revolving Credit Facility Lenders”: the Majority Facility Lenders in respect of the Revolving Credit Facility.
          “MAPCO Express”: as defined in the preamble hereto.
          “MAPCO Family”: as defined in the preamble hereto.
          “Material Adverse Effect”: a material adverse effect on (a) the Transactions, (b) the business, assets, property, operations, condition (financial or otherwise) or prospects of the Borrowers and their Subsidiaries taken as a whole or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder.
          “Material Environmental Amount”: an amount or amounts payable by the Borrowers and/or any of their Subsidiaries, in the aggregate in excess of $1,500,000, for: costs to comply with any Environmental Law; costs of any investigation, and any remediation, of any Material of Environmental Concern; and compensatory damages (including, without limitation damages to natural resources), punitive damages, fines, and penalties pursuant to any Environmental Law.
          “Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances or materials of any kind, whether or not any such substance or material is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.
          “Mortgage Amendment”: each of the amendment and restatements of any Existing Mortgage executed and delivered by any Loan Party, substantially in the form of Exhibit D-3 (with such changes thereto as shall be advisable under the law of the jurisdiction in which such Mortgage Amendment is to be recorded, as the Administrative Agent on or before the Effective Date shall reasonably determine is necessary to maintain the priority of the first mortgage Lien encumbering the relevant Mortgaged Property).
          “Mortgage Assignments”: each of the assignments of any Existing Mortgage executed and delivered by the Existing Agents or the relevant Loan Party, as applicable, substantially in the form of Exhibit D-2 (with such changes thereto as shall be advisable under the law of the jurisdiction in which such Mortgage Assignment is to be recorded, as the Administrative Agent on or before the Effective Date shall reasonably determine is necessary to maintain the priority of the first mortgage Lien encumbering the relevant Mortgaged Property).

          “Mortgaged Properties”: the real properties listed on Schedule 1.1A and any real property as to which a Mortgage is granted pursuant to Section 6.10, in each case, as to which the Administrative Agent for the benefit of the Secured Parties shall be granted a Lien pursuant to one or more Mortgages.
          “Mortgages”: each of the Existing Mortgages (as modified by the related Mortgage Amendment) and each of the other mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit D (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.
          “Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
          “Net Cash Proceeds”: (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith and (c) in connection with any Purchase Price Refund, the cash amount thereof, net of any expenses incurred in the collection thereof.
          “Non-Excluded Taxes”: as defined in Section 2.18(b).
          “Non-U.S. Lender”: as defined in Section 2.18(f).
          “Note”: any promissory note evidencing any Loan.
          “Obligations”: the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to a Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Borrowers to the Administrative Agent or to any Lender or any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrowers pursuant hereto) or otherwise; provided, that (i) obligations of the Borrowers or any Subsidiary under any Specified Hedge Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements.
          “Other Taxes”: any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
          “Participant”: as defined in Section 10.6(b).
          “Payment Office”: the office specified from time to time by the Administrative Agent as its payment office by notice to the Borrowers and the Lenders.
          “PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).
          “Permitted Investors”: the collective reference to Delek Group and its Control Investment Affiliates.
          “Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
          “Plan”: at a particular time, any employee benefit plan that is covered by ERISA and in respect of which a Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
          “Premcor Agreement”: the RPC Agreement General Terms and Conditions, dated as of May 30, 2001, among MAPCO Express and Williams Refining & Marketing, LLC, as amended, supplemented or otherwise modified from time to time.

          “Pricing Grid”: the table set forth below.

	Applicable Margin for Base		Applicable Margin for
	Rate Loans		Eurodollar Loans
	Revolving Credit		Revolving Credit
Consolidated Leverage Ratio	Facility	Term Facility	Facility	Term Facility
> 3.50 to 1.00	1.25%	1.75%	2.25%	2.75%
- 3.50 to 1.00 and > 3.00 to 1.00	1.00%	1.50%	2.00%	2.50%
- 3.00 to 1.00	0.75%	1.50%	1.75%	2.50%
For the purposes of the Pricing Grid, changes in the Applicable Margin resulting from changes in the Consolidated Leverage Ratio shall become effective on each date (each, an “Adjustment Date”) that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 6.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 6.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid shall apply. In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the Pricing Grid shall apply. Each determination of the Consolidated Leverage Ratio pursuant to the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 7.1.
          “Pro Forma Balance Sheet”: as defined in Section 4.1 (a).
          “Projections”: as defined in Section 6.2(c).
          “Property”: any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.
          “Purchase Price Refund”: any amount received by a Borrower or any Subsidiary as a result of a purchase price adjustment or similar event in connection with any acquisition of Property by such Borrower or any Subsidiary.
          “Qualified Counterparty”: with respect to any Specified Hedge Agreement, any counterparty thereto that, at the time such Specified Hedge Agreement was entered into, was a Lender or an affiliate of a Lender.
          “Recovery Event”: any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of a Borrower or any of its Subsidiaries.
          “Transactions”: as defined in the recitals hereto.

          “Register”: as defined in Section 10.6(c).
          “Regulation H”: Regulation H of the Board as in effect from time to time.
          “Regulation U”: Regulation U of the Board as in effect from time to time.
          “Reimbursement Obligation”: the obligation of the Borrowers to reimburse each Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by such Issuing Lender.
          “Reinvestment Deferred Amount”: with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by a Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans and the Revolving Credit Loans pursuant to Section 2.10(c) as a result of the delivery of a Reinvestment Notice.
          “Reinvestment Event”: any Asset Sale, Purchase Price Refund or Recovery Event in respect of which the Borrowers have delivered a Reinvestment Notice.
          “Reinvestment Notice”: a written notice executed by a Responsible Officer of a Borrower stating that no Default or Event of Default has occurred and is continuing and that such Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale, Purchase Price Refund or Recovery Event to acquire or repair assets useful in its business.
          “Reinvestment Prepayment Amount”: with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the related Borrower’s business.
          “Reinvestment Prepayment Date”: with respect to any Reinvestment Event, the earlier of (a) the date occurring twelve months after such Reinvestment Event, provided that, such date shall be extended, if the relevant Borrower or any of its Subsidiaries shall have entered into a definitive agreement to acquire or fund the construction or acquisition of assets (other than inventory) useful in such Borrower’s or a Subsidiary’s business, or to make capital improvements to such assets (including leased assets) prior to, or within twelve months after, such Reinvestment Event, to the date which is eighteen months after such Reinvestment Event and (b) the date on which the relevant Borrower shall have determined not to, or shall have otherwise ceased to, acquire or repair assets useful in such Borrower’s business with all or any portion of the relevant Reinvestment Deferred Amount.
          “Related Fund”: with respect to any Lender, any fund that (x) invests in commercial loans and (y) is managed or advised by the same investment advisor as such Lender, by such Lender or an Affiliate of such Lender.
          “Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          “Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. Section 4043.
          “Required Lenders”: at any time, the holders of more than 50% of (a) until the Effective Date, the Commitments and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.
          “Required Prepayment Lenders”: the Majority Facility Lenders in respect of each Facility.
          “Requirement of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.
          “Responsible Officer”: with respect to any Borrower, the chief executive officer, president, chief financial officer or the treasurer of such Borrower, but in any event, with respect to financial matters, the chief financial officer or the treasurer of such Borrower.
          “Restricted Payments”: as defined in Section 7.6.
          “Revolving Credit Commitment”: as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and participate in Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Credit Commitment” opposite such Lender’s name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Total Revolving Credit Commitments is $40,000,000.
          “Revolving Credit Commitment Period”: the period from and including the Effective Date to the Revolving Credit Termination Date.
          “Revolving Credit Facility”: as defined in the definition of “Facility” in this Section 1.1.
          “Revolving Credit Lender”: each Lender that has a Revolving Credit Commitment or that is the holder of Revolving Credit Loans.
          “Revolving Credit Loans”: as defined in Section 2.4.
          “Revolving Credit Note”: as defined in Section 2.6.

          “Revolving Credit Percentage”: as to any Revolving Credit Lender at any time, the percentage which such Lender’s Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender’s Revolving Extensions of Credit then outstanding constitutes of the Total Revolving Extensions of Credit then outstanding).
          “Revolving Credit Termination Date”: April 28, 2010.
          “Revolving Extensions of Credit”: as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and (b) such Lender’s Revolving Credit Percentage of the L/C Obligations then outstanding.
          “SEC”: the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).
          “Secured Parties”: as defined in the Guarantee and Collateral Agreement.
          “Security Documents”: the collective reference to the Guarantee and Collateral Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.
          “Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.
          “Solvent”: with respect to any Person, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.
          “Specified Hedge Agreement”: any Hedge Agreement entered into by a Borrower or any Subsidiary Guarantor and any Qualified Counterparty.

          “Subordination Agreement”: the Debt Subordination Agreement to be executed and delivered by Holdings, MAPCO Family and the Administrative Agent, substantially in the form of Exhibit L.
          “Subordinated Debt Documentation”: the Subordination Agreement and the documentation evidencing the subordinated Indebtedness of the Borrowers to Holdings described in Sections 5.1(h), as amended, supplemented or otherwise modified from time to time in accordance with Section 7.15.
          “Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrowers.
          “Subsidiary Guarantor”: each Subsidiary of the Borrowers that is a party to the Guarantee and Collateral Agreement.
          “Syndication Agent”: as defined in the preamble hereto.
          “Tax Sharing Agreement”: the Tax Sharing Agreement, dated as of April 28, 2005, among Holdings and its direct and indirect wholly-owned Subsidiaries which are corporations, as amended, supplemented or otherwise modified from time to time in accordance with Section 7.15.
          “Term Loan”: as defined in Section 2.1.
          “Term Loan Commitment”: as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrowers hereunder in a principal amount not to exceed the amount set forth under the heading “Term Loan Commitment” opposite such Lender’s name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Term Loan Commitments is $165,000,000.
          “Term Loan Facility”: as defined in the definition of “Facility” in this Section 1.1.
          “Term Loan Lender”: each Lender that has a Term Loan Commitment or is the holder of a Term Loan.
          “Term Loan Percentage”: as to any Term Loan Lender at any time, the percentage which such Lender’s Term Loan Commitment then constitutes of the aggregate Term Loan Commitments (or, at any time after the Effective Date, the percentage which the aggregate principal amount of such Lender’s Term Loan then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).
          “Term Note”: as defined in Section 2.6(e).
          “Test Period”: the period beginning on the Effective Date and ending on the date of the La Gloria Management Agreement.
          “Title Insurance Company”: as defined in Section 5.l(u).
          “Total Revolving Credit Commitments”: at any time, the aggregate amount of the Revolving Credit Commitments then in effect.
          “Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders outstanding at such time.
          “Transaction”: the collective reference to the transactions described in the recitals hereto.
          “Transferee”: as defined in Section 10.14.
          “Type”: as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.
          “Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.
          “Wholly Owned Subsidiary Guarantor”: any Subsidiary Guarantor that is a Wholly Owned Subsidiary of a Borrower.
          “Williamson Note”: the $2,000,000 promissory note made by Holdings in favor of MAPCO Express, dated as of March 26, 2004, as such note has been amended, supplemented or otherwise modified prior to the date hereof.
          1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.
          (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrowers and their Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.
          (c) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
          (e) All calculations of financial ratios set forth in Section 7.1 and the calculation of the Consolidated Leverage Ratio for purposes of determining the Applicable Margin shall be calculated to the same number of decimal places as the relevant ratios are expressed in and shall be rounded upward if the number in the decimal place immediately following the last calculated decimal place is five or greater. For example, if the relevant ratio is to be calculated to the hundredth decimal place and the calculation of the ratio is 5.126, the ratio will be rounded up to 5.13.
SECTION 2. AMOUNT AND TERMS OF COMMITMENTS
          2.1 Term Loan Commitments. As described in the Recitals to this Agreement, (i) on the Effective Date, LCPI will purchase the Existing Term Loans, (ii) the Existing Credit Facilities will be amended and restated in their entirety by this Agreement and (iii) the Existing Term Loans will become and be outstanding as term loans hereunder. In addition, on the Effective Date, LCPI, as the only Term Loan Lender party hereto on the Effective Date, will make additional term loans to one or both of the Borrowers (as specified by the Borrowers in the Borrowing Notice delivered pursuant to Section 2.2) in an aggregate principal amount not exceeding $14,575,000 (such additional term loans made by LCPI on the Effective Date, together with the Existing Term Loans purchased by LCPI on the Effective Date, collectively, the “Term Loans”). The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the relevant Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.11. The Borrowers expressly acknowledge that the Existing Term Loans, as amended and restated hereby, constitute Term Loans hereunder from and after the Effective Date and that the Term Loans are not subject to any defense, set-off or counterclaim which may at any time be available to or be asserted by the Borrower or any other Person against any Existing Lender (each of which defenses, set-off and counterclaim are hereby waived). The aggregate principal amount of the Term Loans on the Effective Date corresponding to Existing Term Loans originally made (i) to MAPCO Express is $125,000,000 and (ii) to MAPCO Family is $40,000,000.
          2.2 Effective Date Procedure for Term Loans. The Borrowers shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Effective Date) specifying (i) the date that will be the Effective Date and (ii) the amount of the additional Term Loans to be made to each Borrower on the Effective Date. The Term Loans made on the Effective Date, and the Existing Term Loans that become Term Loans on the Effective Date, shall initially be Base Rate Loans, and no Term Loan may be converted into or continued as a Eurodollar Loan having an Interest Period in excess of one month prior to the date which is 60 days after the Effective Date. Upon receipt of such Borrowing Notice the Administrative Agent shall promptly notify LCPI thereof. Not later than 12:00 Noon, New York City time, on the Effective Date LCPI shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by LCPI on the Effective Date. The Administrative Agent shall make available to the Borrowers the aggregate of the amounts made available to the Administrative

Agent by LCPI, in like funds as received by the Administrative Agent in accordance with the Borrowing Notice.
          2.3 Repayment of Term Loans. The Term Loan of each Term Loan Lender shall mature in 24 consecutive quarterly installments, commencing on September 30, 2005, each of which shall be in an amount equal to such Lender’s Term Loan Percentage multiplied by the percentage set forth below opposite such installment of the aggregate principal amount of Term Loans made on the Effective Date:

Installment	Percentage
September 30, 2005	0.25%
December 31, 2005	0.25%
March 31, 2006	0.25%
June 30, 2006	0.25%
September 30, 2006	0.25%
December 31, 2006	0.25%
March 31, 2007	0.25%
June 30, 2007	0.25%
September 30, 2007	0.25%
December 31, 2007	0.25%
March 31, 2008	0.25%
June 30, 2008	0.25%
September 30, 2008	0.25%
December 31, 2008	0.25%
March 31, 2009	0.25%
June 30, 2009	0.25%
September 30, 2009	0.25%
December 31, 2009	0.25%
March 31, 2010	0.25%
June 30, 2010	0.25%
September 30, 2010	0.25%
December 31, 2010	0.25%
March 31, 2011	0.25%
April 28, 2011	94.25%
2.4 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, the Revolving Credit Lenders severally agree to make revolving credit loans (“Revolving Credit Loans”) to the Borrowers from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding for each Revolving Credit Lender which, when added to such Lender’s Revolving Credit Percentage of the L/C Obligations then outstanding, does not exceed the amount of such Lender’s Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrowers may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the relevant Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.11, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.
          (b) The Existing Revolving Credit Loans acquired by each Revolving Credit Lender on the Effective Date shall constitute Revolving Credit Loans owing to such Revolving Credit Lender hereunder. The Borrower expressly acknowledges that the Existing Revolving Credit Loans constitute Revolving Credit Loans hereunder from and after the Effective Date and that such Revolving Credit Loans are not subject to any defense, set-off or counterclaim which may at any time be available to or be asserted by the Borrower or any other Person against any Existing Lender (each of which defenses, set-off and counterclaim are hereby waived).
          (c) The Borrowers shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date.
          2.5 Procedure for Revolving Credit Borrowing. Each Borrower may borrow under the Revolving Credit Commitments on any Business Day during the Revolving Credit Commitment Period, provided that such Borrower shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans). Any Revolving Credit Loans made on the Effective Date shall initially be Base Rate Loans, and no Revolving Credit Loan may be made as, converted into or continued as a Eurodollar Loan having an Interest Period in excess of one month prior to the date which is 60 days after the Effective Date. Each borrowing of Revolving Credit Loans under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $3,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such Borrowing Notice from a Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make its Revolving Credit Percentage of the amount of each borrowing of Revolving Credit Loans available to the Administrative Agent for the account of such Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by such Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the relevant Borrower by the Administrative Agent in like funds as received by the Administrative Agent.
          2.6 Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally jointly and severally promises to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender or Term Loan Lender, as the case may be, (i) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Revolving Credit Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section 8) and (ii) the principal amount of each Term Loan of such Term Loan Lender in installments according to the amortization schedule set forth in Section 2.3

(or on such earlier date on which the Loans become due and payable pursuant to Section 8). Each Borrower hereby further jointly and severally agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.13.
          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
          (c) The Administrative Agent, on behalf of the Borrowers, shall maintain the Register pursuant to Section 10.6(c), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender’s share thereof.
          (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.6(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrowers to repay (with applicable interest) the Loans made to the Borrowers by such Lender in accordance with the terms of this Agreement.
          (e) Each Borrower agrees that, upon the request to the Administrative Agent by any Lender, such Borrower will promptly execute and deliver to such Lender a promissory note of the Borrower evidencing any Term Loans or Revolving Credit Loans, as the case may be, of such Lender, substantially in the forms of Exhibit G-l or G-2, respectively (a “Term Note” or “Revolving Credit Note”, respectively), with appropriate insertions as to date and principal amount; provided, that delivery of Notes shall not be a condition precedent to the occurrence of the Effective Date or the making of the Loans or issuance of Letters of Credit on the Effective Date.
          2.7 Commitment Fees, etc. (a) The Borrowers jointly and severally agree to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Effective Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof.
          (b) The Borrowers jointly and severally agree to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrowers and the Administrative Agent.

          2.8 Termination or Reduction of Revolving Credit Commitments. The Borrowers shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the aggregate amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.
          2.9 Optional Prepayments. The Borrowers may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty (except as otherwise provided herein), upon irrevocable notice delivered to the Administrative Agent no later than 12:00 Noon, New York City time, three Business Days prior thereto in the case of Eurodollar Loans and no later than 12:00 Noon, New York City time, one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of such prepayment, whether such prepayment is of Term Loans or Revolving Credit Loans, and whether such prepayment is of Eurodollar Loans or Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.19. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans that are Base Rate Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $500,000 or a whole multiple thereof.
          2.10 Mandatory Prepayments. (a) Unless the Required Prepayment Lenders shall otherwise agree, if any Indebtedness shall be incurred by the Borrowers or any of their Subsidiaries (excluding any Indebtedness incurred in accordance with Section 7.2 as in effect on the date of this Agreement), then on the date of such incurrence, the Term Loans and the Revolving Credit Loans (without a corresponding reduction of the Revolving Credit Commitments) shall be prepaid and/or the outstanding Letters of Credit shall be cash collateralized, by an amount equal to the amount of the Net Cash Proceeds of such issuance or incurrence, as set forth in Section 2.10(e). The provisions of this Section do not constitute a consent to the incurrence of any Indebtedness by the Borrowers or any of their Subsidiaries.
          (b) Unless the Required Prepayment Lenders shall otherwise agree, if any Capital Stock shall be issued by the Borrowers or any of their Subsidiaries (other than in connection with a capital contribution by Holdings to the Capital Stock of the Borrowers or any of their respective Subsidiaries), then on the date of such issuance, the Term Loans and Revolving Credit Loans (without a corresponding reduction of the Revolving Credit Commitments) shall be prepaid, and/or the outstanding Letters of Credit shall be cash collateralized, by an amount equal to 50% of the amount of the Net Cash Proceeds of such issuance, as set forth in Section 2.10(e). The provisions of this Section do not constitute a consent to the issuance of any Capital Stock by any entity whose Capital Stock is pledged pursuant to the Guarantee and Collateral Agreement.

          (c) Unless the Required Prepayment Lenders shall otherwise agree, if on any date the Borrowers or any of their Subsidiaries shall receive Net Cash Proceeds from any Asset Sale, Purchase Price Refund or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, on the date of receipt by a Borrower or such Subsidiary of such Net Cash Proceeds, the Term Loans and the Revolving Credit Loans (without a corresponding reduction of the Revolving Credit Commitments) shall be prepaid, and/or the outstanding Letters of Credit shall be cash collateralized, by an amount equal to the amount of such Net Cash Proceeds, as set forth in Section 2.10(e); provided, that, notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Asset Sales and Recovery Events that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $2,500,000 in any fiscal year of the Borrowers and (ii) on each Reinvestment Prepayment Date the Term Loans and Revolving Credit Loans (without a corresponding reduction of the Revolving Credit Commitments) shall be prepaid, and/or the outstanding Letters of Credit shall be cash collateralized, by an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event, as set forth in Section 2.10(e). The provisions of this Section do not constitute a consent to the consummation of any Disposition not permitted by Section 7.5.
          (d) Unless the Required Prepayment Lenders shall otherwise agree, if, for any fiscal year of the Borrowers commencing with the fiscal year ending December 31, 2005, there shall be Excess Cash Flow, then, on the relevant Excess Cash Flow Application Date, the Term Loans and the Revolving Credit Loans (without a corresponding reduction of the Revolving Credit Commitment) shall be prepaid, and/or the outstanding Letters of Credit shall be cash collateralized, by an amount equal to the ECF Percentage of such Excess Cash Flow, as set forth in Section 2.10(e). Each such prepayment and commitment reduction shall be made on a date (an “Excess Cash Flow Application Date”) no later than five days after the earlier of (i) the date on which the financial statements of the Borrowers referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.
          (e) Amounts to be applied in connection with prepayments made pursuant to this Section shall be applied, first, to the prepayment of the Term Loans, second, to the prepayment of the Revolving Credit Loans and, third, to replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Secured Parties on terms and conditions satisfactory to the Administrative Agent.
          2.11 Conversion and Continuation Options. (a) The Borrowers may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days’ prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may be made only on the last day of an Interest Period with respect thereto. The Borrowers may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days’ prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan under a particular Facility may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.
          (b) The Borrowers may elect to continue any Eurodollar Loan as such upon the expiration of the then current Interest Period with respect thereto by giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loan, provided that no Eurodollar Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and provided, further, that if a Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be converted automatically to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.
          2.12 Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $3,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than five Eurodollar Tranches shall be outstanding at any one time.
          2.13 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin in effect for such day.
          (b) Each Base Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Base Rate in effect for such day plus the Applicable Margin in effect for such day.
          (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) (to the extent legally permitted) shall bear interest at a rate per annum that is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Credit Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to Base Rate Loans under the Revolving Credit Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).
          (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.
          2.14 Computation of Interest and Fees. (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans on which interest is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrowers and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrowers and the relevant Lenders of the effective date and the amount of each such change in interest rate.
          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of a Borrower, deliver to the Borrowers a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.13(a).
          2.15 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:
     (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or
     (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrowers and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate

Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall any Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.
          2.16 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrowers from the Lenders hereunder, each assignment by LCPI of Loans to Lenders hereunder on the Effective Date, each payment by the Borrowers on account of any commitment fee or Letter of Credit fee, and any reduction of the Commitments of the Lenders, shall be made pro rata according to the respective Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders. Each payment of interest in respect of the Loans and each payment in respect of fees payable hereunder shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.
          (b) Each payment (including each prepayment) on account of principal of the Term Loans outstanding under any Term Loan Facility shall be allocated among the Term Loan Lenders holding such Term Loans pro rata based on the principal amount of such Term Loans held by such Term Loan Lenders, and shall be applied to the installments of such Term Loans pro rata based on the remaining outstanding principal amount of such installments. Amounts prepaid on account of the Term Loans may not be reborrowed.
          (c) Each payment (including each prepayment) by a Borrower on account of principal of the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders. Each payment in respect of Reimbursement Obligations in respect of any Letter of Credit shall be made to the Issuing Lender that issued such Letter of Credit.
          (d) The application of any payment of Loans under any Facility (including optional and mandatory prepayments) shall be made, first, to Base Rate Loans under such Facility and, second, to Eurodollar Loans under such Facility. Each payment of the Loans (except in the case of Revolving Credit Loans that are Base Rate Loans) shall be accompanied by accrued interest to the date of such payment on the amount paid.
          (e) All payments (including prepayments) to be made by the Borrowers hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Payment Office, in Dollars and in immediately available funds. Any payment made by the Borrowers after 12:00 Noon, New York City time, on any Business Day shall be deemed to have been on the next following Business Day. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.
          (f) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing made available by the Administrative Agent to the relevant Borrower is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrowers.
          (g) Unless the Administrative Agent shall have been notified in writing by the Borrowers prior to the date of any payment due to be made by the Borrowers hereunder that the Borrowers will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrowers are making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrowers within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrowers.
          (h) Upon receipt by the Administrative Agent of payments on behalf of Lenders, the Administrative Agent shall promptly distribute such payments to the Lender or Lenders entitled thereto, in like funds as received by the Administrative Agent.
          2.17 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:
     (i) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or
               (ii) shall impose on such Lender any other condition;
and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrowers shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrowers (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.
          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrowers (with a copy to the Administrative Agent) of a written request therefor, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.
          (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrowers (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrowers pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
          2.18 Taxes. (a) All payments made by the Borrowers under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes, franchise taxes (imposed in lieu of net income taxes) and branch profits taxes imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent’s or such Lender’s having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or any Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrowers shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender’s failure to comply with the requirements of paragraph (d), (e) or (f) of this Section, (ii) that are attributable to the certifications made in the forms delivered by such Lender pursuant to (d), (e) or (f) of this Section being untrue or inaccurate on the date delivered in any material respect or (iii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrowers with respect to such Non-Excluded Taxes pursuant to this paragraph (a).
          (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
          (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by a Borrower, as promptly as possible thereafter such Borrower shall send to the Administrative Agent for the account of the Administrative Agent or Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If a Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrowers shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. Notwithstanding anything to the contrary in this Section 2.18(c), the Borrowers shall not be obligated to indemnify any Agent or any Lender for any portion of such incremental taxes, interest or penalties accruing on such Non-Excluded Taxes or Other Taxes to the extent such liability is attributable to a failure or delay by the Agent or such Lender, as applicable, in making demand for such Non-Excluded Taxes or Other Taxes. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
          (d) Each Lender (or Transferee) that is not a “U.S. Person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrowers and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN claiming eligibility of such Non-U.S. Lender for benefits of an income tax treaty to which the United States is a party or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest” a statement substantially in the form of Exhibit H and a Form W-8BEN, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrowers under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrowers at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrowers (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section 2.18(d), a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.
          (e) Upon the Borrower’s reasonable request, each Lender that is a “United States person” as defined in Section 7701(a)(30) of the Code shall deliver to the Borrower and the Agent two copies of U.S. Internal Revenue Service Form W-9 (or applicable successor form).
          (f) A Lender (or Transferee) that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrowers (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrowers, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender (or Transferee) is legally entitled to complete, execute and deliver such documentation and in such Lender’s (or Transferee’s) reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender (or Transferee).
          (g) If the Agent or a Lender determines, in its discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.18, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.18 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) by the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.
          2.19 Indemnity. Each Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by a Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by a Borrower in making any prepayment after such Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrowers by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
          2.20 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender’s Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrowers shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.19.
          2.21 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.17, 2.18(b) or 2.20 with respect to such Lender, it will, if requested by the Borrowers, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.17, 2.18(b) or 2.20.
          2.22 Replacement of Lenders under Certain Circumstances. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.17 or 2.18 or gives a notice of illegality pursuant to Section 2.20 or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.21 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.17 or 2.18 or to eliminate the illegality referred to in such notice of illegality given pursuant to Section 2.20, (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.19 (as though Section 2.19 were applicable) if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.17 or 2.18, as the case may be, in respect of any period prior to the date on which such replacement shall be consummated, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.
SECTION 3. LETTERS OF CREDIT
          3.1 L/C Commitment. (a) Prior to the Effective Date, the Existing Issuing Lender has issued the Existing Letters of Credit which, from and after the Effective Date, shall constitute Letters of Credit hereunder. Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue letters of credit (the letters of credit issued on and after the Effective Date pursuant to this Section 3, together with the Existing Letters of Credit, collectively, the “Letters of Credit”) for the account of the Borrowers on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided, that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Revolving Credit Termination Date; provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).
          (b) No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.
          3.2 Procedure for Issuance of Letter of Credit. Each Borrower may from time to time request that an Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may request. Concurrently with the delivery of an Application to an Issuing Lender, the relevant Borrower shall deliver a copy thereof to the Administrative Agent. Upon receipt of any Application, an Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the relevant

Borrower (but in no event shall any Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto). Promptly after issuance by an Issuing Lender of a Letter of Credit, such Issuing Lender shall furnish a copy of such Letter of Credit to the relevant Borrower. Each Issuing Lender shall promptly give notice to the Administrative Agent of the issuance of each Letter of Credit issued by such Issuing Lender (including the face amount thereof), and shall provide a copy of such Letter of Credit to the Administrative Agent as soon as possible after the date of issuance.
          3.3 Fees and Other Charges. (a) The Borrowers will pay a fee on the aggregate drawable amount of all outstanding Letters of Credit at a per annum rate equal to 1.50%, shared ratably among the Revolving Credit Lenders in accordance with their respective Revolving Credit Percentages and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrowers shall pay to the relevant Issuing Lender for its own account a fronting fee on the aggregate drawable amount of all outstanding Letters of Credit issued by it equal to a percentage to be agreed upon between the relevant Borrower and such Issuing Lender, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date.
          (b) In addition to the foregoing fees, the Borrowers shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.
          3.4 L/C Participations. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk, an undivided interest equal to such L/C Participant’s Revolving Credit Percentage in each Issuing Lender’s obligations and rights under each Letter of Credit issued by such Issuing Lender hereunder and the amount of each draft paid by such Issuing Lender thereunder (including any interest payable with respect thereto pursuant to Section 3.5). Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent for the account of such Issuing Lender upon demand at such Issuing Lender’s address for notices specified herein (and thereafter the Administrative Agent shall promptly pay to such Issuing Lender) an amount equal to such L/C Participant’s Revolving Credit Percentage of the amount of such draft, or any part thereof, that is not so reimbursed (including any interest payable with respect thereto pursuant to Section 3.5). Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against the Issuing Lender, the Borrowers or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrowers or any other Loan Party, (iv) any breach of this Agreement or any other Loan Document by the Borrowers, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
          (b) If any amount (a “Participation Amount”) required to be paid by any L/C Participant to an Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is not paid to such Issuing Lender within three Business Days after the date such payment is due, such Issuing Lender shall so notify the Administrative Agent, which shall promptly notify the L/C Participants, and each L/C Participant shall pay to the Administrative Agent, for the account of such Issuing Lender, on demand (and thereafter the Administrative Agent shall promptly pay to such Issuing Lender) an amount equal to the product of (i) such Participation Amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any Participation Amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Administrative Agent for the account of the relevant Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Administrative Agent on behalf of such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such Participation Amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Facility. A certificate of the Administrative Agent submitted on behalf of an Issuing Lender to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.
          (c) Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from the Administrative Agent any L/C Participant’s pro rata share of such payment in accordance with Section 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrowers or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to the Administrative Agent for the account of such L/C Participant (and thereafter the Administrative Agent will promptly distribute to such L/C Participant) its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to the Administrative Agent for the account of such Issuing Lender (and thereafter the Administrative Agent shall promptly return to such Issuing Lender) the portion thereof previously distributed by such Issuing Lender.
          3.5 Reimbursement Obligation of the Borrowers. Each Borrower jointly and severally agrees to reimburse each Issuing Lender, on each date on which such Issuing Lender notifies the Borrowers of the date and amount of a draft presented under any Letter of Credit and paid by such Issuing Lender, for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the “Payment Amount”). Each such payment shall be made to such Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on each Payment Amount from the date of the applicable drawing until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.13(b) and (ii) thereafter, Section 2.13(c). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the Borrowers, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the related Borrower to the Administrative Agent for a borrowing pursuant to Section 2.5 of Base Rate Loans in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Credit Loans could be made, pursuant to Section 2.5, if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from the relevant Issuing Lender of such drawing under such Letter of Credit.
          3.6 Obligations Absolute. Each Borrower’s obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrowers may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. Each Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and such Borrower’s Reimbursement Obligations under Section 3.5 shall not be affected by the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrowers and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrowers against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Lender. Each Borrower agrees that any action taken or omitted by an Issuing Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York, shall be binding on such Borrower and shall not result in any liability of such Issuing Lender to such Borrower.
          3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the Borrowers and the Administrative Agent of the date and amount thereof. The responsibility of the relevant Issuing Lender to the Borrowers in connection with any draft presented for payment under any Letter of Credit, in addition to any payment obligation expressly provided for in such Letter of Credit issued by such Issuing Lender, shall be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit.
          3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

SECTION 4. REPRESENTATIONS AND WARRANTIES
          To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, each Borrower hereby jointly and severally represents and warrants to each Agent and each Lender that:
          4.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet of the Borrowers and their consolidated Subsidiaries as at December 31, 2004 (including the notes thereto) (the “Pro Forma Balance Sheet”), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Transactions and the payment of the Delek US Dividend, (ii) the Loans to be made on the Effective Date and the use of proceeds thereof and (iii) the payment of estimated fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrowers as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated combined financial position of the Borrowers and their consolidated Subsidiaries as at December 31, 2004, assuming that the events specified in the preceding sentence had actually occurred at such date.
          (b) The audited consolidated balance sheets of each of MAPCO Express and its consolidated Subsidiaries and MAPCO Family and its consolidated Subsidiaries as at December 31, 2003 and December 31, 2004, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Ernst & Young LLP, copies of which have heretofore been furnished to each Lender, present fairly the consolidated financial condition of MAPCO Express and its consolidated Subsidiaries and MAPCO Family and its consolidated Subsidiaries, respectively, as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). The Borrowers and their Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 2004 to and including the date hereof there has been no Disposition by the Borrowers and their Subsidiaries of any material part of their business or Property.
          4.2 No Change. Since December 31, 2004 there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect.
          4.3 Corporate Existence; Compliance with Law. Each of the Borrowers and their Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification except to the extent the failure to so qualify would not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
          4.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of each Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of each Borrower, to authorize the borrowings on the terms and conditions of this Agreement. Subject to Schedule 4.4, no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (i) consents, authorizations, filings and notices that have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
          4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any material Requirement of Law or any Contractual Obligation of any Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries would reasonably be expected to have a Material Adverse Effect.
          4.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrowers, threatened by or against any Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that would reasonably be expected to have a Material Adverse Effect.
          4.7 No Default. Neither of the Borrowers nor any of their Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          4.8 Ownership of Property; Liens. Except as described on Schedule 4.8, each of the Borrowers and their Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 7.3.
          4.9 Intellectual Property. Each of the Borrowers and each of their Subsidiaries owns, or is licensed to use, all intellectual property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any intellectual property or the validity or effectiveness of any intellectual property, nor does any Borrower know of any valid basis for any such claim. The use of intellectual property by the Borrowers and their Subsidiaries does not, to their knowledge after due inquiry, infringe on the rights of any Person in any material respect.
          4.10 Taxes. Each of the Borrowers and each of their Subsidiaries has filed or caused to be filed all federal and state income tax returns and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other material taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrowers or their Subsidiaries, as the case may be); and no tax Lien has been filed, and, to the knowledge of the Borrowers, no claim is being asserted, with respect to any such tax, fee or other charge (other than Liens for current taxes not yet due and payable).
          4.11 Federal Regulations. No part of the proceeds of any loans, and no other extensions of credit hereunder, will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrowers will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-l referred to in Regulation U.
          4.12 Labor Matters. There are no strikes or other labor disputes against the Borrowers or any of their Subsidiaries pending or, to the knowledge of any Borrower, threatened that (individually or in the aggregate) would reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Borrowers and their Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable requirement of law dealing with such matters that (individually or in the aggregate) would reasonably be expected to have a Material Adverse Effect. All payments due from the Borrowers or any of their Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) would reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the relevant Borrower or the relevant Subsidiary.
          4.13 ERISA. Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan, and each Single Employer Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period on the assets of a Borrower or any Commonly Controlled Entity. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither of the Borrowers nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or would reasonably be expected to result in a material liability under ERISA, and neither of the Borrowers nor any Commonly Controlled Entity would become subject to any material liability under ERISA if a Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in reorganization or insolvent.
          4.14 Investment Company Act; Other Regulations. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.
          4.15 Subsidiaries. (a) The Subsidiaries listed on Schedule 4.15 constitute all the Subsidiaries of the Borrowers at the date hereof. Schedule 4.15 sets forth as of the Effective Date the name and jurisdiction of incorporation of each Subsidiary and, as to each Subsidiary, the percentage of each class of Capital Stock owned by each Loan Party.
          (b) There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the Borrowers or any of their Subsidiaries.
          4.16 Use of Proceeds. The proceeds of the Term Loans shall be used to finance the Transactions, the Delek US Dividend and to pay related fees and expenses. The proceeds of the Revolving Credit Loans and the Letters of Credit shall be used for general corporate purposes; provided that, up to $10,000,000 of Revolving Credit Loans may be borrowed on the Effective Date to finance a portion of the Transactions, the Delek US Dividend and to pay related fees and expenses.
          4.17 Environmental Matters. Subject to Schedule 4.17, other than exceptions to any of the following that would not, individually or in the aggregate, reasonably be expected to result in the payment of a Material Environmental Amount (after giving effect to any insurance coverage or any third party indemnity as to which the third party indemnitor has acknowledged coverage):
     (a) Each Borrower and its Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable

Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) reasonably believe that: each of their Environmental Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of any of them will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense.
     (b) Materials of environmental concern are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by any Borrower or any of its Subsidiaries, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which would reasonably be expected to (i) give rise to liability of the Borrowers or any of their Subsidiaries under any applicable Environmental Law or otherwise result in costs to the Borrowers or any of their Subsidiaries, or (ii) interfere with the Borrowers’ or any of their Subsidiaries’ continued operations, or (iii) impair the fair saleable value of any real property owned or leased by the Borrowers or any of their Subsidiaries (it being understood that noncompliance with this clause (iii) shall be deemed not to constitute a breach of this Section 4.17(b)(iii) if such noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect).
     (c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which any Borrower or any of its Subsidiaries is, or to the knowledge of the Borrowers or any of their Subsidiaries will be, named as a party that is pending or, to the knowledge of any Borrower or any of its Subsidiaries, threatened.
     (d) Neither of the Borrowers nor any of their Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern.
     (e) Neither of the Borrowers nor any of their Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.
     (f) Neither of the Borrowers nor any of their Subsidiaries has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Material of Environmental Concern.

          4.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum (as modified or supplemented by additional information provided to the Lenders), as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrowers to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that would reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Agents and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.
          4.19 Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when any stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 4.19(a) (which financing statements have been duly completed and delivered to the Administrative Agent) and such other filings and actions as are specified on Schedule 3 to the Guarantee and Collateral Agreement have been completed (all of which filings have been duly completed), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof (other than Deposit Accounts, to the extent that there are no control agreements with respect thereto), as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3).
          (b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof; and each Mortgage shall constitute, or shall continue to constitute, as applicable, a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties described therein and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (other than Persons holding Liens or other encumbrances or rights permitted by the relevant Mortgage), (i) in the case of the Mortgages to be executed and delivered on the Effective Date, when such Mortgages and the related fixture filings, if any, are filed in the offices specified on Schedule 4.19(b), (ii) in the case of any Mortgage to be executed and delivered pursuant to Section 6.10(b), when such Mortgages and the related fixture filings, if any, are filed in the recording office designated by the Borrower and (iii) in the case of the Mortgages executed and delivered prior to the Effective Date, upon the filing of the Mortgage Assignments and Mortgage Amendments in the appropriate recording office with respect to such Mortgage. Schedule 1.1B lists, as of the Effective Date, each parcel of owned real property and each leasehold interest in real property located in the United States and held by the Borrowers or any of their Subsidiaries.
          4.20 Solvency. Each Loan Party is, and after giving effect to the Transactions and the Delek US Dividend and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be, Solvent.
          4.21 Regulation H. No Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (except any Mortgaged Properties as to which such flood insurance as required by Regulation H has been obtained and is in full force and effect as required by this Agreement).
          4.22 Certain Documents. The Borrowers have delivered to the Administrative Agent a complete and correct copy of the McLane Distribution Service Agreement and the Premcor Agreement, including any amendments, supplements or modifications with respect to any of the foregoing.
SECTION 5. CONDITIONS PRECEDENT
          5.1 Conditions to Effectiveness. The occurrence of the Effective Date and the agreement of each Lender to make extensions of credit requested to be made by it hereunder are subject to the satisfaction, on or prior to May 31, 2005, of the following conditions precedent:
     (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of each Borrower, (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of Holdings, each Borrower and each Subsidiary of the Borrowers (other than any Excluded Foreign Subsidiary or any Subsidiary of an Excluded Foreign Subsidiary), (iii) a Mortgage covering each of the Mortgaged Properties (other than any Mortgaged Property subject to an Existing Mortgage), executed and delivered by a duly authorized officer of each party thereto and (iv) a Lender Addendum executed and delivered by each Lender and accepted by the Borrowers.
     (b) Pre-Effective Date Transactions. The transactions described in fourth, fifth, sixth, seventh and eighth recitals to this Agreement shall have been consummated.
     (c) Capital Structure. (i) The capital structure of each Loan Party after giving effect to the Transactions and the Delek US Dividend shall be satisfactory in all respects, including (1) the pro forma ratio of Consolidated Total Debt of the Borrowers at the Effective Date to the pro forma Consolidated EBITDA of the Borrowers (as adjusted to give effect to the Transactions, the Delek US Dividend and the Facilities and calculated in accordance with Regulation S-X) for the four fiscal quarters most recently ended for which financial statements are available shall not exceed 4.30 to 1.00 and (2) the sum of (x) the aggregate amount of cash and Cash Equivalents reflected on the Pro Forma Balance Sheet and (y) the aggregate amount of the Available Revolving Credit Commitment of the Lenders (after giving effect to any Revolving Credit Loans to made on the Effective Date and any Letters of Credit to be issued on the Effective Date) shall not be less than $20,000,000.
     (ii) The Lenders shall be satisfied with the sufficiency of amounts available under the Revolving Credit Facility to meet the ongoing working capital needs of the Borrowers and their Subsidiaries following the Transactions, the Delek US Dividend and the consummation of the other transactions contemplated hereby.
     (d) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of each of MAPCO Express and its consolidated Subsidiaries and MAPCO Family and its consolidated Subsidiaries for the 2003 and 2004 fiscal years and (iii) unaudited interim consolidated financial statements of each of MAPCO Express and its consolidated Subsidiaries and MAPCO Family and its consolidated Subsidiaries for each quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available; and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of each of MAPCO Express and its consolidated Subsidiaries and MAPCO Family and its consolidated Subsidiaries, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.
     (e) Approvals. All governmental and third party approvals (including landlords’ and other consents) necessary in connection with the continuing operations of the Borrowers and their Subsidiaries and, subject to Section 5.1(v), the transactions contemplated hereby shall have been obtained and be in full force and effect.
     (f) Related Agreements. The Administrative Agent shall have received (delivered by a method reasonably satisfactory to the Administrative Agent), true and correct copies, certified as to authenticity by MAPCO Express, of (i) the Tax Sharing Agreement, (ii) the McLane Distribution Service Agreement and the Premcor Agreement and (iii) such other documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Loan Parties may be a party.
     (g) Termination of the Williamson Note. The Administrative Agent shall have received reasonably satisfactory evidence that (x) all amounts outstanding on the Closing Date under the Williamson Note shall have been paid in full by Holdings with a portion of the proceeds of the Delek US Dividend, (y) the Williamson Note has been terminated and (z) reasonably satisfactory arrangements shall have been made for the termination of all Liens granted in connection therewith.
     (h) Intercompany Indebtedness. Intercompany Indebtedness of the Loan Parties outstanding on the Effective Date (including, without limitation, the MFC Intercompany Debt) shall have been amended on terms and conditions reasonably satisfactory to the Administrative Agent to (i) permit the Facilities, (ii) subordinate the obligations of the Loan Parties in respect of such indebtedness to the Obligations of Loan Parties in respect of the Loan Documents on terms and conditions reasonably satisfactory to the Administrative Agent, (iii) provide that no cash payment of principal or interest with respect to such intercompany Indebtedness shall be payable prior to the date that is 90 days after the final maturity of the Term Loans, (iv) extend the final maturity of such intercompany Indebtedness to a date not earlier than the date that is 90 days after the final maturity of the Term Loans and (v) release any security interests in the Collateral granted in connection with such Indebtedness, and the Administrative Agent shall have received complete and correct copies of any documents executed in connection therewith. The Administrative Agent shall have received the Subordination Agreement, executed and delivered by a duly authorized officer of Holdings and MAPCO Family.
     (i) MAPCO Express Escrow. In the event that the closing of the La Gloria Credit Facility has not occurred or the Administrative Agent has not received a fully executed copy of the La Gloria Management Agreement, certified by a Responsible Officer of MAPCO Express, MAPCO Express shall have deposited $9,000,000 in an escrow account subject to the Escrow Agreement and the Administrative Agent shall have received the Escrow Agreement, executed and delivered by a duly authorized officer of MAPCO Express and the escrow agent thereunder.
     (j) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Agents), on or before the Effective Date. All such amounts will be paid with proceeds of Loans made on the Effective Date and will be reflected in the funding instructions given by the Borrowers to the Administrative Agent on or before the Effective Date.
     (k) Business Plan. The Lenders shall have received a satisfactory business plan for fiscal years 2005 through 2011 and a satisfactory written analysis of the business and prospects of the Borrowers and their Subsidiaries for the period from the Effective Date through the final maturity of the Term Loans.
     (l) Solvency Analysis. The Lenders shall have received a reasonably satisfactory solvency analysis certified by the chief financial officer of the Borrowers which shall document the solvency of the Borrowers and their Subsidiaries considered as a whole after giving effect to the transactions contemplated hereby.
     (m) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions in which Uniform Commercial Code financing statement or other filings or recordations should be made to evidence or perfect security interests in all assets of the Loan Parties in which a security interest may be created under the Uniform Commercial Code, and such search shall reveal no liens on any of the assets of the Loan Party, except for Liens permitted by Section 7.3.
     (n) Environmental Matters. The Lenders shall have received a satisfactory environmental review with respect to the real property owned or leased by the Borrowers and their Subsidiaries from Shaw Environmental or Arc Environmental.
     (o) Expenses. The Administrative Agent shall have received satisfactory evidence that the fees and expenses to be incurred in connection with the Transactions and the Delek US Dividend and the financing thereof shall not exceed $8,500,000.
     (p) Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party, dated the Effective Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.
     (q) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:
     (i) the legal opinion of Fulbright & Jaworski L.L.P., counsel to the Borrowers and their Subsidiaries, substantially in the form of Exhibit F; and
     (ii) the legal opinion of local counsel in each of Alabama, Arkansas, Tennessee, Mississippi, Louisiana and Virginia and of such other special and local counsel as may be required by the Administrative Agent.
Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require and shall be addressed to the Administrative Agent and the Lenders.
     (r) Pledged Stock; Stock Powers; Acknowledgment and Consent; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, (ii) an Acknowledgment and Consent, substantially in the form of Annex II to the Guarantee and Collateral Agreement, duly executed by any issuer of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement that is not itself a party to the Guarantee and Collateral Agreement and (iii) each promissory note pledged pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank satisfactory to the Administrative Agent) by the pledgor thereof.
     (s) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to reflect the assignment of Liens from any Existing Agent to the Administrative Agent or to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall have been filed, registered or recorded or shall have been delivered to the Administrative Agent be in proper form for filing, registration or recordation.
     (t) Existing Mortgages. The Administrative Agent shall have received, with respect to each of the Existing Mortgages, a Mortgage Assignment and a Mortgage Amendment executed and delivered by a duly authorized officer of the relevant Loan Party.
     (u) Title Insurance; Flood Insurance. (i) Subject to Section 6.12, if requested by the Administrative Agent, the Administrative Agent shall have received, and the title insurance company issuing the policy referred to in clause (ii) below (the “Title Insurance Company”) shall have received, maps or plats of an as-built survey of the sites of the Mortgaged Properties, dated a date reasonably satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be in form and substance reasonably satisfactory to the Administrative Agent and the Title Insurance Company and which shall in any event be sufficient to enable the Title Insurance Company to issue the title policies referred to below without the standard survey exception and include therein all survey dependant endorsements reasonably requested by the Administrative Agent.
     (ii) Subject to Section 6.12, the Administrative Agent shall have received in respect of each Mortgaged Property a mortgagee’s title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount satisfactory to the Administrative Agent; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on such Mortgaged Property free and clear of all defects and encumbrances, except as disclosed therein; (D) name the Administrative Agent for the benefit of the Secured Parties as the insured thereunder; (E) be in the form of ALTA Loan Policy — 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies); (F) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request and (G) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.
     (iii) The Administrative Agent shall have received (A) a policy of flood insurance that (1) covers any parcel of improved real property that is encumbered by any Mortgage to the extent the applicable Mortgaged Property is located in an area designated as a special flood zone hazard by the Secretary of Housing and Urban Development, (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the indebtedness secured by such Mortgage or that may be extended to such maturity date and (B) confirmation that the Borrowers have received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.
     (iv) The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (ii) above and a copy of all other material documents affecting the Mortgaged Properties.
     (v) Appraisals; Leasehold Property Requirements. (i) The Administrative Agent shall have received satisfactory appraisals of all fee owned and leasehold properties from a firm reasonably satisfactory to the Administrative Agent and such appraisals shall demonstrate a minimum value of at least $205,000,000 for all Mortgaged Property on the Effective Date, provided that, with respect to such Mortgaged Property consisting of leasehold interests, (A) the Borrowers have delivered on or prior to the Closing Date a related lease in recordable form (or a memorandum thereof in recordable form) (unless under applicable law such recorded instrument is not necessary in order for the Administrative Agent to have a perfected Lien on the applicable Mortgaged Property), (B) the applicable landlord executes and delivers an agreement in favor of the Administrative Agent which, (x) in the case of the Mortgaged Properties assigned by the Existing SunTrust Agent (as indicated on Schedule 1.1 A), is substantially in the form of the landlord agreement executed in connection with the Existing SunTrust Agreement, and (y) in the case of all other Mortgaged Properties, an agreement substantially the form attached hereto as Exhibit D-4, in each case, with such changes thereto as may be reasonably approved by the Administrative Agent, and (C) a recent survey of the related leased real property conforming to Section 5.1(u)(i), reasonably satisfactory to the Administrative Agent (subject, in the case of surveys, to exceptions consented to by the Administrative Agent in its sole discretion).
     (ii) For Mortgaged Property consisting of a leasehold interest which is not included in paragraph (v)(i) above, the Borrowers shall have used commercially reasonable efforts to obtain on or prior to the Effective Date the documents required by Section 5.1(v)(i)(A), (B) and (C) above, in each case, reasonably satisfactory to the Administrative Agent.
     (w) Ratings. The Borrowers shall have obtained on or prior to the Effective Date from Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Group, senior secured debt ratings with respect to the Credit Facilities and a senior implied debt rating.
     (x) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.3 of the Guarantee and Collateral Agreement.

     (y) PATRIOT Act. The Lenders shall have received, sufficiently in advance of the Effective Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the United States PATRIOT Act.
          5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it hereunder on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:
     (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.
     (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.
          Each borrowing by and issuance of a Letter of Credit on behalf of the Borrowers hereunder shall constitute a representation and warranty by the Borrowers as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.
SECTION 6. AFFIRMATIVE COVENANTS
          Each Borrower hereby jointly and severally agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, each Borrower shall and shall cause each of its Subsidiaries to:
          6.l Financial Statements. Furnish to the Administrative Agent and each Lender:
     (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrowers, a copy of the (i) audited consolidated balance sheet of each of MAPCO Express and its consolidated Subsidiaries and MAPCO Family and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, and (ii) an audited combined balance sheet of the Borrowers and their consolidated Subsidiaries as at the end of such year and the related audited combined statements of income and of cash flows for such year, in each case setting forth in comparative form the figures as of the end of and for the previous year, and reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing; and
     (b) as soon as available, but in any event not later than 50 days after the end of each of the first three quarterly periods of each fiscal year of the Borrowers, (i) the unaudited consolidated balance sheet of each of MAPCO Express and its consolidated

Subsidiaries and MAPCO Family and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, and (ii) an unaudited combined balance sheet of the Borrowers and their consolidated Subsidiaries as at the end of such quarter and the related unaudited combined statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, in each case, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and
     (c) as soon as available and in any event within 30 days after the end of each calendar month, a summary report as to the economic terms of each Hedge Agreement (other than interest rate swaps and other similar transactions that hedge interest rate risk) to which any Borrower or any of their Subsidiaries is a party, including obligations of any Borrower or any of their Subsidiaries under such Hedge Agreement as of the end of such calendar month;
all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).
          6.2 Certificates; Other Information. Furnish to each Agent and each Lender, or, in the case of clause (f), to the relevant Lender:
     (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate (it being understood that such certificate shall be limited to the items that independent certified public accountants are permitted to cover in such certificates pursuant to their professional standards and customs of the profession);
     (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer of each Borrower stating that, to the best of such Responsible Officer’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officers have obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Borrowers and their Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrowers, as the case may be, and (y) any UCC financing statements or other filings specified in such Compliance Certificate as being required to be delivered therewith;

     (c) as soon as available, and in any event no later than 50 days after the end of each fiscal year of the Borrowers, a detailed combined budget for the following fiscal year (including a projected combined balance sheet of the Borrowers and their Subsidiaries as of the end of the following fiscal year, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer of each Borrower stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officers have no reason to believe that such Projections are incorrect or misleading in any material respect;
     (d) within 50 days after the end of each fiscal quarter of the Borrowers, a narrative discussion and analysis of the combined financial condition and results of operations of the Borrowers and their Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;
     (e) within five days after the same are sent, copies of all financial statements and reports that a Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that a Borrower may make to, or file with, the SEC; and
     (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.
          6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrowers or their Subsidiaries, as the case may be.
          6.4 Conduct of Business and Maintenance of Existence; Compliance. (a)(i) Subject to Section 7.4, preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
          6.5 Maintenance of Property; Insurance, (a) Keep all Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business and environmental insurance in coverage and amounts reasonably satisfactory to the Administrative Agent.
          6.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired (but not more than two visits in any calendar year unless an Event of Default has occurred and is continuing) and to discuss the business, operations, properties and financial and other condition of the Borrowers and their Subsidiaries with officers and employees of the Borrowers and their Subsidiaries and with their independent certified public accountants (such discussions with the independent certified accountants to be in the presence of an officer of employee of the Borrowers or their Subsidiaries).
          6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:
     (a) the occurrence of any Default or Event of Default;
     (b) any (i) default or event of default under any Contractual Obligation of a Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between a Borrower or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, would reasonably be expected to have a Material Adverse Effect;
     (c) any litigation or proceeding against a Borrower or any of its Subsidiaries (i) in which the amount involved is $1,000,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought or (iii) which relates to any Loan Document;
     (d) the following events, as soon as possible and in any event within 30 days after any Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien on the assets of a Borrower or any Commonly Controlled Entity in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or a Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan;
     (e) as soon as possible and in any event within 30 days of obtaining knowledge thereof: (i) any development, event, or condition that, individually or in the aggregate with other developments, events or conditions, would reasonably be expected to result in the payment by the Borrowers and their Subsidiaries, in the aggregate, of a Material Environmental Amount; and (ii) any notice that any Governmental Authority may deny any application for an Environmental Permit sought by, or revoke or refuse to renew any Environmental Permit held by, any Borrower or any of its Subsidiaries, which denial, revocation or refusal would reasonably be expected to materially impact any Borrower or any of its Subsidiaries;
     (f) any material amendment, modification, supplement or waiver to the La Gloria Management Agreement or the Subordinated Debt Documentation; and
     (g) any development or event that has had or would reasonably be expected to have a Material Adverse Effect.
Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the related Borrower setting forth details of the occurrence referred to therein and stating what action such Borrower or the relevant Subsidiary proposes to take with respect thereto.
          6.8 Environmental Laws. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and use reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.
          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under applicable Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.
          (c) Generate, use, treat, store, release, dispose of, and otherwise manage Materials of Environmental Concern in a manner that would not reasonably be expected to result in a material liability to any of the Borrowers or any of their Subsidiaries or to materially affect any real property owned or leased by any of them; and use reasonable efforts to prevent any other Person from generating, using, treating, storing, releasing, disposing of, or otherwise managing Materials of Environmental Concern in a manner that would reasonably be expected to result in a material liability to, or materially affect any real property owned or operated by, any of the Borrowers or any of their Subsidiaries. Noncompliance with any of the foregoing shall be deemed not to constitute a breach of this Section 6.8(c); provided that, upon learning of such noncompliance or suspected noncompliance, the Borrower shall promptly undertake reasonable efforts to achieve compliance, and provided further that, such noncompliance and any other noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          6.9 Interest Rate Protection. In the case of the Borrower, (i) within 120 days after the Effective Date, enter into, and thereafter maintain for a period of not less than three years, Hedge Agreements to the extent necessary to provide that at least 50% of the aggregate principal amount of the Term Loans is subject to either a fixed interest rate or interest rate protection for a period of not less than three years and (ii) not later than one month prior to the expiration of the Hedge Agreements referred to in the preceding clause (i), enter into Hedge

Agreements to the extent necessary to provide that at least 50% of the aggregate principal amount of the Term Loans is subject to either a fixed interest rate or interest rate protection for a period beginning on the expiration date of the Hedge Agreements referred to in the preceding clause (i) ending on or after April 28, 2011, in each case, which Hedge Agreements shall have terms and conditions reasonably satisfactory to the Administrative Agent.
          6.10 Additional Collateral, etc. (a) With respect to any Property acquired after the Effective Date by any Borrower or any of its Subsidiaries (other than (x) any real property or any Property described in paragraph (c) of this Section, (y) vehicles or any Property subject to a Lien expressly permitted by Section 7.3(g) and (z) Property acquired by an Excluded Foreign Subsidiary) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such Property (other than Deposit Accounts, unless otherwise requested to take such action by the Administrative Agent, in its sole reasonable discretion), including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.
          (b) With respect to (i) any fee interest in any real property having an aggregate appraised value (together with improvements thereof) of at least $500,000 acquired in one or a series of transactions after the Effective Date by any Borrower or any of its Subsidiaries (including any such real property owned by any new Subsidiary acquired after the Effective Date and excluding any such real property owned by an Excluded Foreign Subsidiary or subject to a Lien expressly permitted by Section 7.3(g)) or (ii) subject to the related Loan Party obtaining the required landlord consent (provided that each Loan Party shall use commercially reasonable efforts to obtain such consent), any leasehold interest in any real property having an aggregate appraised value of at least $500,000 acquired or leased (including any leasehold property interest owned by any new Subsidiary acquired after the Effective Date) in one or a series of transactions after the Effective Date by any Borrower or any of its Subsidiaries, promptly (1) execute and deliver a first priority Mortgage in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such real property, (2) deliver to the Administrative Agent an appraisal of such real property from a firm reasonably satisfactory to the Administrative Agent, (3) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor’s certificate and (y) any consents, waivers or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (4) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Effective Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), by any Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of such Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.
          (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Effective Date by any Borrower or any of its Subsidiaries (other than any Excluded Foreign Subsidiaries), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by such Borrower or any of its Subsidiaries (other than any Excluded Foreign Subsidiaries), (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Excluded Foreign Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of such Borrower or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Lien of the Administrative Agent thereon, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.
          6.11 Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Borrowers or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrowers will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from the Borrowers or any of their Subsidiaries for such governmental consent, approval, recording, qualification or authorization.
          6.12 Post-Effective Date Covenants. (a) Not later than 30 days after the Effective Date, the Borrowers shall have delivered to the Administrative Agent, surveys conforming to the requirements of Section 5.1(u)(i) for each of the Mortgaged Properties described on Schedule 6.12(a).
          (b) Not later than 30 days after the Effective Date, the Borrowers shall have delivered to the Administrative Agent, mortgagee’s title insurance policies conforming to the requirements of Section 5.1(u)(ii) for each of the Mortgaged Properties described on Schedule 6.12(b).
SECTION 7. NEGATIVE COVENANTS
          Each Borrower hereby jointly and severally agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:
          7.1 Financial Condition Covenants.
     (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrowers ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

Consolidated
Fiscal Quarter	Leverage Ratio
FQ2 2005 — FQ1 2007	4.85 to 1.00
FQ2 2007 — FQ1 2008	4.25 to 1.00
FQ2 2008 — FQ1 2009	3.75 to 1.00
FQ2 2009 — FQ1 2010	3.25 to 1.00
FQ2 2010 and thereafter	2.75 to 1.00
(b) Consolidated Adjusted Interest Coverage Ratio. Permit the Consolidated Adjusted Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrowers ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

Consolidated Adjusted Interest
Fiscal Quarter	Coverage Ratio
FQ2 2005 — FQ1 2007	1.90 to 1.00
FQ2 2007 — FQ1 2008	2.00 to 1.00
FQ2 2008 — FQ1 2009	2.15 to 1.00
FQ2 2009 — FQ1 2010	2.35 to 1.00
FQ2 2010 and thereafter	2.50 to 1.00
(c) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrowers ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

Consolidated Fixed Charge
Fiscal Quarter	Coverage Ratio
FQ2 2005 — FQ1 2008	1.20 to 1.00
FQ2 2008 — FQ1 2009	1.25 to 1.00
FQ2 2009 and thereafter	1.30 to 1.00
(d) Consolidated Adjusted Leverage Ratio. Permit the Consolidated Adjusted Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrowers ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

Consolidated Adjusted
Fiscal Quarter	Leverage Ratio
FQ2 2005 — FQ1 2007	5.60 to 1.00
FQ2 2007 — FQ1 2008	5.10 to 1.00
FQ2 2008 — FQ1 2009	4.65 to 1.00
FQ2 2009 — FQ1 2010	4.25 to 1.00
FQ2 2010 and thereafter	3.80 to 1.00
7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
     (a) Indebtedness of any Loan Party pursuant to any Loan Document;
     (b) Indebtedness of any Borrower to the other Borrower or any of their Subsidiaries and of any Wholly Owned Subsidiary Guarantor to the Borrowers or any other Subsidiary;
     (c) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $1,500,000 at any one time outstanding;

     (d) Indebtedness outstanding on the date hereof and listed on Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof);
     (e) Guarantee Obligations made in the ordinary course of business by the Borrowers or any of their Subsidiaries of obligations of any Borrower or any Subsidiary Guarantor;
     (f) Unsecured Indebtedness of MAPCO Family to Holdings (the “MFC Intercompany Debt”) in an aggregate principal amount not exceeding $11,500,000 at any one time outstanding evidenced, provided that, such Indebtedness (i) is fully subordinated to the Obligations pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, (ii) does not require a cash payment of principal or interest prior to the date that is 90 days after the final maturity of the Term Loans, and (iii) the final maturity of such Indebtedness is not earlier than the date that is 90 days after the final maturity of the Term Loans;
     (g) additional unsecured Indebtedness of the Borrowers or any of their Subsidiaries in an aggregate principal amount (for the Borrowers and all their Subsidiaries) not to exceed $1,500,000 at any one time outstanding; and
     (h) additional Indebtedness of the Borrowers or any of their Subsidiaries in an aggregate principal amount (for the Borrowers and all their Subsidiaries) not to exceed $1,000,000 at any one time outstanding.
          7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:
     (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the relevant Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;
     (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 45 days or that are being contested in good faith by appropriate proceedings;
     (c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;
     (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
     (e) easements, rights-of-way, restrictions and other similar non-monetary encumbrances which (x) with respect to Liens created on or prior to the Closing Date, do not materially detract from the value of the Property subject thereto as used in the business of the Borrowers or any of their Subsidiaries or do not materially interfere with the ordinary conduct of the business of the Borrowers or any of their Subsidiaries, and (y) with respect Liens created after the Closing Date, are incurred in the ordinary course of business that do not in any case materially detract from the value of the Property subject thereto as used in the business of the Borrowers or any of their Subsidiaries or do not materially interfere with the ordinary conduct of the business of the Borrowers or any of their Subsidiaries;
     (f) Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d), provided that no such Lien is spread to cover any additional Property after the Effective Date and that the amount of Indebtedness secured thereby is not increased;
     (g) Liens securing Indebtedness of the Borrowers or any of their Subsidiaries incurred pursuant to Section 7.2(c) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the amount of Indebtedness initially secured thereby is not less than 80%, or more than 100% of the purchase price of such fixed or capital asset;
     (h) Liens created pursuant to the Security Documents;
     (i) any interest or title of a lessor under any lease or a sublessor under any sublease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;
     (j) Liens described in Schedule 7.3(j) securing the obligations of the Borrowers and their Subsidiaries in respect of Hedge Agreements entered into to hedge against fluctuations in the price of fuel and as otherwise disclosed to the Administrative Agent, provided that, such Liens shall only consist of deposits of cash and Cash Equivalents by the Borrowers and their Subsidiaries in an aggregate amount not exceeding $2,000,000 at any one time; and
     (k) Liens not otherwise permitted by this Section 7.3 so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined, in the case of each such Lien, as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrowers and all their Subsidiaries) $1,000,000 at any one time.
          7.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:
     (a) any Subsidiary of the Borrowers may be merged or consolidated with or into a Borrower (provided that a Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (provided that (i) the Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation or (ii) simultaneously with such transaction, the continuing or surviving corporation shall become a Wholly Owned Subsidiary Guarantor and the relevant Borrower shall comply with Section 6.10 in connection therewith);
     (b) any Subsidiary of the Borrowers may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to a Borrower or any Subsidiary Guarantor; and
     (c) MAPCO Family may merge with and into MAPCO Express, provided that, MAPCO Express shall be the continuing or surviving corporation.
          7.5 Limitation on Disposition of Property. Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s Capital Stock to any Person, except:
     (a) the Disposition of obsolete or worn out property in the ordinary course of business;
     (b) the sale of inventory in the ordinary course of business;
     (c) Dispositions permitted by Section 7.4(b);
     (d) the sale or issuance of any Subsidiary’s Capital Stock to a Borrower or any Subsidiary Guarantor;
     (e) the Disposition of other assets having a fair market value not to exceed $5,000,000 in the aggregate for any fiscal year of the Borrowers; and
     (f) any Recovery Event, provided, that the requirements of Section 2.10(c) are complied with in connection therewith.
          7.6 Limitation on Restricted Payments. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of a Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of a Borrower or any Subsidiary, or enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a “Derivatives Counterparty”) obligating any Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock (collectively, “Restricted Payments”), except that:
     (a) any Subsidiary of the Borrowers may make Restricted Payments to the Borrowers or any Subsidiary Guarantor;

     (b) any Borrower may make Restricted Payments in the form of its common stock;
     (c) the Borrowers may pay dividends to Holdings to permit Holdings to (i) pay corporate overhead expenses incurred in the ordinary course of business not to exceed $100,000 in any fiscal year and (ii) subject to the Tax Sharing Agreement, pay any taxes which are due and payable by Holdings attributable to the Borrowers and their Subsidiaries as part of a consolidated group;
     (d) the Borrowers may pay to Holdings (i) the Delek US Dividend and (ii) the amount released to Holdings from the Escrow Agreement on the Escrow Release Date (as defined in the Escrow Agreement) in accordance with the terms thereof; and
     (e) in addition to Restricted Payments otherwise permitted in this Section 7.6, on or after July 1, 2007 (i) the Borrowers may pay dividends to Holdings in any fiscal year of the Borrowers in an aggregate amount for such fiscal year equal to the lesser of (x) $1,500,000 and (y) the 50% of Excess Cash Flow for the immediately preceding fiscal year not applied to the prepayment of the Loans pursuant to Section 2.10(d), provided that, immediately prior to and after giving effect to such Restricted Payment, (i) the Consolidated Leverage Ratio is not greater than 2.50 to 1.00 and (ii) the Consolidated Fixed Charge Coverage Ratio is greater than 1.25 to 1.00, in each case, for the period of four fiscal quarters most recently ended prior to the date of such Restricted Payment for which financial statements are available (assuming that the Restricted Payment was made on the last day of such period).
          7.7 Limitation on Capital Expenditures. Make or commit to make any Capital Expenditure, except:
     (a) during any fiscal year of the Borrowers, Capital Expenditures of the Borrower and its Subsidiaries in an amount not exceeding $12,000,000; provided, that (i) up to 50% of any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (ii) Capital Expenditures made pursuant to this clause (a) during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and second, in respect of amounts carried over from the prior fiscal year pursuant to subclause (i) above; and
     (b) Capital Expenditures made with the proceeds of any Reinvestment Deferred Amount.
          7.8 Limitation on Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, “Investments”), except:
     (a) extensions of trade credit in the ordinary course of business;

     (b) Investments in Cash Equivalents;
     (c) Investments arising in connection with the incurrence of Indebtedness permitted by Section 7.2(b) and (e);
     (d) loans and advances to employees of the Borrowers or any of their Subsidiaries in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for the Borrowers and their Subsidiaries not to exceed $200,000 at any one time outstanding;
     (e) Investments in assets (x) useful in the Borrowers’ business made by the Borrowers or any of their Subsidiaries with the proceeds of any Reinvestment Deferred Amount and (y) as otherwise permitted by Section 7.7;
     (f) Investments (other than those relating to the incurrence of Indebtedness permitted by Section 7.8(c)) by the Borrowers or any of their Subsidiaries in a Borrower or any Person that, prior to such Investment, is a Subsidiary Guarantor; and
     (g) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $5,000,000 during the term of this Agreement.
          7.9 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than a Borrower or any Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the Borrowers or their Subsidiaries, as the case may be, and (c) upon fair and reasonable terms no less favorable to the Borrowers or their Subsidiaries, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate.
          7.10 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by such Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Borrower or such Subsidiary.
          7.11 Limitation on Changes in Fiscal Periods. Permit the fiscal year of the Borrowers to end on a day other than December 31 or change the Borrowers’ method of determining fiscal quarters.
          7.12 Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any guarantor, its obligations under the Guarantee and Collateral Agreement, other than (a) this Agreement and the other Loan Documents, (b) leases existing on the date hereof which are not subject to a Mortgage and leases entered into after the Closing Date which are not required to be subject to a Mortgage in accordance to Section 6.10(b), in either case, which require the relevant landlord’s approval to mortgage or assign such lease and (c) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).
          7.13 Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, any Borrower or any other Subsidiary, (b) make Investments in any Borrower or any other Subsidiary or (c) transfer any of its assets to any Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents and (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.
          7.14 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrowers and their Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.
          7.15 Limitation on Amendments to Other Documents. (a) Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the La Gloria Management Agreement, if applicable, in any manner that would decrease the amounts payable to MAPCO Express thereunder or to provide that such amounts shall be payable on a subordinated basis to the La Gloria Credit Facility, (b) amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the Tax Sharing Agreement in any manner that would increase the amounts payable by the Borrowers thereunder, (c) amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the Subordinated Debt Documentation in any manner that would adversely affect the application thereto of the subordination provisions set forth in the Debt Subordination Agreement among Holdings, MAPCO Family and the Administrative Agent substantially in the form of Exhibit L, or (d) otherwise amend, supplement or otherwise modify the terms and conditions of the La Gloria Management Agreement, if applicable, the Tax Sharing Agreement or the Subordinated Debt Documentation, except to the extent that any such amendment, supplement or modification could not reasonably be expected to have a Material Adverse Effect.
          7.16 Limitation on Hedge Agreements. Enter into any Hedge Agreement other than Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes, to protect against changes in interest rates, commodity prices or foreign exchange rates.
          7.17 La Gloria Management Agreement. Enter into any agreement with the La Gloria Affiliate in connection with the acquisition by the La Gloria Affiliate and Delek Pipeline Texas, Inc. of the La Gloria refinery located in Tyler, Texas either providing for (i) the payment of an annual management fee in an aggregate amount less than $1,500,000 or (ii) the subordination of the management fee referred to in clause (i) to any payment under the La Gloria

Credit Facility, provided that, the payment of such fee shall be made in equal quarterly installments in arrears on March 31, June 30, September 30 and December 31 of each year.
SECTION 8. EVENTS OF DEFAULT
     If any of the following events shall occur and be continuing:
     (a) the Borrowers shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrowers shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or
     (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or
     (c) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Borrowers only), Section 6.7(a) or Section 7, or in Section 5 of the Guarantee and Collateral Agreement (other than Section 5.1 of the Guarantee and Collateral Agreement); or
     (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or
     (e) any Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans and Reimbursement Obligations) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii)

of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $1,000,000; or
     (f) (i) any Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or
     (g) (i) any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or any Lien in favor of the PBGC or a Plan shall arise on the assets of a Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Borrower or any Commonly Controlled Entity shall incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect; or
     (h) one or more judgments or decrees shall be entered against any Borrower or any of its Subsidiaries involving for the Borrowers and their Subsidiaries taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $1,500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or
     (i) any of the Security Documents shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.15), to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or
     (j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.15), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or
     (k) any Change of Control shall occur; or
     (l) the MFC Intercompany Debt shall cease, for any reason, to be validly subordinated to the Obligations, as provided in the Subordinated Debt Documentation, or any Loan Party or any Affiliate of any Loan Party shall so assert;
then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to any Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the Borrowers declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. In the case of all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrowers shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired face amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrowers hereunder and under the other Loan

Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrowers hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrowers (or such other Person as may be lawfully entitled thereto).
SECTION 9. THE AGENTS
          9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.
          9.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
          9.3 Exculpatory Provisions. Neither any Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.
          9.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 10.6 and all actions required by such Section in connection with such transfer shall have been taken. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.
          9.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent shall have received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
          9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither any of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.
          9.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of each Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), for, and to save each Agent harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.
          9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.
          9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon ten days’ notice to the Lenders and the Borrowers. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to any Borrower shall have occurred and be continuing) be subject to approval by the Borrowers (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is ten days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. The Syndication Agent may, at any time, by notice to the Lenders and the Administrative Agent, resign as Syndication Agent hereunder, whereupon the duties, rights, obligations and responsibilities of the Syndication Agent hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by the Syndication Agent, the Administrative Agent or any Lender. After any retiring Agent’s resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.
          9.10 Authorization to Release Liens and Guarantees. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to effect any release of Liens or guarantee obligations contemplated by Section 10.15.
          9.11 The Arranger; the Syndication Agent; the Co-Administrative Agent. Neither the Arranger, the Syndication Agent nor the Co-Administrative Agent, in their respective capacities as such, shall have any duties or responsibilities, nor shall any such Person incur any liability, under this Agreement and the other Loan Documents.
SECTION 10. MISCELLANEOUS
          10.1 Amendments and Waivers. Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:
     (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable under this Agreement (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Majority Facility Lenders of each adversely affected Facility) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly affected thereby;
     (ii) amend, modify or waive any provision of this Section or reduce any percentage specified in the definition of Required Lenders or Required Prepayment Lenders, consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under the Guarantee and Collateral Agreement, in each case without the consent of all the Lenders;
     (iii) amend, modify or waive any condition precedent to any extension of credit under the Revolving Credit Facility set forth in Section 5.2 (including, without limitation, the waiver of an existing Default or Event of Default required to be waived in order for such extension of credit to be made) without the consent of the Majority Revolving Credit Facility Lenders;
     (iv) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the consent of all of the Lenders under such Facility;
     (v) amend, modify or waive any provision of Section 9, or any other provision affecting the rights, duties or obligations of any Agent, without the consent of any Agent directly affected thereby;
     (vi) amend, modify or waive any provision of Section 2.16 without the consent of each Lender directly affected thereby;
     (vii) amend, modify or waive any provision of Section 3 without the consent of each Issuing Lender affected thereby; or
     (viii) impose restrictions on assignments and participations that are more restrictive than, or additional to, those set forth in Section 10.6 without the consent of each Lender directly affected thereby.
Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided, that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.
          For the avoidance of doubt, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and each Loan Party to each relevant Loan Document (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the “Additional Extensions of Credit”) to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, Required Prepayment Lenders and Majority Revolving Facility Lenders; provided, however, that no such amendment shall permit the Additional Extensions of Credit to share ratably with or with preference to the Loans in the application of mandatory prepayments without the consent of the Required Prepayment Lenders.
          In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrowers and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing or modification of all outstanding Term Loans (“Refinanced Term Loans”) with a replacement “C” term loan tranche hereunder (“Replacement Term Loans”), provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans, (c) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or no less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing.
          10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of the Borrowers and the Agents, as follows and (b) in the case of the Lenders, as set forth in an administrative questionnaire delivered to the Administrative Agent or on Schedule I to the Lender Addendum to which such Lender is a party or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

MAPCO Express:	MAPCO Express, Inc.
830 Crescent Centre Drive
Suite 300
Franklin, TN 37067
Attention: Ed Morgan, Chief Financial
Officer and Treasurer
Telecopy: (615) 224-1185
Telephone: (615) 224-1159

with a copy to:	Fulbright & Jaworski L.P.P.
666 Fifth Avenue
New York, NY 10103-3198
Attention: Mara Rogers, Esq.
Telecopy: (212) 318-3400
Telephone: (212) 318-3206

MAPCO Family:	MAPCO Family Centers, Inc.
830 Crescent Centre Drive
Suite 300
Franklin, TN 37067
Attention: Ed Morgan, Chief Financial
Officer and Treasurer
Telecopy: (615) 224-1185
Telephone: (615) 224-1159

with a copy to:	Fulbright & Jaworski L.P.P.
666 Fifth Avenue
New York, NY 10103-3198
Attention: Mara Rogers, Esq.
Telecopy: (212) 318-3400
Telephone: (212) 318-3206

The Syndication Agent:	SunTrust Bank
201 Fourth Avenue North
3rd Floor
Nashville, TN 37219
Attention: Scott Corley
Telecopy: (615) 748-5269
Telephone: (615) 748-5715

The Co-Administrative Agent:	Bank Leumi USA
564 Fifth Avenue
New York, NY 10036
Attention: Gil Hershman
Telecopy: (212) 626-1072
Telephone: (212) 626-1053

The Administrative Agent:	Lehman Commercial Paper Inc.
745 Seventh Avenue
New York, NY 10019
Attention: Brian McNany
Telecopy: (212) 526-6643
Telephone: (212) 526-6590

and	Thomas Buffa
Lehman Commercial Paper Inc.
399 Park Avenue
New York, NY 10022
Telecopy: (646) 758-4672
Telephone: (212) 526-5153

With a copy to:	Trimont Real Estate Advisors
Marquis Tower Two
285 Peachtree Center Avenue
Suite 2300
Atlanta, GA 30303
Attention: John Schwartz
Telecopy: (404)420-8918
Telephone: (404) 954-5509

Issuing Lender:	As notified by such Issuing Lender to
the Administrative Agent and the
Borrowers
provided that any notice, request or demand to or upon the any Agent, any Issuing Lender or any Lender shall not be effective until received.
          Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
          10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.4 Survival of Representations and Warranties. All representations and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.
          10.5 Payment of Expenses. Each Borrower jointly and severally agrees (a) to pay or reimburse the Agents for all their reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the Facilities (other than fees payable to syndicate members) and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of counsel to the Administrative Agent and the charges of Intralinks, (b) to pay or reimburse each Lender and the Agents for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including, without limitation, the fees and disbursements of counsel (including the allocated fees and disbursements and other charges of in-house counsel) to each Lender and of counsel to the Agents, (c) to pay, indemnify, or reimburse each Lender and the Agents for, and hold each Lender and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse each Lender, each Agent, their respective affiliates, and their respective officers, directors, trustees, employees, advisors, agents and controlling persons (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by an Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds thereof (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Materials of Environmental Concern on or from any property owned, occupied or operated by the Borrowers or any of their Subsidiaries, or any violation of, non-compliance with or liability under any Environmental Laws related in any way to the Borrowers or any of their Subsidiaries or any or their respective properties, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by any third party or by any Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided, that the Borrowers shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by unauthorized persons of Information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons or for any special, indirect, consequential or punitive damages in connection with the Facilities. Without limiting the foregoing, and to the extent permitted by applicable law, each Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution from the Lenders or any other rights of recovery from the Lenders with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee, provided that, such waiver shall not apply if, and to the extent, such claim for contribution or recovery arises out of the gross negligence or willful misconduct of such Indemnitee as found by a final nonappealable decision of a court of competent jurisdiction. All amounts due under this Section shall be payable not later than 30 days after written demand therefor. Statements payable by the Borrowers pursuant to this Section shall be submitted to the president and the chief financial officer of each Borrower, at the address of MAPCO Express and MAPCO Family set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrowers in a notice to the Administrative Agent. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.
          10.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Agents, all future holders of the Loans and their respective successors and assigns, except that neither of the Borrowers may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agents and each Lender.
          (b) Any Lender may, without the consent of the Borrowers, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a “Participant”) participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would require the consent of all Lenders pursuant to Section 10.1. Each Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if such Participant were a Lender hereunder. Each Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.17, 2.18 and 2.19 with respect to its participation in the Commitments and the Loans outstanding from time to time as if such Participant were a Lender; provided that, in the case of Section 2.18, such Participant shall have complied with the requirements of said Section (including the requirements of Section 2.18(d) or Section 2.18(e) as applicable, as though it were a Lender), and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.
          (c) Any Lender (an “Assignor”) may, in accordance with applicable law and upon written notice to the Administrative Agent, at any time and from time to time assign to any Lender or any affiliate, Related Fund or Control Investment Affiliate thereof or, with the consent of the Borrowers and the Administrative Agent and, in the case of any assignment of Revolving Credit Commitments, the written consent of the Issuing Lender (which, in each case, shall not be unreasonably withheld or delayed) (provided (x) that no such consent need be obtained by any Lehman Entity and (y) the consent of the Borrowers need not be obtained with respect to any assignment of Term Loans), to an additional bank, financial institution or other entity (an “Assignee”) all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E, executed by such Assignee and such Assignor (and, where the consent of the Borrowers, the Administrative Agent or the Issuing Lender is required pursuant to the foregoing provisions, by the Borrowers and such other Persons) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender or any affiliate thereof, including any Related Fund) shall be in an aggregate principal amount of less than $1,000,000 (other than in the case of an assignment of all of a Lender’s interests under this Agreement) and, after giving effect thereto, the assigning Lender (if it shall retain any commitments or Loans) shall have commitments and Loans aggregating at least $1,000,000, in each case, unless otherwise agreed by the Borrowers and the Administrative Agent. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor’s rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Section 2.17, 2.18 and 10.5 in respect of the period prior to such effective date). Notwithstanding any provision of this Section, the consent of the Borrowers shall not be required for any assignment that occurs at any time when any Event of Default shall have occurred and be continuing. For purposes of the minimum assignment amounts set forth in this paragraph, multiple assignments by two or more Related Funds shall be aggregated.

          (d) The Administrative Agent shall, on behalf of the Borrowers, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, each Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrowers marked “canceled”. The Register shall be available for inspection by the Borrowers or any Lender (with respect to any entry relating to such Lender’s Loans) at any reasonable time and from time to time upon reasonable prior notice.
          (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (treating multiple, simultaneous assignments by or to two or more Related Funds as a single assignment) (except that no such registration and processing fee shall be payable (x) in connection with an assignment by or to a Lehman Entity or (y) in the case of an Assignee which is already a Lender or is an affiliate or Related Fund of a Lender or a Person under common management with a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrowers. On or prior to such effective date, the Borrowers, at their own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note and/or applicable Term Notes, as the case may be, of the assigning Lender) a new Revolving Credit Note and/or applicable Term Notes, as the case may be, to the order of such Assignee in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Revolving Credit Commitment and/or Term Loans, as the case may be, upon request, a new Revolving Credit Note and/or Term Notes, as the case may be, to the order of the Assignor in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, retained by it hereunder. Such new Note or Notes shall be dated the Effective Date and shall otherwise be in the form of the Note or Notes replaced thereby.
          (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in Loans and Notes, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

          (g) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary in this Section 10.6(g), any SPC may (A) with notice to, but without the prior written consent of, the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender, or with the prior written consent of the Borrowers and the Administrative Agent (which consent shall not be unreasonably withheld) to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans, and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided that non-public information with respect to any Borrower may be disclosed only with such Borrower’s consent which will not be unreasonably withheld. This paragraph (g) may not be amended without the written consent of any SPC with Loans outstanding at the time of such proposed amendment.
          10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Obligations, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by each Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of any Borrower. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.
          10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement or of a Lender Addendum by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers and the Administrative Agent.
          10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrowers, the Agents, the Arranger and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Arranger, any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
          10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
          10.12 Submission To Jurisdiction; Waivers. Each Borrower hereby irrevocably and unconditionally:
     (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;
     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
          10.13 Acknowledgments. Each Borrower hereby acknowledges that:
     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;
     (b) neither the Arranger, any Agent nor any Lender has any fiduciary relationship with or duty to the Borrowers arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Arranger, the Agents and the Lenders, on one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and
     (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arranger, the Agents and the Lenders or among the Borrowers and the Lenders.
          10.14 Confidentiality. Each of the Agents and the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to the Arranger, any Agent, any other Lender or any affiliate of any thereof, (b) to any Participant or Assignee (each, a “Transferee”) or prospective Transferee that agrees to comply with the provisions of this Section or substantially equivalent provisions, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (g) in connection with any litigation or similar proceeding,

(h) that has been publicly disclosed other than in breach of this Section, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document.
     10.15 Release of Collateral and Guarantee Obligations.
     (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrowers in connection with any Disposition of Property permitted by the Loan Documents, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition, and to release any guarantee obligations under any Loan Document of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents.
     (b) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than obligations in respect of any Specified Hedge Agreement) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding, upon request of the Borrowers, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations under any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Specified Hedge Agreements. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.
          10.16 Accounting Changes. In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrowers and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Borrowers’ financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrowers, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. “Accounting Change” refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.
          10.17 Delivery of Lender Addenda. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrower and the Administrative Agent. Execution and delivery by a Lender, LCPI, the Administrative Agent and the Borrower of a Lender Addendum on the Effective Date shall constitute an assignment by LCPI to such Lender, and the assumption by such Lender, effective on the Effective Date, of a portion of the Revolving Credit Commitment equal to its Revolving Credit Percentage (the “Assumed Revolving Credit Commitment”), together with its pro rata portion of the Revolving Credit Loans, as applicable, not exceeding such Lender’s Revolving Credit Commitment, whereupon such Lender shall be a Lender having the Revolving Credit Commitment set forth in such Lender Addendum with outstanding Loans equal to its Assumed Revolving Credit Commitment.
          10.18 WAIVERS OF JURY TRIAL. EACH BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
          10.19 Maximum Liability of any Borrower. Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of any Borrower hereunder and under the other Loan Documents with respect to (i) the principal of, and interest on, Loans made to the other Borrower and (ii) L/C Obligations in respect of Letters of Credit issued for the account of the other Borrower, and letter of credit fees related thereto, and all other Obligations of the other Borrower shall in no event exceed the amount which can be guaranteed by such Borrower under applicable federal and state laws relating to fraudulent conveyances or transfers or the insolvency of debtors.
          10.20 Effect of Amendment and Restatement of the Existing Credit Facilities. On the Effective Date, each of the Existing Credit Facilities shall be amended, restated and superseded in its entirety by this Agreement. The parties hereto acknowledge and agree that (a) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, payment and reborrowing, or termination of the “Obligations” (as defined in each Existing Credit Facility) under the Existing Credit Facilities as in effect prior to the Effective Date, (b) such “Obligations” are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Agreement and (c) upon the effectiveness of this Agreement all Loans of Lenders outstanding under the Existing Credit Facilities immediately before the effectiveness of this Agreement will be converted into Loans hereunder on the terms and conditions set forth in this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

MAPCO EXPRESS, INC.
By:	/s/ Uzi Yemin
	Name:	Uzi Yemin
	Title:	President

By:	/s/ Edward Morgan
	Name:	Edward Morgan
	Title:	Chief Financial Officer

MAPCO FAMILY CENTERS, INC.
By:	/s/ Uzi Yemin
	Name:	Uzi Yemin
	Title:	President

By:	/s/ Edward Morgan
	Name:	Edward Morgan
	Title:	Chief Financial Officer

LEHMAN BROTHERS INC., as Arranger
By:	/s/ Paul Arzouian
	Name:	Paul Arzouian
	Title:	Senior Vice-President

SUNTRUST BANK, as Syndication Agent
BY:	/s/ Anson Lewis
	Name:	ANSON LEWIS
	Title:	VICE PRESIDENT

BANK LEUMI USA, as Co-Administrative

Agent
By:	/s/ Gil Hershman
	Name:	Gil Hershman
Title:

By:	/s/ Michaela Klein
	Name:	Michaela Klein
Title:

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent
By:	/s/ Ritam Bhalla
	Name:	Ritam Bhalla
	Title:	Authorized Signatory

94

Annex A
Existing Letters of Credit
Issuer: Bank Leumi USA
L/C No.: S30000086
Date: November 24, 2004
Face Amount: $750,000
Account Party: MAPCO Express, Inc.
Beneficiary: ExxonMobil Oil Corporation
Expiration: May 22, 2005 (as amended from February 22, 2005)
Issuer: Bank Leumi USA, confirmed by Wachovia Bank, N.A.
L/C No.: Z10055368
Date: August 13, 2003
Face Amount: $1,800,000 (as increased)
Account Party: MAPCO Express, Inc.
Beneficiary: Hartford Fire Insurance Corporation
Expiration: June 1, 2005 (as extended by automatic 1-year extensions from June 1, 2004)
Issuer: Union Planters Bank
L/C No.: L026845
Date: November 22, 2002
Face Amount: $1,000,000
Account Party: MAPCO Express, Inc.
Beneficiary: Travelers Casualty and Surety Company of America
Expiration: October 28, 2005 (as extended by automatic 1-year extensions from October 28, 2003)

SCHEDULE 1.1A
EXISTING MORTGAGES
     A. Deeds of Trust, Assignments of Leases and Rents, Security Agreements and Fixture Filings, made by MAPCO Express, Inc., as Trustor, to J. P. Spruill, as Trustee, for the benefit of Bank Leumi USA, as Collateral Agent, as Beneficiary, dated as of July 31, 2002, and recorded in the Registers’ Office for the following Counties in Tennessee:

1.	Cheatham for Sites 1043 and 3208
2.	Cocke for Site 1134
3.
Davidson for Sites 1001, 1003, 1012, 1018, 1025, 1030, 1033, 1040, 1048, 1149, 3065, 3156, 3184, 3185, 3186, 3187, 3189, 3193, 3195, 3201, 3215, 3216, 3217, 3219, 3220, 3327, 3328, 3331, 3332, 3333, 3334, 3335,3336, 3337, 3338, 3339, 3342, 3343, 3346, 3347, 3349, 7455, and 3352

4.	DeKalb for Site 3063
5.	Gibson for Site 3134
6.	Hardeman for Site 3010
7.	Hickman for Site 1004
8.	Knox for Site 1133
9.	Lawrence for Site 1015
10.	Macon for Site 1092
11.	Montgomery for Site 3202
12.	Putnam for Sites 1024 and 7460
13.	Roane for Site 1059
14.	Robertson for Site 3140
15.	Rutherford for Sites 3162, 3203 and 3344
16.
Shelby for Sites 3001, 3003, 3015, 3017, 3024, 3046, 3048, 3054, 3056, 3138, 3142, 3143, 3148, 3149, 3150, 3151, 3157, 3158, 3160, 3161, 3163, 3164, 3165, 3166, 3171, 3174, 3245, 3246, 3251, 3252, 3261, 3262, 3265, 3268, 3269, 3271, 3272, 3273, 3274, 3280, 3281, 3282, 3283, 3286, 3287, 3288, 3291, 3293, 3294, 3295, 7448 and 7449

17.	Sumner for Sites 1011,1027, and 1115
18.	Warren for Site 1014
19.	White for Site 1010
20.	Williamson for Site s 1045 and 3340
21.	Wilson for Site 3341 and 3351

      B. Deeds of Trust, Assignments of Leases and Rents, Security Agreements and Fixture Filings, made by MAPCO Express, Inc., as Grantor, to Lawyers Title Realty Services, Inc., as Trustee, for the benefit of Bank Leumi USA, as Collateral Agent, as Beneficiary, dated as of July 31, 2002, and recorded with:
(1)	The Clerk of the Circuit Court for Albemarle County, Virginia for Site 4030;

(2)	The Clerk of the Circuit Court for Caroline County, Virginia for Site 4005;

(3)	The Clerk of the Circuit Court for Chesterfield County, Virginia for Sites 4041, 4048 and 4051;

(4)	The Clerk of the Circuit Court for The City of Fredericksburg, Virginia for Site 4034;

(5)	The Clerk of the Circuit Court for Gloucester County, Virginia for Sites 4054 and 4074;

(6)	The Clerk of the Circuit Court for Henrico County Virginia for Sites 4013, 4036, 4039, 4040 and 4059;

(7)	The Clerk of the Circuit Court for The City of Newport News, Virginia for Site 4056;

(8)	The Clerk of the Circuit Court for Orange County, Virginia for Site 4035;

(9)	The Clerk of the Circuit Court for Page County, Virginia for Site 4029;

(10)	The Clerk of the Circuit Court for The City of Richmond, Virginia for Sites 4016, 4017, 4037 and 4052;

(11)	The Clerk of the Circuit Court for Spotsylvania County, Virginia for Site 4053;

(12)	The Clerk of the Circuit Court for Warren County, Virginia for Sites 4027 and 4047;

(13)	The Clerk of the Circuit Court for The City of Williamsburg, Virginia for Site 4057; and

(14)	The Clerk of the Circuit Court for York County, Virginia for Sites 4045 and 4055.
      C. Mortgages, Leasehold Mortgages, Assignments of Leases, Rents and Profits, Security Agreements and Fixture Financing Statements, by Williamson Oil Co., Inc. to SunTrust Bank, dated April 30, 2004, recorded in the Office of the Judge of Probate of the following Counties in Alabama:

1.	Calhoun

2.	Chambers
3.	Clay
4.	Colbert
5.	Coosa
6.	Cullman
7.	DeKalb
8.	Etowa
9.	Jackson
10.	Lauderdale
11.	Lee
12.	Limestone
13.	Madison
14.	Marshall
15.	Morgan
16.	St. Clair
17.	Shelby
18.	Talladega
19.	Tallapoosa
20.	Tuscaloosa
21.	Wilson
      D. Deeds of Trust, Leasehold Deeds of Trust, Assignments of Leases, Rents and Profits, Security Agreements and Fixture Financings (For Commercial Purposes) from MAPCO Family Centers, Inc. to and in favor of Warrant H. Wild, Jr., Trustee, for the use and benefit of SunTrust Bank, as Administrative Agent, Beneficiary, dated April 30, 2004, recorded in the Registers’ Office for the following Counties in Tennessee:
(1)	Hickman County for Site 1007;

(2)	Robertson County for Site 1028;

(3)	Wilson County for Site 3064;

(4)	Shelby County for Site 3159; and

(5)	Williamson County for Sites 3212(portion), 3310 and 3378.
      E. Deeds of Trust, Assignments of Leases and Rents, Security Agreements and Fixture Filings, made by MAPCO Express, Inc., as Trustor, to Edley Jones, as Trustee, for the benefit of Bank Leumi USA, as Collateral Agent, as Beneficiary, encumbering the following properties located in the State of Mississippi:
(1)	Alcorn County for Site No. 3009;

(2)	DeSoto County for Site No. 3267; and

(3)	Lefiore County for Site No. 3031.

     F. Mortgages, Assignments of Leases and Rents, Security Agreements and Fixture Filings, made by MAPCO Express, Inc., as Mortgagor, to Bank Leumi USA, as Collateral Agent, as Mortgagee, encumbering the following properties located in the Commonwealth of Kentucky:
(1)	Allen County for Site No. 1070;

(2)	Bell County for Site No. 1060; and

(3)	Simpson County for Site No. 1044.
     G. Mortgages, Assignments of Leases and Rents, Security Agreements and Fixture Filings, made by MAPCO Express, Inc., as Mortgagor, to Bank Leumi USA, as Collateral Agent, as Mortgagee, encumbering the following properties located in the State of Arkansas:
(1)	Crittenden County for Site No. 3005;

(2)	Faulkner County for Site No. 3059;

(3)	Jackson County for Site No. 7326;

(4)	Monroe County for Site No. 3178;

(5)	Phillips County for Site No. 7318;

(6)	Poinsett County for Site Nos. 7317 and 7334;

(7)	Pulaski County for Site Nos. 3181 and 7324;

(8)	Saline County for Site Nos. 2031; and

(9)	St. Francis County for Site Nos. 3154 and 3155.
     H. Deed to Secure Debt, Assignments of Leases, Rents and Profits, Security Agreements and Fixture Financing Statements, by Williamson Oil Co., Inc. to SunTrust Bank, dated April 30, 2004, recorded in the Office of the Judge of Probate of Walker County, Georgia for Site 5622.

SCHEDULE 1.1A
MORTGAGED PROPERTIES

No	Site ID#	Interest Owned	Property Address	City	County	State
1	1001	Leasehold	5756 Old Hickory Blvd.	Hermitage	Davidson	TN

2	1004	Fee Simple	127 N. Central/Nash. Hwy	Centerville	Hickman	TN

3	1007	Leasehold	2732 York Road	Pleasant View	Hickman	TN

4	1010	Leasehold	137 Brockmanway	Sparta	White	TN

5	1011	Fee Simple	348 Red River Road	Gallatin	Sumner	TN

6	1012	Leasehold	800 Jefferson Street	Nashville	Davidson	TN

7	1014	Leasehold	234 Beershaba Springs Road	McMinnville	Warren	TN

8	1015	Leasehold	1001 North Locust St.	Lawrenceburg	Lawrence	TN

9	1018	Fee Simple	3043 Nolensville Road	Nashville	Davidson	TN

10	1024	Leasehold	19 West Spring Street	Cookeville	Putnam	TN

11	1025	Fee Simple	4500 Charlotte Avenue	Nashville	Davidson	TN

12	1027	Leasehold	406 South Water Street	Gallatin	Sumner	TN

13	1028	Leasehold	8631 HWY. 25 E /1-65 & Hwy	Cross Plains	Robertson	TN

14	1030	Leasehold	2616 Franklin Road	Nashville	Davidson	TN

15	1033	Fee Simple	712 Main Street	Nashville	Davidson	TN

16	1040	Fee Simple	1301 Dickerson Road	Goodlettsville	Davidson	TN

17	1043	Leasehold	213 North Main Street	Ashland City	Cheatham	TN

18	1044	Leasehold	601 North Main Street	Franklin	Simpson	KY

19	1045	Leasehold	819 Columbia Avenue	Franklin	Williamson	TN

20	1048	Fee Simple	1004 Gallatin Road South	Madison	Davidson	TN

21	1059	Leasehold	1010 South Gate	Rockwood	Roane	TN

22	1060	Fee Simple	951 Riverview Avenue	Pineville	Bell	KY

23	1070	Leasehold	364 Old Gallatin Road	Scottsville	Allen	KY

24	1091	Leasehold	Box 496/Tri-County Blvd.	Oliver Springs	Roane	TN

25	1092	Leasehold	1000 R.B.S. Road	Lafayette	Macon	TN

26	1102	Leasehold	1006 2nd Avenue Northwest	Cullman	Cullman	AL

27	1106	Fee Simple	501 North Gault	Fort Payne	De Kalb	AL

28	1107	Leasehold	801 S.E. Jefferson Street	Athens	Limestone	AL

29	1114	Leasehold	2540 Florence Blvd.	Florence	Lauderdale	AL

30	1133	Fee Simple	4531 Chapman Highway	Knoxville	Knox	TN

31	1134	Leasehold	250 West Broadway	Newport	Cocke	TN

SCHEDULE 1.1A
MORTGAGED PROPERTIES

No.	Site ID#	Interest Owned	Property Address	City	County	State
32	1149	Leasehold	1425 Robinson Road	Old Hickory	Davidson	TN

33	2004	Leasehold	2715 West 65th Street	Little Rock	Pulaski	AR

34	2012	Leasehold	925 Tennessee Ave. South	Parsons	Decatur	TN

35	2031	Leasehold	26213 I-30/County Line Rd.	Bryant	Saline	AR

36	3001	Leasehold	3240 North Thomas	Memphis	Shelby	TN

37	3002	Leasehold	2644 Hollywood Blvd.	Memphis	Shelby	TN

38	3003	Leasehold	5375 Elvis Presley Blvd.	Memphis	Shelby	TN

39	3005	Fee Simple	1521 North Missouri	West Memphis	Crittenden	AR

40	3009	Fee Simple	2218 Hwy. 72 East	Corinth	Alcom	MS

41	3010	Leasehold	817 Market Street	Bolivar	Hardeman	TN

42	3015	Leasehold	5211 Poplar Avenue	Memphis	Shelby	TN

43	3017	Leasehold	2921 Airways	Memphis	Shelby	TN

44	3024	Leasehold	116 East Highway 72	Collierville	Shelby	TN

45	3037	Leasehold	5401 Cameron Street	Lafayette	Lafayette	LA

46	3041	Leasehold	833 Highway 51 North	Covington	Tipton	TN

47	3046	Leasehold	7790 Highway 51 North	Millington	Shelby	TN

48	3048	Leasehold	2331 Frayser Blvd.	Memphis	Shelby	TN

49	3054	Leasehold	391 Western Park Drive	Memphis	Shelby	TN

50	3056	Leasehold	1723 Jackson (Evergreen)	Memphis	Shelby	TN

51	3057	Leasehold	3521 Lamar Avenue	Memphis	Shelby	TN

52	3058	Leasehold	3262 I-55	Marion	Crittenden	AR

53	3059	Leasehold	545 Industrial Blvd @ I-40	Conway	Faulkner	AR

54	3063	Leasehold	128 East Broad Street	Smithville	DeKalb	TN

55	3064	Leasehold	240 Hwy 109 N. @ I-40	Lebanon	Wilson	TN

56	3065	Fee Simple	6624 Charlotte Avenue	Nashville	Davidson	TN

57	3066	Leasehold	301 Long Hollow Pike	Goodlettsville	Davidson	TN

58	3068	Leasehold	1187 West Main Street	Hendersonville	Sumner	TN

59	3097	Leasehold	4343 Hwy 136 West	Trenton	Dade	GA

60	3134	Leasehold	321 North 22nd Street	Humboldt	Gibson	TN

61	3137	Leasehold	2099 Rees Street	Breaux Bridge	Saint Martin	LA

62	3138	Leasehold	298 East Mallory Avenue	Memphis	Shelby	TN

SCHEDULE 1.1A
MORTGAGED PROPERTIES

No.	Site ID#	Interest Owned	Property Address	City	County	State
63	3140	Leasehold	1301 Memorial Boulevard	Springfield	Robertson	TN

64	3142	Fee Simple	6127 Stage Road	Bartlett	Shelby	TN

65	3143	Leasehold	272 So. Danny Thomas Blvd.	Memphis	Shelby	TN

66	3144	Leasehold	5325 Summer Ave.	Memphis	Shelby	TN

67	3148	Fee Simple	3161 U.S. Hwy 61	Memphis	Shelby	TN

68	3149	Fee Simple	2980 Broad	Memphis	Shelby	TN

69	3150	Fee Simple	6193 Mt. Moriah	Memphis	Shelby	TN

70	3151	Fee Simple	4138 Kirby Parkway\Raines	Memphis	Shelby	TN

71	3153	Leasehold	3589 James Road	Memphis	Shelby	TN

72	3154	Fee Simple	1030 Hwy 78 North	Wheatley	Saint Francis	AR

73	3155	Leasehold	202 Hwy. 75 North	Heth	Saint Francis	AR

74	3156	Fee Simple	2201 Whites Creek Pk\Trinity	Nashville	Davidson	TN

75	3157	Fee Simple	645 Chelsea (Danny Thomas)	Memphis	Shelby	TN

76	3158	Fee Simple	680 North Bellevue Blvd	Memphis	Shelby	TN

77	3159	Fee Simple	979 East Brooks Road	Memphis	Shelby	TN

78	3160	Fee Simple	2335 Park Avenue	Memphis	Shelby	TN

79	3161	Fee Simple	6705 Shelby Drive	Memphis	Shelby	TN

80	3162	Fee Simple	1251 Church St. (Sanbym)	Murfreesboro	Rutherford	TN

81	3163	Fee Simple	2456 Chelsea (Hollywood)	Memphis	Shelby	TN

82	3164	Fee Simple	459 E. H. Crump Blvd.	Memphis	Shelby	TN

83	3165	Fee Simple	2454 Elvis Presley	Memphis	Shelby	TN

84	3166	Fee Simple	1559 Lamar (& Willet)	Memphis	Shelby	TN

85	3171	Leasehold	1465 S. Third Street/Parkway	Memphis	Shelby	TN

86	3174	Fee Simple	3703 Jackson (Orchi)	Memphis	Shelby	TN

87	3178	Fee Simple	1415 Main Street	Brinkley	Monroe	AR

88	3181	Fee Simple	5420 W. 12th (Fairpark)	Little Rock	Pulaski	AR

89	3184	Fee Simple	4190 Nolensville Rd.	Nashville	Davidson	TN

90	3185	Fee Simple	5040 Nolensville Rd.	Nashville	Davidson	TN

91	3186	Fee Simple	2406 Elm Hill/McGavock Pike	Nashville	Davidson	TN

92	3187	Fee Simple	1191 Murfreesboro Rd.	Nashville	Davidson	TN

93	3189	Fee Simple	1090 Murfreesboro Rd.	Nashville	Davidson	TN

SCHEDULE 1.1A
MORTGAGED PROPERTIES

No.	Site ID#	Interest Owned	Property Address	City	County	State
94	3191	Leasehold	5001 Linbar Dr.	Nashville	Davidson	TN

95	3193	Leasehold	1500 Lebanon Road	Nashville	Davidson	TN

96	3195	Leasehold	4677 Trousdale Drive	Nashville	Davidson	TN

97	3198	Leasehold	3410 West End	Nashville	Davidson	TN

98	3200	Leasehold	1302 Neely’s Bend Rd.	Madison	Davidson	TN

99	3201	Leasehold	1507 21st Ave. South	Nashville	Davidson	TN

100	3202	Fee Simple	2491 Ft. Campbell Blvd.	Clarksville	Montgomery	TN

101	3203	Fee Simple	1012 N. Tennessee Blvd.	Murfreesboro	Rutherford	TN

102	3204	Leasehold	160 McGavock Pike	Nashville	Davidson	TN

103	3208	Fee Simple	111 Luyben Hills Rd.	Kingston Springs	Cheatham	TN

104	3212B	Leasehold	8009 Moore’s Lane — (Trice Parcel Only)	Brentwood	Williamson	TN

105	3214	Leasehold	18 Thompson Lane	Nashville	Davidson	TN

106	3215	Fee Simple	1201 South Gallatin Rd.	Madison	Davidson	TN

107	3216	Fee Simple	15131 Old Hickory Blvd	Nashville	Davidson	TN

108	3217	Fee Simple	7600 Hwy 70 South	Nashville	Davidson	TN

109	3219	Fee Simple	481 Old Hickory Blvd	Nashville	Davidson	TN

110	3220	Leasehold	2827 New Smith Springs Rd.	Nashville	Davidson	TN

111	3245	Fee Simple	3333 Thomas/US Hwy 51	Memphis	Shelby	TN

112	3246	Fee Simple	2120 Frayser Blvd.	Memphis	Shelby	TN

113	3251	Fee Simple	4000 Raleigh Millington	Memphis	Shelby	TN

114	3252	Fee Simple	4311 New Allen Rd.	Memphis	Shelby	TN

115	3253	Leasehold	3524 Covington Pike	Memphis	Shelby	TN

116	3261	Fee Simple	2142 Central Ave.	Memphis	Shelby	TN

117	3262	Fee Simple	3278 Summer Ave.	Memphis	Shelby	TN

118	3265	Fee Simple	5263 Hwy 61 S.	Memphis	Shelby	TN

119	3267	Fee Simple	2515 Goodman Rd. W.	Horn Lake	Desoto	MS

120	3268	Fee Simple	5190 Airways	Memphis	Shelby	TN

121	3269	Fee Simple	1505 E. Brooks Rd.	Memphis	Shelby	TN

122	3271	Leasehold	2185 Winchester/Airways	Memphis	Shelby	TN

123	3272	Fee Simple	4131 Airways Blvd.	Memphis	Shelby	TN

124	3273	Fee Simple	1681 Winchester Rd.	Memphis	Shelby	TN

SCHEDULE 1.1A
MORTGAGED PROPERTIES

No.	Site ID#	Interest Owned	Property Address	City	County	State
125	3274	Fee Simple	3367 Winchester Rd.	Memphis	Shelby	TN

126	3280	Leasehold	1781 Kirby Pkwy.	Memphis	Shelby	TN

127	3281	Leasehold	2799 S. Mendenhall	Memphis	Shelby	TN

128	3282	Fee Simple	2767 Mt. Moriah	Memphis	Shelby	TN

129	3283	Leasehold	5009 Park Ave	Memphis	Shelby	TN

130	3286	Fee Simple	6977 Winchester	Memphis	Shelby	TN

131	3287	Fee Simple	3210 Hickory Hill Rd.	Memphis	Shelby	TN

132	3288	Leasehold	6566 Winchester	Memphis	Shelby	TN

133	3289	Leasehold	795 Poplar Avenue	Collierville	Shelby	TN

134	3291	Fee Simple	6215 Macon Rd.	Memphis	Shelby	TN

135	3293	Fee Simple	4590 Summer Ave.	Memphis	Shelby	TN

136	3294	Fee Simple	6859 Hwy. 70	Bartlett	Shelby	TN

137	3295	Fee Simple	2214 Whitten Rd.	Memphis	Shelby	TN

138	3299	Leasehold	100 Highway 76	White House	Sumner	TN

139	3302	Leasehold	26-A Tusculum Road	Antioch	Davidson	TN

140	3303	Leasehold	501 Liberty Pike/Sycamore	Franklin	Williamson	TN

141	3304	Leasehold	3053 Dickerson Road	Nashville	Davidson	TN

142	3305	Leasehold	1218 Hazelwood Drive	Smyma	Rutherford	TN

143	3306	Leasehold	5500 Saundersville Road	Mt. Juliet	Wilson	TN

144	3308	Leasehold	1311 Murfreesboro Road	Franklin	Williamson	TN

145	3309	Fee Simple	728 Memorial Boulevard	Murfreesboro	Rutherford	TN

146	3310	Fee Simple	2408 Goosecreek by-pass	Franklin	Williamson	TN

147	3312	Leasehold	2430 S. Church Street	Murfreesboro	Rutherford	TN

148	3313	Leasehold	85 N. Mt. Juliet Road	Mt. Juliet	Wilson	TN

149	3314	Leasehold	4401 Harding Road	Nashville	Davidson	TN

150	3315	Leasehold	770 East Main Street	Hendersonville	Sumner	TN

151	3316	Leasehold	1883 Almaville Rd	Smyrna	Rutherford	TN

152	3317	Leasehold	2924 Franklin Road	Murfreesboro	Rutherford	TN

153	3318	Leasehold	588 Waldron Road	Lavergne		TN

154	3319	Leasehold	4337 Saundersville Road	Old Hickory	Davidson	TN

155	3320	Leasehold	194 S. Mt. Juliet Road	Mt Juliet	Wilson	TN

SCHEDULE 1.1A
MORTGAGED PROPERTIES

No.	Site ID#	Interest Owned	Property Address	City	County	State
156	3321	Leasehold	710 Stewarts Ferry	Nashville	Davidson	TN

157	3322	Leasehold	585 Stewarts Ferry Pike	Nashville	Davidson	TN

158	3323	Leasehold	3900 Lebanon Road	Hermitage	Davidson	TN

159	3324	Leasehold	401 Myatt Drive	Madison	Davidson	TN

160	3325	Leasehold	311 Harding Place	Nashville	Davidson	TN

161	3326	Leasehold	240 North Franklin Road	Franklin	Williamson	TN

162	3327	Leasehold	7725 Highway 70 South	Bellevue	Davidson/Shelby	TN

163	3328	Leasehold	626 Old Hickory	Nashville	Davidson	TN

164	3331	Fee Simple	365 Harding Place	Nashville	Davidson	TN

165	3332	Fee Simple	2601 Murfreesboro Pike	Nashville	Davidson	TN

166	3333	Fee Simple	4805 Trousdale	Nashville	Davidson	TN

167	3334	Fee Simple	465 Donelson Pike	Nashville	Davidson	TN

168	3336	Fee Simple	4134 Gallatin Road	Nashville	Davidson	TN

169	3337	Fee Simple	20 Thompson Lane	Nashville	Davidson	TN

170	3338	Fee Simple	4211 Charlotte Avenue	Nashville	Davidson	TN

171	3339	Fee Simple	3466 Lebanon Pike	Hermitage	Davidson	TN

172	3340	Fee Simple	1100 Hillsboro Road	Franklin	Williamson	TN

173	3341	Fee Simple	11247 Lebanon Road	Mt. Juliet	Wilson	TN

174	3343	Fee Simple	765 Bell Road	Antioch	Davidson	TN

175	3344	Fee Simple	1415 Memorial Blvd.	Murfreesboro	Rutherford	TN

176	3346	Fee Simple	234 Thompson Lane	Nashville	Davidson	TN

177	3347	Fee Simple	611 51st Avenue North	Nashville	Davidson	TN

178	3349	Fee Simple	329 April Lane	Nashville	Davidson	TN

179	3350	Leasehold	901 Gallatin Pike South	Madison	Davidson	TN

180	3351	Fee Simple	803 South Cumberland	Lebanon	Wilson	TN

181	3352	Fee Simple	2813 Dickerson Pike	Nashville	Davidson	TN

182	3353	Leasehold	883 Hartsville Pike	Gallatin	Sumner	TN

183	3378	Leasehold	1501 Murfreesboro Rd.	Franklin	Williamson	TN

184	4005	Fee Simple	P.O.Box103 18414	Ladysmith	Caroline	VA

185	4013	Fee Simple	5710 Williamsburg Rd	Sandston	Henrico	VA

186	4016	Fee Simple	512 Hull Street	Richmond	Richmond (City)	VA

SCHEDULE 1.1A
MORTGAGED PROPERTIES

No.	Site ID#	Interest Owned	Property Address	City	County	State
187	4017	Fee Simple	4803 Broad Street	Richmond	Richmond (City)	VA

188	4027	Fee Simple	1710 Shenandoah Ave	Front Royal	Warren	VA

189	4029	Fee Simple	725 E. Main Street	Luray	Page	VA

190	4030	Fee Simple	1600 Seminole Trail	Charlottesville	Albemarle	VA

191	4031	Fee Simple	4010 Wards Rd (29 South)	Lynchburg	Lynchburg (City)	VA

192	4034	Fee Simple	2005 Lafayette Blvd	Fredericksburg	Fredericksburg (City)	VA

193	4035	Fee Simple	120 Berry Hill Road	Orange	Orange	VA

194	4036	Fee Simple	5301 Lakeside Ave	Richmond	Henrico	VA

195	4037	Fee Simple	5618 Patterson Ave	Richmond	Richmond (City)	VA

196	4039	Fee Simple	10446 Patterson Ave	Richmond	Henrico	VA

197	4040	Fee Simple	8627 Brook Road	Glen Allen	Henrico	VA

198	4041	Fee Simple	12500 Jefferson Davis Hwy	Chester	Chesterfield	VA

199	4045	Fee Simple	395 Second Street	Williamsburg	York	VA

200	4047	Fee Simple	416 S. Commerce Ave	Front Royal	Warren	VA

201	4048	Fee Simple	6116 Iron Bridge Road	Richmond	Chesterfield	VA

202	4051	Fee Simple	10220 Midlothian Tnpk	Richmond	Chesterfield	VA

203	4052	Fee Simple	7500 Forest Hill Ave	Richmond	Richmond (City)	VA

204	4053	Fee Simple	4600 Plank Road	Fredericksburg	Spotsylvania	VA

205	4054	Fee Simple	PO Box 1338/1569 G. W. Hwy	Gloucester Pt	Gloucester	VA

206	4055	Fee Simple	3910 Geo. Wash. Mem. Hwy	Grafton	York	VA

207	4056	Fee Simple	11702 Jefferson Ave	Newport News	Newport News (City)	VA

208	4057	Fee Simple	3020 Richmond Road	Williamsburg	Williamsburg (City)	VA

209	4058	Leasehold	4707 County Drive	Disputanta	Prince George	VA

210	4059	Leasehold	9800 West Broad Street	Glen Allen	Henrico	VA

211	4061	Leasehold	801 England Street	Ashland	Hanover	VA

212	4064	Leasehold	6460 Boydton Plank Rd	Petersburg	Dinwiddie	VA

213	4065	Leasehold	13200 Kingston Road	Chester	Chesterfield	VA

214	4069	Leasehold	2307 Jefferson Davis Hwy	Fredericksburg	Fredericksburg (City)	VA

215	4074	Fee Simple	6692 Geo. Wash. Mem. Hwy	Gloucester	Gloucester	VA

216	5001	Fee Simple	1603 Godfrey Avenue	Fort Payne	De Kalb	AL

217	5003	Fee Simple	1000 US Hwy 431 N	Anniston	Calhoun	AL

SCHEDULE 1.1A
MORTGAGED PROPERTIES

No.	Site ID#	Interest Owned	Property Address	City	County	State
218	5057	Fee Simple	1915 Gault Avenue North	Fort Payne	De Kalb	AL

219	5101	Fee Simple	2380 Pelham Rd. South	Jacksonville	Calhoun	AL

220	5102	Fee Simple	1601 Pelham Rd. South	Jacksonville	Calhoun	AL

221	5103	Leasehold	209 Grace Street	Oxford	Calhoun	AL

222	5105	Leasehold	1001 US Hwy 431 N.	Anniston	Calhoun	AL

223	5107	Fee Simple	22 Choccolocca	Anniston	Calhoun	AL

224	5108	Fee Simple	706 Pelham Road South	Jacksonville	Calhoun	AL

225	5111	Leasehold	5958 Speedway Blvd	Eastaboga	Talladega	AL

226	5112	Leasehold	140 US Hwy 278 Bypass E	Piedmont	Calhoun	AL

227	5113	Fee Simple	8689 AL Hwy 202	Bynum	Calhoun	AL

228	5114	Leasehold	1513 Greenbriar Rd	Anniston	Calhoun	AL

229	5116	Leasehold	1443 Lenlock Lane	Anniston	Calhoun	AL

230	5117	Fee Simple	7665 Hwy 431/ PO Box 422	Alexandria	Calhoun	AL

231	5118	Fee Simple	401 Memorial Drive	Piedmont	Calhoun	AL

232	5119	Fee Simple	7876 Alabama Hwy 77	Ohatchee	Calhoun	AL

233	5120	Fee Simple	302 Pelham Road South	Jacksonville	Calhoun	AL

234	5121	Leasehold	45235 Hwy 78	Lincoln	Talladega	AL

235	5122	Leasehold	53410 US Hwy 78 W/PO Box	Eastaboga	Calhoun	AL

236	5123	Fee Simple	828 Lenlock Lane	Anniston	Calhoun	AL

237	5124	Fee Simple	7640 US Hwy 431 N/PO Box	Alexandria	Calhoun	AL

238	5125	Leasehold	600 Quintard Ave	Oxford	Calhoun	AL

239	5130	Leasehold	5101 Oscar Baxter Blvd	Tuscaloosa	Tuscaloosa	AL

240	5131	Leasehold	1921 McFarland Blvd	Northport	Tuscaloosa	AL

241	5132	Leasehold	13518 US Hwy 43N	Northport	Tuscaloosa	AL

242	5142	Leasehold	100 Piedmont Road	Centre	Winston	AL

243	5143	Leasehold	25 Steele Station Rd	Rainbow City	Etowah	AL

244	5145	Leasehold	2001 DeSoto Parkway E.	Fort Payne	De Kalb	AL

245	5146	Fee Simple	3501 Rainbow Drive	Rainbow City	Etowah	AL

246	5148	Fee Simple	8873 Hwy 431	Albertville	Marshall	AL

247	5149	Leasehold	1115 Greenhill Blvd NW	Fort Payne	De Kalb	AL

248	5150	Fee Simple	43118 US Hwy 72	Stevenson	Jackson	AL

SCHEDULE 1.1A
MORTGAGED PROPERTIES

No.	Site ID#	Interest Owned	Property Address	City	County	State
249	5151	Fee Simple	5585 Alabama Hwy 68	Collinsville	De Kalb	AL

250	5152	Leasehold	16 Main Street East	Rainsville	DeKalb	AL

251	5155	Leasehold	41425 AL Hwy 75 & 227	Geraldine	De Kalb	AL

252	5153	Leasehold	1402 Glenn Blvd.	Fort Payne	De Kalb	AL

253	5156	Leasehold	1147 Main Street	Fyffe	De Kalb	AL

254	5157	Fee Simple	5202 Greenhill Blvd. NW	Fort Payne	De Kalb	AL

255	5158	Fee Simple	4414A Gault Ave. North	Fort Payne	De Kalb	AL

256	5159	Fee Simple	14732 AL Hwy 68	Crossville	De Kalb	AL

257	5160	Fee Simple	9000 AL Hwy 40	Henagar	De Kalb	AL

258	5163	Fee Simple	5396 Tammy Little Drive	Section	Jackson	AL

259	5165	Fee Simple	1808 Gault Ave South	Fort Payne	De Kalb	AL

260	5166	Leasehold	1800 Gault Ave North	Fort Payne	De Kalb	AL

261	5167	Leasehold	1401 Glenn Blvd	Fort Payne	De Kalb	AL

262	5168	Fee Simple	5408 Hwy 68	Collinsville	De Kalb	AL

263	5169	Fee Simple	189 AL Hwy 35	Fyffe	De Kalb	AL

264	5172	Leasehold	1718 Main Street East	Rainsville	DeKalb	AL

265	5174	Fee Simple	13084 Hwy 22 East	Alexander City	Tallapoosa	AL

266	5175	Fee Simple	8361 Hwy 31 N	Calera	Shelby	AL

267	5176	Fee Simple	1312 Talladega Highway	Sylacauga	Talladega	AL

268	5177	Leasehold	1605 Hwy 22 West	Alexander City	Tallapoosa	AL

269	5179	Fee Simple	67420 AL Hwy 77	Talladega	Talladega	AL

270	5181	Fee Simple	88801 Hwy 9 North	Lineville	Clay	AL

271	5182	Fee Simple	83162 Hwy 9P.O. Box 728	Ashland	Clay	AL

272	5183	Leasehold	2154 East University Drive	Auburn	Lee	AL

273	5184	Fee Simple	4761 Hwy 280 East	Alexander City	Tallapoosa	AL

274	5185	Fee Simple	946 Hillabee Street	Alexander City	Tallapoosa	AL

275	5188	Fee Simple	64940 AL Hwy 77 North	Talledega	Talledega	AL

276	5189	Leasehold	US Hwy 231 & AL Hwy 22	Rockford	Coosa	AL

277	5190	Fee Simple	6158 US Hwy 11/PO Box 964	Springville	St. Clair	AL

278	5191	Fee Simple	14590 US Hwy 411	Odenville	St. Clair	AL

279	5192	Leasehold	36851 US Hwy 231	Ashville	Saint Clair	AL

SCHEDULE 1.1A
MORTGAGED PROPERTIES

No	Site ID#	Interest Owned	Property Address	City	County	State
280	5193	Fee Simple	32751 US Hwy 280	Childersburg	Talladega	AL

281	5195	Fee Simple	22065 Hwy 21	Alpine	Talladega	AL

282	5196	Leasehold	2417 East Glenn Avenue	Auburn	Lee	AL

283	5203	Fee Simple	12245 US 231/431 North	Meridianville	Madison	AL

284	5204	Leasehold	6670 Hwy 431 South	Owens Cross Rds	Madison	AL

285	5205	Leasehold	15690 East Limestone Road	Athens	Limestone	AL

286	5206	Fee Simple	624 Jeff Road	Huntsville	Madison	AL

287	5207	Fee Simple	2220 Zierdt Road SW	Huntsville	Madison	AL

288	5208	Fee Simple	11550 South Memorial Pkwy	Huntsville	Madison	AL

289	5210	Fee Simple	6016 Hwy 72 East	Gurley	Madison	AL

290	5211	Fee Simple	7606 Wall Triana Hwy	Harvest	Madison	AL

291	5212	Fee Simple	28890 AL Hwy 99	Elkmont	Limestone	AL

292	5213	Fee Simple	10475 Hwy 72	Rogersville	Lauderdale	AL

293	5214	Fee Simple	1009 Winchester Road NE	Huntsville	Madison	AL

294	5215	Fee Simple	2000 Helton Drive	Florence	Lauderdale	AL

295	5216	Fee Simple	2291 Florence Blvd	Florence	Lauderdale	AL

296	5217	Fee Simple	4401 Chisholm Road	Florence	Lauderdale	AL

297	5218	Fee Simple	5909 AL Hwy 53	Harvest	Madison	AL

298	5220	Fee Simple	1006 Harvest Road	Harvest	Madison	AL

299	5221	Fee Simple	S 302 Cox Creek Parkway	Florence	Lauderdale	AL

300	5222	Fee Simple	1451 Helton Drive	Florence	Lauderdale	AL

301	5223	Leasehold	503 Hwy 43	Tuscumbia	Colbert	AL

302	5224	Fee Simple	2411 Darby Drive (2411 Hermitage on title)	Florence	Lauderdale	AL

303	5225	Leasehold	100 Wilson Dam Road	Muscle Shoals	Colbert	AL

304	5250	Fee Simple	102 North Military Street	Loretto	Lawrence	TN

305	5510	Fee Simple	6108 McClellan Blvd	Anniston	Calhoun	AL

306	5514	Leased Fee	3420 North Memorial Drive	Huntsville	Madison	AL

307	5515	Leasehold	9180 Hwy 117	Valley Head	DeKalb	AL

308	5519	Leased Fee	1103 Woodbury Highway	Manchester	Coffee	TN

309	5533	Leased Fee	605 Broadway Avenue	Talladega	Talladega	AL

310	5534	Leased Fee	800 East Battle Street	Talladega	Talladega	AL

SCHEDULE 1.1A
MORTGAGED PROPERTIES

No.	Site ID#	Interest Owned	Property Address	City	County	State
311	5537	Leased Fee	734 Airport Drive	Alexander City	Tallapoosa	AL

312	5538	Leased Fee	35160 Al Hwy 21	Talladega	Talladega	AL

313	5539	Leased Fee	29130 AL Hwy 71	Higdon	Jackson	AL

314	5540	Leased Fee	102 Main Street	Weaver	Calhoun	AL

315	5622	Leased Fee	2452 North Hwy 27	Lafayette	Walker	GA

316	7301	Fee Simple	1315 Pine Street	Florence	Lauderdale	AL

317	7317	Fee Simple	209 Jackson St./Illinois Ave	Harrisburg	Phillips	AR

318	7318	Fee Simple	527 Columbia Street	Helena	Phillips	AR

319	7324	Leasehold	10106 I-30	Little Rock	Pulaski	AR

320	7326	Leasehold	1020 West Third Street	Newport	Jackson	AR

321	7328	Leasehold	3401 John F. Kennedy Blvd.	N. Little Rock	Pulaski	AR

322	7334	Fee Simple	604 Highway 63 South	Truman	Poinsett	AR

323	7448	Fee Simple	890 Pendelton Street	Memphis	Shelby	TN

324	7449	Fee Simple	1691 Poplar Avenue	Memphis	Shelby	TN

325	7455	Fee Simple	1101 Gallatin Road	Nashville	Davidson	TN

326	7460	Fee Simple	10 North Willow & Broad	Cookeville	Putnam	TN

Schedule 1.1 B
Real Property

No.	Site ID#	Interest Owned	Property Address	City	County	State
1	1001	Leasehold	5756 Old Hickory Blvd.	Hermitage	Davidson	TN

2	1004	Fee Simple	127 N. Central/Nash. Hwy	Centerville	Hickman	TN

3	1007	Leasehold	2732 York Road	Pleasant View	Hickman	TN

4	1010	Leasehold	137 Brockmanway	Sparta	White	TN

5	1011	Fee Simple	348 Red River Road	Gallatin	Sumner	TN

6	1012	Leasehold	800 Jefferson Street	Nashville	Davidson	TN

7	1014	Leasehold	234 Beershaba Springs Road	McMinnville	Warren	TN

8	1015	Leasehold	1001 North Locust St.	Lawrenceburg	Lawrence	TN

9	1018	Fee Simple	3043 Nolensville Road	Nashville	Davidson	TN

10	1024	Leasehold	19 West Spring Street	Cookeville	Putnam	TN

11	1025	Fee Simple	4500 Charlotte Avenue	Nashville	Davidson	TN

12	1027	Leasehold	406 South Water Street	Gallatin	Sumner	TN

13	1028	Leasehold	8631 HWY. 25 E / I-65 & Hwy	Cross Plains	Robertson	TN

14	1030	Leasehold	2616 Franklin Road	Nashville	Davidson	TN

15	1033	Fee Simple	712 Main Street	Nashville	Davidson	TN

16	1040	Fee Simple	1301 Dickerson Road	Goodlettsville	Davidson	TN

17	1043	Leasehold	213 North Main Street	Ashland City	Cheatham	TN

18	1044	Leasehold	601 North Main Street	Franklin	Simpson	KY

19	1045	Leasehold	819 Columbia Avenue	Franklin	Williamson	TN

No.	Site ID#	Interest Owned	Property Address	City	County	State
20	1048	Fee Simple	1004 Gallatin Road South	Madison	Davidson	TN

21	1059	Leasehold	1010 South Gate	Rockwood	Roane	TN

22	1060	Fee Simple	951 Riverview Avenue	Pineville	Bell	KY

23	1070	Leasehold	364 Old Gallatin Road	Scottsville	Allen	KY

24	1091	Leasehold	Box 496/Tri-County Blvd.	Oliver Springs	Roane	TN

25	1092	Leasehold	1000 R.B.S. Road	Lafayette	Macon	TN

26	1102	Leasehold	1006 2nd Avenue Northwest	Cullman	Cullman	AL

27	1106	Fee Simple	501 North Gault	Fort Payne	De Kalb	AL

28	1107	Leasehold	801 S.E. Jefferson Street	Athens	Limestone	AL

29	1114	Leasehold	2540 Florence Blvd.	Florence	Lauderdale	AL

30	1115	Leasehold	PO Box 472/Hwy 31 E.	Westmoreland	Sumner	TN

31	1133	Fee Simple	4531 Chapman Highway	Knoxville	Knox	TN

32	1134	Leasehold	250 West Broadway	Newport	Cocke	TN

33	1149	Leasehold	1425 Robinson Road	Old Hickory	Davidson	TN

34	2004	Leasehold	2715 West 65th Street	Little Rock	Pulaski	AR

35	2012	Leasehold	925 Tennessee Ave. South	Parsons	Decatur	TN

36	2031	Leasehold	26213 I-30/County Line Rd.	Bryant	Saline	AR

37	3001	Leasehold	3240 North Thomas	Memphis	Shelby	TN

38	3002	Leasehold	2644 Hollywood Blvd.	Memphis	Shelby	TN

39	3003	Leasehold	5375 Elvis Presley Blvd.	Memphis	Shelby	TN

40	3005	Fee Simple	1521 North Missouri	West Memphis	Crittenden	AR

41	3009	Fee Simple	2218 Hwy. 72 East	Corinth	Alcorn	MS

42	3010	Leasehold	817 Market Street	Bolivar	Hardeman	TN

No.	Site ID#	Interest Owned	Property Address	City	County	State
43	3015	Leasehold	5211 Poplar Avenue	Memphis	Shelby	TN

44	3017	Leasehold	2921 Airways	Memphis	Shelby	TN

45	3024	Leasehold	116 East Highway 72	Collierville	Shelby	TN

46	3037	Leasehold	5401 Cameron Street	Lafayette	Lafayette	LA

47	3041	Leasehold	833 Highway 51 North	Covington	Tipton	TN

48	3046	Leasehold	7790 Highway 51 North	Millington	Shelby	TN

49	3048	Leasehold	2331 Frayser Blvd.	Memphis	Shelby	TN

50	3054	Leasehold	391 Western Park Drive	Memphis	Shelby	TN

51	3056	Leasehold	1723 Jackson (Evergreen)	Memphis	Shelby	TN

52	3057	Leasehold	3521 Lamar Avenue	Memphis	Shelby	TN

53	3058	Leasehold	3262 I-55	Marion	Crittenden	AR

54	3059	Leasehold	545 Industrial Blvd @ I-40	Conway	Faulkner	AR

55	3063	Leasehold	128 East Broad Street	Smithville	DeKalb	TN

56	3064	Leasehold	240 Hwy 109 N. @ I-40	Lebanon	Wilson	TN

57	3065	Fee Simple	6624 Charlotte Avenue	Nashville	Davidson	TN

58	3066	Leasehold	301 Long Hollow Pike	Goodlettsville	Davidson	TN

59	3068	Leasehold	1187 West Main Street	Hendersonville	Sumner	TN

60	3097	Leasehold	4343 Hwy 136 West	Trenton	Dade	GA

61	3134	Leasehold	321 North 22nd Street	Humboldt	Gibson	TN

62	3137	Leasehold	2099 Rees Street	Breaux Bridge	Saint Martin	LA

63	3138	Leasehold	298 East Mallory Avenue	Memphis	Shelby	TN

64	3140	Leasehold	1301 Memorial Boulevard	Springfield	Robertson	TN

65	3142	Fee Simple	6127 Stage Road	Bartlett	Shelby	TN

No.	Site ID#	Interest Owned	Property Address	City	County	State
66	3143	Leasehold	272 So. Danny Thomas Blvd.	Memphis	Shelby	TN

67	3144	Leasehold	5325 Summer Ave.	Memphis	Shelby	TN

68	3148	Fee Simple	3161 U.S. Hwy 61	Memphis	Shelby	TN

69	3149	Fee Simple	2980 Broad	Memphis	Shelby	TN

70	3150	Fee Simple	6193 Mt. Moriah	Memphis	Shelby	TN

71	3151	Fee Simple	4138 Kirby Parkway\Raines	Memphis	Shelby	TN

72	3153	Leasehold	3589 James Road	Memphis	Shelby	TN

73	3154	Fee Simple	1030 Hwy 78 North	Wheatley	Saint Francis	AR

74	3155	Leasehold	202 Hwy. 75 North	Heth	Saint Francis	AR

75	3156	Fee Simple	2201 Whites Creek Pk\Trinity	Nashville	Davidson	TN

76	3157	Fee Simple	645 Chelsea (Danny Thomas)	Memphis	Shelby	TN

77	3158	Fee Simple	680 North Bellevue Blvd	Memphis	Shelby	TN

78	3159	Fee Simple	979 East Brooks Road	Memphis	Shelby	TN

79	3160	Fee Simple	2335 Park Avenue	Memphis	Shelby	TN

80	3161	Fee Simple	6705 Shelby Drive	Memphis	Shelby	TN

81	3162	Fee Simple	1251 Church St. (Sanbyrn)	Murfreesboro	Rutherford	TN

82	3163	Fee Simple	2456 Chelsea (Hollywood)	Memphis	Shelby	TN

83	3164	Fee Simple	459 E. H. Crump Blvd.	Memphis	Shelby	TN

84	3165	Fee Simple	2454 Elvis Presley	Memphis	Shelby	TN

85	3166	Fee Simple	1559 Lamar (& Willet)	Memphis	Shelby	TN

86	3171	Leasehold	1465 S. Third Street/Parkway	Memphis	Shelby	TN

87	3174	Fee Simple	3703 Jackson (Orchi)	Memphis	Shelby	TN

88	3178	Fee Simple	1415 Main Street	Brinkley	Monroe	AR

No.	Site ID#	Interest Owned	Property Address	City	County	State
89	3181	Fee Simple	5420 W. 12th (Fairpark)	Little Rock	Pulaski	AR

90	3184	Fee Simple	4190 Nolensville Rd.	Nashville	Davidson	TN

91	3185	Fee Simple	5040 Nolensville Rd.	Nashville	Davidson	TN

92	3186	Fee Simple	2406 Elm Hill/McGavock Pike	Nashville	Davidson	TN

93	3187	Fee Simple	1191 Murfreesboro Rd.	Nashville	Davidson	TN

94	3189	Fee Simple	1090 Murfreesboro Rd.	Nashville	Davidson	TN

95	3191	Leasehold	5001 Linbar Dr.	Nashville	Davidson	TN

96	3193	Leasehold	1500 Lebanon Road	Nashville	Davidson	TN

97	3194	Leasehold	440 Harding PI.	Nashville	Davidson	TN

98	3195	Leasehold	4677 Trousdale Drive	Nashville	Davidson	TN

99	3198	Leasehold	3410 West End	Nashville	Davidson	TN

100	3200	Leasehold	1302 Neely’s Bend Rd.	Madison	Davidson	TN

101	3201	Leasehold	1507 21st Ave. South	Nashville	Davidson	TN

102	3202	Fee Simple	2491 Ft. Campbell Blvd.	Clarksville	Montgomery	TN

103	3203	Fee Simple	1012 N. Tennessee Blvd.	Murfreesboro	Rutherford	TN

104	3204	Leasehold	160 McGavock Pike	Nashville	Davidson	TN

105	3205	Leasehold	640 New Providence Blvd.	Clarksville	Montgomery	TN

106	3208	Fee Simple	111 Luyben Hills Rd.	Kingston Springs	Cheatham	TN

107	3212	Leasehold	8009 Moore’s Lane	Brentwood	Williamson	TN

108	3214	Leasehold	18 Thompson Lane	Nashville	Davidson	TN

109	3215	Fee Simple	1201 South Gallatin Rd.	Madison	Davidson	TN

110	3216	Fee Simple	15131 Old Hickory Blvd	Nashville	Davidson	TN

111	3217	Fee Simple	7600 Hwy 70 South	Nashville	Davidson	TN

No.	Site ID#	Interest Owned	Property Address	City	County	State
112	3218	Leasehold	2101 Murfreesboro Rd	Nashville	Davidson	TN

113	3219	Fee Simple	481 Old Hickory Blvd	Nashville	Davidson	TN

114	3220	Leasehold	2827 New Smith Springs Rd.	Nashville	Davidson	TN

115	3245	Fee Simple	3333 Thomas/US Hwy 51	Memphis	Shelby	TN

116	3246	Fee Simple	2120 Frayser Blvd.	Memphis	Shelby	TN

117	3247	Leasehold	6379 Navy Rd.	Millington	Shelby	TN

118	3251	Fee Simple	4000 Raleigh Millington	Memphis	Shelby	TN

119	3252	Fee Simple	4311 New Allen Rd.	Memphis	Shelby	TN

120	3253	Leasehold	3524 Covington Pike	Memphis	Shelby	TN

121	3261	Fee Simple	2142 Central Ave.	Memphis	Shelby	TN

122	3262	Fee Simple	3278 Summer Ave.	Memphis	Shelby	TN

123	3265	Fee Simple	5263 Hwy 61 S.	Memphis	Shelby	TN

124	3267	Fee Simple	2515 Goodman Rd. W.	Horn Lake	Desoto	MS

125	3268	Fee Simple	5190 Airways	Memphis	Shelby	TN

126	3269	Fee Simple	1505 E. Brooks Rd.	Memphis	Shelby	TN

127	3271	Leasehold	2185 Winchester/Airways	Memphis	Shelby	TN

128	3272	Fee Simple	4131 Airways Blvd.	Memphis	Shelby	TN

129	3273	Fee Simple	1681 Winchester Rd.	Memphis	Shelby	TN

130	3274	Fee Simple	3367 Winchester Rd.	Memphis	Shelby	TN

131	3276	Leasehold	3271 E. Shelby Dr.	Memphis	Shelby	TN

132	3280	Leasehold	1781 Kirby Pkwy.	Memphis	Shelby	TN

133	3281	Leasehold	2799 S. Mendenhall	Memphis	Shelby	TN

134	3282	Fee Simple	2767 Mt. Moriah	Memphis	Shelby	TN

No.	Site ID#	Interest Owned	Property Address	City	County	State
135	3283	Leasehold	5009 Park Ave	Memphis	Shelby	TN

136	3286	Fee Simple	6977 Winchester	Memphis	Shelby	TN

137	3287	Fee Simple	3210 Hickory Hill Rd.	Memphis	Shelby	TN

138	3288	Leasehold	6566 Winchester	Memphis	Shelby	TN

139	3289	Leasehold	795 W. Poplar Ave.	Collierville	Shelby	TN

140	3291	Fee Simple	6215 Macon Rd.	Memphis	Shelby	TN

141	3292	Leasehold	2100 Sycamore View Rd.	Memphis	Shelby	TN

142	3293	Fee Simple	4590 Summer Ave.	Memphis	Shelby	TN

143	3294	Fee Simple	6859 Hwy. 70	Bartlett	Shelby	TN

144	3295	Fee Simple	2214 Whitten Rd.	Memphis	Shelby	TN

145	3298	Leasehold	404 South Broadway	Portland	Sumner	TN

146	3299	Leasehold	100 Highway 76	White House	Sumner	TN

147	3302	Leasehold	26-A Tusculum Road	Antioch	Davidson	TN

148	3303	Leasehold	501 Liberty Pike/Sycamore	Franklin	Williamson	TN

149	3304	Leasehold	3053 Dickerson Road	Nashville	Davidson	TN

150	3305	Leasehold	1218 Hazelwood Drive	Smyrna	Rutherford	TN

151	3306	Leasehold	5500 Saundersville Road	Mt. Juliet	Wilson	TN

152	3307	Leasehold	2103 21st Avenue South	Nashville	Davidson	TN

153	3308	Leasehold	1311 Murfreesboro Road	Franklin	Williamson	TN

154	3309	Fee Simple	728 Memorial Boulevard	Murfreesboro	Rutherford	TN

155	3310	Fee Simple	2408 Goosecreek bypass	Franklin	Williamson	TN

156	3311	Leasehold	553 Murfreesboro Road	Nashville	Davidson	TN

157	3312	Leasehold	2430 S. Church Street	Murfreesboro	Rutherford	TN

No.	Site ID#	Interest Owned	Property Address	City	County	State
158	3313	Leasehold	85 N. Mt. Juliet Road	Mt. Juliet	Wilson	TN

159	3314	Leasehold	4401 Harding Road	Nashville	Davidson	TN

160	3315	Leasehold	770 East Main Street	Hendersonville	Sumner	TN

161	3316	Leasehold	1883 Almaville Rd	Smyrna	Rutherford	TN

162	3317	Leasehold	2924 Franklin Road	Murfreesboro	Rutherford	TN

163	3318	Leasehold	588 Waldron Road	Lavergne		TN

164	3319	Leasehold	4337 Saundersville Road	Old Hickory	Davidson	TN

165	3320	Leasehold	194 S. Mt. Juliet Road	Mt Juliet	Wilson	TN

166	3321	Leasehold	710 Stewarts Ferry	Nashville	Davidson	TN

167	3322	Leasehold	585 Stewarts Ferry Pike	Nashville	Davidson	TN

168	3323	Leasehold	3900 Lebanon Road	Hermitage	Davidson	TN

169	3324	Leasehold	401 Myatt Drive	Madison	Davidson	TN

170	3325	Leasehold	311 Harding Place	Nashville	Davidson	TN

171	3326	Leasehold	240 North Franklin Road	Franklin	Williamson	TN

172	3327	Leasehold	7725 Highway 70 South	Bellevue	Davidson/Shelby	TN

173	3328	Leasehold	626 Old Hickory	Nashville	Davidson	TN

174	3331	Fee Simple	365 Harding Place	Nashville	Davidson	TN

175	3332	Fee Simple	2601 Murfreesboro Pike	Nashville	Davidson	TN

176	3333	Fee Simple	4805 Trousdale	Nashville	Davidson	TN

177	3334	Fee Simple	465 Donelson Pike	Nashville	Davidson	TN

178	3336	Fee Simple	4134 Gallatin Road	Nashville	Davidson	TN

179	3337	Fee Simple	20 Thompson Lane	Nashville	Davidson	TN

180	3338	Fee Simple	4211 Charlotte Avenue	Nashville	Davidson	TN

No.	Site ID#	Interest Owned	Property Address	City	County	State
181	3339	Fee Simple	3466 Lebanon Pike	Hermitage	Davidson	TN

182	3340	Fee Simple	1100 Hillsboro Road	Franklin	Williamson	TN

183	3341	Fee Simple	11247 Lebanon Road	Mt. Juliet	Wilson	TN

184	3343	Fee Simple	765 Bell Road	Antioch	Davidson	TN

185	3344	Fee Simple	1415 Memorial Blvd.	Murfreesboro	Rutherford	TN

186	3346	Fee Simple	234 Thompson Lane	Nashville	Davidson	TN

187	3347	Fee Simple	611 51st Avenue North	Nashville	Davidson	TN

188	3349	Fee Simple	329 April Lane	Nashville	Davidson	TN

189	3350	Leasehold	901 Gallatin Pike South	Madison	Davidson	TN

190	3351	Fee Simple	803 South Cumberland	Lebanon	Wilson	TN

191	3352	Fee Simple	2813 Dickerson Pike	Nashville	Davidson	TN

192	3353	Leasehold	883 Hartsville Pike	Gallatin	Sumner	TN

193	3378	Leasehold	1501 Murfreesboro Rd.	Franklin	Williamson	TN

194	4005	Fee Simple	P.O.Box103 18414	Ladysmith	Caroline	VA

195	4013	Fee Simple	5710 Williamsburg Rd	Sandston	Henrico	VA

196	4016	Fee Simple	512 Hull Street	Richmond	Richmond (City)	VA

197	4017	Fee Simple	4803 Broad Street	Richmond	Richmond (City)	VA

198	4027	Fee Simple	1710 Shenandoah Ave	Front Royal	Warren	VA

199	4029	Fee Simple	725 E. Main Street	Luray	Page	VA

200	4030	Fee Simple	1600 Seminole Trail	Charlottesville	Albemarle	VA

201	4031	Fee Simple	4010 Wards Rd (29 South)	Lynchburg	Lynchburg (City)	VA

202	4034	Fee Simple	2005 Lafayette Blvd	Fredericksburg	Fredericksburg (City)	VA

203	4035	Fee Simple	120 Berry Hill Road	Orange	Orange	VA

No.	Site ID#	Interest Owned	Property Address	City	County	State
204	4036	Fee Simple	5301 Lakeside Ave	Richmond	Henrico	VA

205	4037	Fee Simple	5618 Patterson Ave	Richmond	Richmond (City)	VA

206	4039	Fee Simple	10446 Patterson Ave	Richmond	Henrico	VA

207	4040	Fee Simple	8627 Brook Road	Glen Allen	Henrico	VA

208	4041	Fee Simple	12500 Jefferson Davis Hwy	Chester	Chesterfield	VA

209	4044	Leasehold	10150 Hull Street	Midlothian	Chesterfield	VA

210	4045	Fee Simple	395 Second Street	Williamsburg	Williamsburg (City)	VA

211	4047	Fee Simple	416 S. Commerce Ave	Front Royal	Warren	VA

212	4048	Fee Simple	6116 Iron Bridge Road	Richmond	Chesterfield	VA

213	4050	Leasehold	626 Warrenton Road	Fredericksburg	Spotsylvania	VA

214	4051	Fee Simple	10220 Midlothian Tnpk	Richmond	Chesterfield	VA

215	4052	Fee Simple	7500 Forest Hill Ave	Richmond	Richmond (City)	VA

216	4053	Fee Simple	4600 Plank Road	Fredericksburg	Spotsylvania	VA

217	4054	Fee Simple	PO Box 1338/1569 G. W. Hwy	Gloucester Pt	Gloucester	VA

218	4055	Fee Simple	3910 Geo. Wash. Mem. Hwy	Grafton	York	VA

219	4056	Fee Simple	11702 Jefferson Ave	Newport News	Newport News (City)	VA

220	4057	Fee Simple	3020 Richmond Road	Williamsburg	Williamsburg (City)	VA

221	4058	Leasehold	4707 County Drive	Disputanta	Prince George	VA

222	4059	Leasehold	9800 West Broad Street	Glen Allen	Henrico	VA

223	4060	Leasehold	488 Garrisonville Rd	Stafford	Stafford	VA

224	4061	Leasehold	801 England Street	Ashland	Hanover	VA

225	4062	Leasehold	10007 James Madison Hwy	Warrenton	Fauquier	VA

226	4064	Leasehold	6460 Boydton Plank Rd	Petersburg	Petersburg (City)	VA

No.	Site ID#	Interest Owned	Property Address	City	County	State
227	4065	Leasehold	13200 Kingston Road	Chester	Chesterfield	VA

228	4069	Leasehold	2307 Jefferson Davis Hwy	Fredericksburg	Fredericksburg (City)	VA

229	4074	Fee Simple	6692 Geo. Wash. Mem. Hwy	Gloucester	Gloucester	VA

230	5001	Fee Simple	1603 Godfrey Avenue	Fort Payne	De Kalb	AL

231	5003	Fee Simple	1000 US Hwy 431 N	Anniston	Calhoun	AL

232	5004	Fee Simple	West 10th Street	Anniston	Calhoun	AL

233	5057	Fee Simple	1915 Gault Avenue North	Fort Payne	De Kalb	AL

234	5101	Fee Simple	2380 Pelham Rd. South	Jacksonville	Calhoun	AL

235	5102	Fee Simple	1601 Pelham Rd. South	Jacksonville	Calhoun	AL

236	5103	Leasehold	209 Grace Street	Oxford	Calhoun	AL

237	5105	Leasehold	1001 US Hwy 431 N.	Anniston	Calhoun	AL

238	5107	Fee Simple	22 Choccolocca	Anniston	Calhoun	AL

239	5108	Fee Simple	706 Pelham Road South	Jacksonville	Calhoun	AL

240	5111	Leasehold	5958 Speedway Blvd	Eastaboga	Talladega	AL

241	5112	Leasehold	140 US Hwy 278 Bypass E	Piedmont	Calhoun	AL

242	5113	Fee Simple	8689 AL Hwy 202	Bynum	Calhoun	AL

243	5114	Leasehold	1513 Greenbriar Rd	Anniston	Calhoun	AL

244	5116	Leasehold	1443 Lenlock Lane	Anniston	Calhoun	AL

245	5117	Fee Simple	7665 Hwy 431/ PO Box 422	Alexandria	Calhoun	AL

246	5118	Fee Simple	401 Memorial Drive	Piedmont	Calhoun	AL

247	5119	Fee Simple	7876 Alabama Hwy 77	Ohatchee	Calhoun	AL

248	5120	Fee Simple	302 Pelham Road South	Jacksonville	Calhoun	AL

249	5121	Leasehold	45235 Hwy 78	Lincoln	Talladega	AL

No.	Site ID#	Interest Owned	Property Address	City	County	State
250	5122	Leasehold	53410 US Hwy 78 W/PO Box	Eastaboga	Calhoun	AL

251	5123	Fee Simple	828 Lenlock Lane	Anniston	Calhoun	AL

252	5124	Fee Simple	7640 US Hwy 431 N/PO Box	Alexandria	Calhoun	AL

253	5125	Leasehold	600 Quintard Ave	Oxford	Calhoun	AL

254	5130	Leasehold	5101 Oscar Baxter Blvd	Tuscaloosa	Tuscaloosa	AL

255	5131	Leasehold	1921 McFarland Blvd	Northport	Tuscaloosa	AL

256	5132	Leasehold	13518 US Hwy 43N	Northport	Tuscaloosa	AL

257	5142	Leasehold	100 Piedmont Rd	Centre	Winston	AL

258	5143	Leasehold	25 Steele Station Rd	Rainbow City	Etowah	AL

259	5145	Leasehold	2001DeSoto Parkway E.	Fort Payne	De Kalb	AL

260	5146	Fee Simple	3501 Rainbow Drive	Rainbow City	Etowah	AL

261	5148	Fee Simple	8873 Hwy 431	Albertville	Marshall	AL

262	5149	Leasehold	1115 Greenhill Blvd NW	Fort Payne	De Kalb	AL

263	5150	Fee Simple	43118 US Hwy 72	Stevenson	Jackson	AL

264	5151	Fee Simple	5585 Alabama Hwy 68	Collinsville	De Kalb	AL

265	5152	Leasehold	16 Main Street East	Rainsville	DeKalb	AL

266	5153	Leasehold	1402 Glenn Blvd	Fort Payne	De Kalb	AL

267	5155	Leasehold	41425 AL Hwy 75 & 227	Geraldine	De Kalb	AL

268	5156	Leasehold	1147 Main Street	Fyffe	De Kalb	AL

269	5157	Fee Simple	5202 Greenhill Blvd. NW	Fort Payne	De Kalb	AL

270	5158	Fee Simple	4414A Gault Ave. North	Fort Payne	De Kalb	AL

271	5159	Fee Simple	14732 AL Hwy 68	Crossville	De Kalb	AL

272	5160	Fee Simple	9000 AL Hwy 40	Henagar	De Kalb	AL

No.	Site ID#	Interest Owned	Property Address	City	County	State
273	5163	Fee Simple	5396 Tammy Little Drive	Section	Jackson	AL

274	5165	Fee Simple	1808 Gault Ave South	Fort Payne	De Kalb	AL

275	5166	Leasehold	1800 Gault Ave North	Fort Payne	De Kalb	AL

276	5167	Leasehold	1401 Glenn Blvd	Fort Payne	De Kalb	AL

277	5168	Fee Simple	5408 Hwy 68	Collinsville	De Kalb	AL

278	5169	Fee Simple	189 AL Hwy 35	Fyffe	De Kalb	AL

279	5170	Leasehold	205 Hwy 68 West	Collinsville	De Kalb	AL

280	5172	Leasehold	1718 Main Street East	Rainsville	DeKalb	AL

281	5174	Fee Simple	13084 Hwy 22 East	Alexander City	Tallapoosa	AL

282	5175	Fee Simple	8361 Hwy 31 N	Calera	Shelby	AL

283	5176	Fee Simple	1312 Talladega Highway	Sylacauga	Talladega	AL

284	5177	Leasehold	1605 Hwy 22 West	Alexander City	Tallapoosa	AL

285	5179	Fee Simple	67420 AL Hwy 77	Talladega	Talladega	AL

286	5181	Fee Simple	88801 Hwy 9 North	Lineville	Clay	AL

287	5182	Fee Simple	83162 Hwy 9P.O. Box 728	Ashland	Clay	AL

288	5183	Leasehold	2154 East University Drive	Auburn	Lee	AL

289	5184	Fee Simple	4761 Hwy 280 East	Alexander City	Tallapoosa	AL

290	5185	Fee Simple	946 Hillabee Street	Alexander City	Tallapoosa	AL

291	5188	Fee Simple	64940 AL Hwy 77 North	Talledega	Talledega	AL

292	5189	Leasehold	US Hwy 231 & AL Hwy 22	Rockford	Coosa	AL

293	5190	Fee Simple	6158 US Hwy 11/PO Box 964	Springville	St. Clair	AL

294	5191	Fee Simple	14590 US Hwy 411	Odenville	St. Clair	AL

295	5192	Leasehold	36851 US Hwy 231	Ashville	Saint Clair	AL

No.	Site ID#	Interest Owned	Property Address	City	County	State
296	5193	Fee Simple	32751 US Hwy 280	Childersburg	Talladega	AL

297	5195	Fee Simple	22065 Hwy 21	Alpine	Talladega	AL

298	5196	Leasehold	2417 East Glenn Avenue	Auburn	Lee	AL

299	5203	Fee Simple	12245 US 231/431 North	Meridianville	Madison	AL

300	5204	Leasehold	6670 Hwy 431 South	Owens Cross Rds	Madison	AL

301	5205	Leasehold	15690 East Limestone Road	Athens	Limestone	AL

302	5206	Fee Simple	624 Jeff Road	Huntsville	Madison	AL

303	5207	Fee Simple	2220 Zierdt Road SW	Huntsville	Madison	AL

304	5208	Fee Simple	11550 South Memorial Pkwy	Huntsville	Madison	AL

305	5210	Fee Simple	6016 Hwy 72 East	Gurley	Madison	AL

306	5211	Fee Simple	7606 Wall Triana Hwy	Harvest	Madison	AL

307	5212	Fee Simple	28890 AL Hwy 99	Elkmont	Limestone	AL

308	5213	Fee Simple	10475 Hwy 72	Rogersville	Lauderdale	AL

309	5214	Fee Simple	1009 Winchester Road NE	Huntsville	Madison	AL

310	5215	Fee Simple	2000 Helton Drive	Florence	Lauderdale	AL

311	5216	Fee Simple	2291 Florence Blvd	Florence	Lauderdale	AL

312	5217	Fee Simple	4401 Chisholm Road	Florence	Lauderdale	AL

313	5218	Fee Simple	5909 AL Hwy 53	Harvest	Madison	AL

314	5219	Leasehold	3014 Hwy 20 West	Decatur	Morgan	AL

315	5220	Fee Simple	1006 Harvest Road	Harvest	Madison	AL

316	5221	Fee Simple	S 302 Cox Greek Parkway	Florence	Lauderdale	AL

317	5222	Fee Simple	1451 Helton Drive	Florence	Lauderdale	AL

318	5223	Leasehold	503 Hwy 43	Tuscumbia	Colbert	AL

No.	Site ID#	Interest Owned	Property Address	City	County	State
319	5224	Fee Simple	2411 Darby Drive (2411 Hermitage on title)	Florence	Lauderdale	AL

320	5225	Leasehold	100 Wilson Dam Road	Muscle Shoals	Colbert	AL

321	5250	Fee Simple	102 North Military Street	Loretto	Lawrence	TN

322	5509	Leasehold	6010 Hwy 117	Mentone	De Kalb	AL

323	5510	Fee Simple	6108 McClellan Blvd	Anniston	Calhoun	AL

324	5514	Leased Fee	3420 North Memorial Drive	Huntsville	Madison	AL

325	5515	Leasehold	9180 Hwy 117	Valley Head	DeKalb	AL

326	5519	Leased Fee	1103 Woodbury Highway	Manchester	Coffee	TN

327	5529	Leasehold	600 Gault Avenue N	Fort Payne	De Kalb	AL

328	5533	Leased Fee	605 Broadway Avenue	Talladega	Talladega	AL

329	5534	Leased Fee	800 East Battle Street	Talladega	Talladega	AL

330	5537	Leased Fee	734 Airport Drive	Alexander City	Tallapoosa	AL

331	5538	Leased Fee	35160 Al Hwy 21	Talladega	Talladega	AL

332	5539	Leased Fee	29130 AL Hwy 71	Higdon	Jackson	AL

333	5540	Leased Fee	102 Main Street	Weaver	Calhoun	AL

334	5605	Leasehold	132 S. Lafayette Street	Lafayette	Chambers	AL

335	5622	Leased Fee	2452 North Hwy 27	Lafayette	Walker	GA

336	5624	Leasehold	13900 Hwy 27	Trion	Chattooga	GA

337	5629	Leasehold	1135 Trion/Teloga Rd	Trion	Chattooga	GA

338	5645	Leasehold	1031 Georgia Hwy 100 S	Tallapoosa	Haralson	GA

339	7301	Fee Simple	1315 Pine Street	Florence	Lauderdale	AL

340	7317	Fee Simple	209 Jackson St./Illinois Ave	Harrisburg	Phillips	AR

341	7318	Fee Simple	527 Columbia Street	Helena	Phillips	AR

No.	Site ID#	Interest Owned	Property Address	City	County	State
342	7324	Leasehold	10106 I-30	Little Rock	Pulaski	AR

343	7326	Leasehold	1020 West Third Street	Newport	Jackson	AR

344	7328	Leasehold	3401 John F. Kennedy Blvd.	N. Little Rock	Pulaski	AR

345	7334	Fee Simple	604 Highway 63 South	Truman	Poinsett	AR

346	7448	Fee Simple	890 Pendelton Street	Memphis	Shelby	TN

347	7449	Fee Simple	1691 Poplar Avenue	Memphis	Shelby	TN

348	7455	Fee Simple	1101 Gallatin Road	Nashville	Davidson	TN

349	7460	Fee Simple	10 North Willow & Broad	Cookeville	Putnam	TN

Schedule 4.4
Consents, Authorizations, Filings and Notices
Transfer of ownership or a change of officers of the Borrowers or their Subsidiaries upon foreclosure pursuant to the terms of certain of the Security Documents would require consents or approval of, or registrations or filings with, certain Governmental Authorities that have issued licenses and permits to the Borrowers and their Subsidiaries in order to maintain such licenses and permits, including licenses and permits for the sale of alcohol and tobacco products and for acceptance of food stamps.

SCHEDULE 4.8
TITLE DEFECTS

Site No.	Interest Owned	Property Address	Defect
5004	Fee Simple	West 10 Street Anniston, AL	The deed of a prior owner of this property was not recorded. Accordingly, Williamson Oil Co., Inc. may not have good and marketable title in fee simple to this site.

5214	Fee Simple	1009 Winchester Road NE, Huntsville, AL	No more than 1000 square feet can be devoted to sale of grocery items and building improvements on property may not exceed 5000 square feet provided that Kroger or a grocery supermarket of like kind conducts a grocery business at Byers Corner Shopping Center

3193	Leasehold	1500 Lebanon Road, Nashville, TN	Approximately 50% of building encroaches over setback line.

5537	Fee Simple	734 Airport Drive, Alexander City, AL.	Main building encroaches by about 15 ft. over setback on North property line; car wash encroaches by 15 ft over setback on western property line. Main building, pumps, pad, etc. encroach over northern property line by about 3 ft. Parking lot encroaches over southern right-of-way.

Schedule 4.15
Subsidiaries

Name	Jurisdiction	Percentage of Capital Stock Owned by Loan Parties
Williamson Oil Co., Inc.	Alabama	100% owned by MAPCO Family Centers, Inc.

Gasoline Associated Services, Inc.	Alabama	100% owned by Williamson Oil Co., Inc.

Liberty Wholesale Co., Inc.	Alabama	100% owned by Williamson Oil Co., Inc.

Schedule 4.17
Environmental Matters
     Materials of Environmental Concern are present at the following store locations:
     1. Store #1001, 5657 Old Hickory Boulevard, Hermitage, Tennessee — The site is an active environmental case covered by the Tennessee Department of Environment and Conservation’s Division of Underground Storage Tank (TDEC-DUST) Trust Fund. Contamination is present as the result of a release from one or more underground storage tanks (USTs.) Approximately $23,212.00 has been spent on investigative and remedial actions to date, with TDEC-DUST Trust Fund insurance coverage available up to a maximum of $942,500 (this is the maximum coverage available with a 3rd party claim, although no 3rd party claims are expected). An additional $5,000.00 of TDEC-DUST Trust Fund reimbursable expenses are projected to achieve permanent case closure. TDEC-DUST is currently reviewing an Exposure Assessment performed on the site. This environmental case is expected to be closed by the TDEC-DUST in 2005. Groundwater constituents of concern are benzene, toluene, ethyl benzene and xylenes (BTEX), methyl tertiary butyl ether (MTBE), and naphthalene.
     2. Store #1011, 348 Old River Road, Gallatin, Tennessee — The site is a potential pending environmental case not covered by the TDEC-DUST Trust Fund. Older USTs were discovered during the installation of a sewer line. It was determined that they were partially located on the site and partially within the Tennessee Department of Transportation (TDOT) right-of-way. It is uncertain who the actual responsible party is at this time, and the company is seeking TDEC-DUST guidance. Approximately $1,550.00 has been spent to date, with a projected additional expense of $40,000 if Mapco is deemed the responsible party for removal of the USTs. Minor contamination has been detected at this time.
     3. Store #3191, 5001 Linbar Drive, Nashville, Tennessee — The site is an active environmental case covered by the TDEC-DUST Trust Fund. Contamination is present as the result of a release from one or more underground USTs. Approximately $18,987.00 has been spent to date, with TDEC-DUST Trust Fund insurance coverage up to $942,500 (this is the maximum coverage available with a 3rd party claim, although no 3rd party claims are expected). An additional $3,000.00 of TDEC-DUST Trust Fund reimbursable expenses are projected for permanent case closure. TDEC-DUST is currently reviewing an Initial Site Characterization Report performed on the site. No soil and/or groundwater constituents of concern were detected above the applicable TDEC-DUST action levels. This environmental case is expected to be closed by the TDEC- DUST in 2005.
     4. Store #3194, 440 Harding Place, Nashville, Tennessee — The site is an active environmental case covered by the TDEC-DUST Trust Fund. Contamination is present as the result of a release from one or more underground USTs. Approximately $19,224.55 has been spent to date, with TDEC-DUST Trust Fund insurance coverage up to $942,500 (this is the maximum coverage available with a 3rd party claim, although no 3rd party claims are expected). An additional $3,500.00 of TDEC-DUST Trust Fund reimbursable expenses are projected for permanent case closure. TDEC-DUST is currently reviewing an Initial Site Characterization

Report Assessment performed on the site. This environmental case is expected to be closed by the TDEC-DUST in 2005. Groundwater constituents of concern are BTEX, MTBE, and naphthalene.
     5. Store #4005, P.O. Box 103, Ladysmith, Virginia — The site is an active environmental case covered by the Virginia Department of Environmental Quality (VADEQ) Trust Fund. Contamination is present as the result of a release from one or more underground USTs. Approximately $29,730.00 has been spent to date, with VADEQ Trust Fund insurance coverage up to $800,000 (this is the maximum coverage available with a 3rd party claim, although no 3rd party claims are expected). An additional $35,000.00 of VADEQ Trust Fund reimbursable expenses are projected for permanent case closure. VADEQ closure of this environmental case closure is expected by 2007. Soil and groundwater constituents of concern are BTEX and MTBE.
     6. Store #4058, 4707 Country Drive, Disputanta, Virginia — The site is an active environmental case covered by the VADEQ Trust Fund. Contamination is present as the result of a release from one or more underground USTs. Approximately $69,000.00 has been spent to date, with VADEQ Trust Fund insurance coverage up to $800,000 (this is the maximum coverage available with a 3rd party claim, although no 3rd party claims are expected). An additional $575,000.00 of VADEQ Trust Fund reimbursable expenses are projected for permanent case closure. VADEQ closure of this environmental case closure is expected by 2009. Soil and groundwater constituents of concern are BTEX and MTBE.
     7. Old Store #5056, 161 McCurdy Avenue, Rainsville, Alabama — The site is an active environmental case covered by the Alabama Department of Environmental Management (ADEM) Trust Fund. Contamination is present as the result of a release from one or more underground USTs. Approximately $52,724.20 has been spent to date, with ADEM Trust Fund insurance coverage up to $990,000 (this is the maximum coverage available with a 3rd party claim, although no 3rd party claims are expected). An additional $47,882.00 of ADEM Trust Fund reimbursable expenses are projected for permanent case closure. ADEM has approved installation of seven (7) additional soil borings/groundwater monitor wells at the site, which will commence on April 25, 2005. ADEM closure of this environmental case closure is expected by 2008. Soil and groundwater constituents of concern are BTEX, MTBE, and lead.
     8. Old Store #5105, 2110 West 10th Street, Anniston, Alabama — The site is an active environmental case covered by the ADEM Trust Fund. Contamination is present as the result of a release from one or more underground USTs. Approximately $64,289.60 has been spent to date, with insurance coverage up to $990,000 (this is the maximum coverage available with a 3rd party claim, although no 3rd party claims are expected). An additional $44,000 of ADEM Trust Fund reimbursable expenses are projected for permanent case closure. ADEM closure of this environmental case closure is expected by June 2005. Soil and groundwater constituents of concern are BTEX, MTBE, and lead.
     9. Old Store #5109, 3706 Noble Street, Anniston, Alabama — The site is an active environmental case covered by the ADEM Trust Fund. Contamination is present as the result of a release from one or more underground USTs. Approximately $65,337.10 has been spent to date, with insurance coverage up to $990,000.00 (this is the maximum coverage available with a

3rd party claim, although no 3rd party claims are expected). An additional $85,000.00 of ADEM Trust Fund reimbursable expenses are projected for permanent case closure. ADEM closure of this environmental case closure is expected by 2007. Soil and groundwater constituents of concern are BTEX, MTBE, and lead.
     10. Old Store #5111,8172 McClellan Boulevard, Anniston, Alabama — The site is an active environmental case covered by the ADEM Trust Fund. Contamination is present as the result of a release from one or more underground USTs. Approximately $58,064.08 has been spent to date, with insurance coverage up to $990,000.00 (this is the maximum coverage available with a 3rd party claim, although no 3rd party claims are expected). An additional $405,000.00 of ADEM Trust Fund reimbursable expenses are projected for permanent case closure. ADEM closure of this environmental case closure is expected by 2008. Soil and groundwater constituents of concern are BTEX and MTBE.
     11. Store #5153, 1402 Glenn Boulevard, Fort Payne, Alabama — The site is an active environmental case covered by the ADEM Trust Fund. Contamination is present as the result of a release from one or more underground USTs. Approximately $60,662.68 has been spent to date, with insurance coverage up to $990,000.00 (this is the maximum coverage available with a 3rd party claim, although no 3rd party claims are expected). An additional $5,099.11 of ADEM Trust Fund reimbursable expenses are projected for permanent case closure. ADEM has approved abandonment of the groundwater monitor wells at the site for permanent environmental case closure. Well abandonment activities are planned for April 27, 2005. ADEM closure of this environmental case is expected by June 2005. Soil and groundwater constituents of concern are BTEX, MTBE, and lead.
     12. Old Store #5154 (Current Dealer #5539), 29333 Alabama Highway 71, Higdon, Alabama — The site is an active environmental case covered by the ADEM Trust Fund. Contamination is present as the result of a release from one or more underground USTs. Approximately $85,905.10 has been spent to date, with insurance coverage up to $990,000.00 (this is the maximum coverage available with a 3rd party claim, although no 3rd party claims are expected). An additional $335,000.00 of trust fund reimbursable expenses are projected for permanent case closure. ADEM closure of this environmental case closure is expected by 2010. Soil and groundwater constituents of concern are BTEX and MTBE.
     13. Old Store #5183 (Current Dealer #5605), 29333 Alabama Highway 71, Higdon, Alabama — The site is an active environmental case covered by the ADEM Trust Fund. Contamination is present as the result of a release from one or more underground USTs. Approximately $109,503.29 has been spent to date, with insurance coverage up to $990,000.00 (this is the maximum coverage available with a 3rd party claim, although no 3rd party claims are expected). An additional $241,000.00 of ADEM Trust Fund reimbursable expenses are projected for permanent case closure. ADEM closure of this environmental case closure is expected by 2009. Soil and groundwater constituents of concern are BTEX, MTBE, and lead.
     14. Store #5188, 64940 AL Highway 77 North, Talledega, Alabama — The site is an active environmental case covered by the ADEM Trust Fund. Contamination is present as the result of a release from one or more underground USTs. Approximately $26,388.44 has been spent to date, with insurance coverage up to $990,000.00 (this is the maximum coverage available with a 3rd party claim, although no 3rd party claims are expected). Soil and groundwater constituents of concern are BTEX and MTBE. An additional $242,00.00 of ADEM Trust Fund reimbursable expenses are projected to attain case closure. Soil and groundwater constituents of concern are BTEX and MTBE.
     Borrowers have assumed or retained certain liabilities under Environmental Laws under the following contracts:
     15. Real Estate Purchase Agreement dated December 1, 2004, by and between MAPCO Express, Inc. (Seller), and Chris Pardue (Buyer) relating to sale of store 3342. This Agreement contains an indemnification of the Buyer by MAPCO.
     16. Agreement for Sale and Purchase of Property dated February 4, 2005, between MAPCO Express, Inc. (Seller) and RAI Restaurants, Inc. (Buyer) relating to sale of store 1003. This Agreement contains an indemnification for breaches of representations and warranties.

Schedule 4.19(a)
UCC Filing Jurisdictions

Name of Loan Party	UCC Filing Jurisdiction
MAPCO Express, Inc.	Delaware Department of State.

MAPCO Family Centers, Inc.	Delaware Department of State.

Williamson Oil Co., Inc.	Alabama Secretary of State.

Gasoline Associated Services, Inc.	Alabama Secretary of State.

Liberty Wholesale Co., Inc.	Alabama Secretary of State.

SCHEDULE 4.19(b)
RECORDING OFFICES
I. Alabama:
     The Mortgages covering the Mortgaged Properties located in Alabama will need to be recorded in the respective County Clerk’s Office of:
1.	Calhoun

2.	Clay

3.	Colbert

4.	Coosa

5.	Cullman

6.	DeKalb

7.	Etowa

8.	Jackson

9.	Lauderdale

10.	Lee

11.	Limestone

12.	Madison

13.	Marshall

14.	St. Clair

15.	Shelby

16.	Talladega

17.	Tallapoosa

18.	Tuscaloosa

19.	Winston
II. Arkansas:
     The Mortgages covering the following Mortgaged Properties will need to be recorded in the respective Circuit Court Clerk’s office of:
1.	Crittendon County for Site 3005;

2.	Faulkner County for Site 3059;

3.	Jackson County for Site 7326;

4.	Monroe County for Site 3178;

5.	Phillips County for Site 7318;

6.	Poinsett County for Sites 7317 and 7334;

7.	Pulaski County for Sites 3181 and 7324;

8.	St. Francis County for Site 2031; and

9.	Saline County for Sites 3154 and 3155.

III. Georgia
     The Mortgages covering the following Mortgaged Properties will need to be recorded in the respective County Clerk’s Office of:
1.	Dade County for Site 3097, and

2.	Walker County for Site 5622.
IV. Kentucky:
     The Mortgages covering the following Mortgaged Properties will need to be recorded in the respective County Clerk’s office of:
1.	Allen County for Site 1070;

2.	Bell County for Site 1060; and

3.	Simpson County for Site 1044.
V. Louisiana
     The Mortgages covering the following Mortgaged Properties will need to be recorded in the respective Parish Clerk’s Office of:
1.	Lafayette Parish for Site 3037; and

2.	St. Martin Parish for Site 3137.
VI. Mississippi:
     The Mortgages covering the Mortgaged Properties located in Mississippi will need to be recorded in the respective Clerk of the Chancery Court of:
1.	Alcorn County for Site 3009; and

2.	Desoto County for Site 3267.
VII. Tennessee:
     The Mortgages covering the Mortgaged Properties in Tennessee will need to be recorded in the respective Register’s Office for the following counties:
1.	Cheatham

2.	Cocke

3.	Coffee

4.	Davidson

5.	Decatur

6.	DeKalb

7.	Gibson

8.	Hardeman

9.	Hickman

10.	Knox

11.	Lawrence

12.	Macon

13.	Montgomery

14.	Putnam

15.	Roane

16.	Robertson

17.	Rutherford

18.	Shelby

19.	Sumner

20.	Tipton

21.	Warren

22.	White

23.	Williamson

24.	Wilson
VIII. Virginia:
     The Mortgages covering the Mortgaged Properties located in Virginia will need to be filed with the Clerk of the Circuit Court for:
1.	The Clerk of the Circuit Court for Albemarle County, Virginia for Site 4030;

2.	The Clerk of the Circuit Court for Caroline County, Virginia for Site 4005;

3.	The Clerk of the Circuit Court for Chesterfield County, Virginia for Sites 4041, 4048, 4051 and 4065;

4.	The Clerk of the Circuit Court for Dinwiddie County, Virginia for Site 4064.

5.	The Clerk of the Circuit Court for The City of Fredericksburg, Virginia for Sites 4034 and 4069;

6.	The Clerk of the Circuit Court for Gloucester County, Virginia for Sites 4054 and 4074;

7.	The Clerk of the Circuit Court for Hanover County, Virginia for Site 4061;

8.	The Clerk of the Circuit Court for Henrico County Virginia for Sites 4013, 4036, 4039, 4040 and 4059;

9.	The Clerk of the Circuit Court for The City of Lynchburg, Virginia for Site 4031;

10.	The Clerk of the Circuit Court for The City of Newport News, Virginia for Site 4056;

11.	The Clerk of the Circuit Court for Orange County, Virginia for Site 4035;

12.	The Clerk of the Circuit Court for Page County, Virginia for Site 4029;

13.	The Clerk of the Circuit Court for Prince George County, Virginia for Site 4058;

14.	The Clerk of the Circuit Court for The City of Richmond, Virginia for Sites 4016, 4017,4037 and 4052;

15.	The Clerk of the Circuit Court for Spotsylvania County, Virginia for Site 4053;

16.	The Clerk of the Circuit Court for Warren County, Virginia for Sites 4027 and 4047;

17.	The Clerk of the Circuit Court for The City of Williamsburg, Virginia for Site 4057; and

18.	The Clerk of the Circuit Court for York County, Virginia for Sites 4045 and 4055.

SCHEDULE 6.12(a)
Survey Sites

No.	Site ID	Interest Owned	Property Address	City	County	State
1.	3057	Leasehold	3521 Lamar Avenue	Memphis	Shelby	TN

2.	5122	Leasehold	53410 US Hwy 78 W/P.O. Box	Eastaboga	Calhoun	AL

3.	5142	Leasehold	100 Piedmont Road	Centre	Winston	AL

4.	5145	Leasehold	2001 DeSoto Parkway E	Fort Payne	DeKalb	AL

5.	5149	Leasehold	1115 Greenhill Blvd. NW	Fort Payne	DeKalb	AL

6.	5152	Leasehold	16 Main Street East	Rainsville	DeKalb	AL

7.	5155	Leasehold	41425 AL Hwy 75 & 227	Geraldine	DeKalb	AL

8.	5156	Leasehold	1147 Main Street East	Fyffe	DeKalb	AL

9.	5172	Leasehold	1718 Main Street East	Rainsville	DeKalb	AL

10.	5177	Leasehold	1605 Hwy 22 West	Alexander City	Tallapoosa	AL

11.	5515	Leasehold	9180 Hwy 117	Valley Head	DeKalb	AL

SCHEDULE 6.12(b)
POST-CLOSING TITLE POLICIES

Site ID#	Property Address	City	County	State
5103	209 Grace Street	Oxford	Calhoun	AL

5122	53410 US Hwy 78 W/PO Box	Eastaboga	Calhoun	AL

1102	1006 2nd Avenue Northwest	Cullman	Cullman	AL

5145	2001DeSoto Parkway E.	Fort Payne	De Kalb	AL

5155	41425 AL Hwy 75 & 227	Geraldine	De Kalb	AL

5169	189 AL Hwy 35	Fyffe	De Kalb	AL

5152	16 Main Street East	Rainsville	DeKalb	AL

5515	9180 Hwy 117	Valley Head	DeKalb	AL

5150	43118 US Hwy 72	Stevenson	Jackson	AL

5163	5396 Tammy Little Drive	Section	Jackson	AL

5177	1605 Hwy 22 West	Alexander City	Tallapoosa	AL

5142	100 Piedmont Rd	Centre	Winston	AL

2031	26213 I-30/County Line Rd.	Bryant	Saline	AR

3037	5401 Cameron Street	Lafayette	Lafayette	LA

3097	4343 Hwy 136 West	Trenton	Dade	GA

2012	925 Tennessee Ave. South	Parsons	Decatur	TN

3299	100 Highway 76	White House	Rutherford	TN

3253	3524 Covington Pike	Memphis	Shelby	TN

3289	795 W. Poplar Ave.	Collierville	Shelby	TN

Schedule 7.2(d)
Existing Indebtedness
None.

Schedule 7.3(f)
Existing Liens
Local judgment lien against Mapco Express, Inc. (showed up in search results for Mapco Family Centers, Inc.) in the amount of $4,938.98 (for breach of contract with Transportation Specialists, Inc.), filed 11/17/03 in TN Shelby Circuit Court
[NOTE: APPEAL OF FINAL JUDGMENT WAS FILED 11/24/04 ON BEHALF OF MAPCO EXPRESS, INC.].

Schedule 7.3(i)
Liens Securing Hedge Agreements
Pledge and security interest granted in Futures Account Agreement, undated, between MAPCO Express and Salomon Smith Barney Inc. (“SSB”). Section 3(d) of the Futures Account Agreement includes a grant of a pledge and security interest in all property of MAPCO Express held by or for SSB or any affiliate of SSB or due from any exchange or clearing broker in respect of any Contract (as defined in the agreement) bought or sold for the Account (as defined in the agreement) to secure any amounts at any time owing from MAPCO Express to SSB.
Security interest granted in Transaction Master Agreement, dated as of June 30, 2002, between MAPCO Express and Bank Hapoalim B.M. (“Hapoalim”). Section 2.5 of the Transaction Master Agreement includes a grant of a security interest in all cash and non-cash margin from time to time provided to Hapoalim pursuant to the Transaction Master Agreement to secure any obligations of MAPCO Express and the obligations under the Transaction Master Agreement of any other obligors and credit support providers.

GUARANTEE AND COLLATERAL AGREEMENT
made by

DELEK US HOLDINGS, INC.,
MAPCO EXPRESS, INC., MAPCO FAMILY CENTERS, INC.
and certain of their Subsidiaries

in favor of

LEHMAN COMMERCIAL PAPER INC.,
as Administrative Agent
Dated as of April 28,2005

i

ii

Schedules
Schedule 1	Notice Addresses of Guarantors
Schedule 2	Description of Pledged Securities
Schedule 3	Filings and Other Actions Required to Perfect Security Interest
Schedule 4	Jurisdiction of Organization, Identification Number and Location of Chief Executive Office
Schedule 5	Locations of Inventory and Equipment
Schedule 6	Intellectual Property

Annexes

Annex I	Assumption Agreement
Annex II	Acknowledgment and Consent

iii

          GUARANTEE AND COLLATERAL AGREEMENT, dated as of April 28,2005, made by DELEK US HOLDINGS, INC. (“Holdings”), the GRANTORS (as defined below), in favor of LEHMAN COMMERCIAL PAPER INC., as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) from time to time parties to the Credit Agreement, dated as of April 28, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MAPCO EXPRESS, INC., a Delaware corporation (“MAPCO Express”). MAPCO FAMILY CENTERS, INC., a Delaware corporation (“MAPCO Family” and together with MAPCO Express, the “Borrowers”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”). LEHMAN BROTHERS INC., as advisor, lead arranger and book manager (in such capacity, the “Arranger”). LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the “Syndication Agent”). and the Administrative Agent.
W I T N E S S E T H:
          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;
          WHEREAS, the Borrowers are members of an affiliated group of companies that includes Holdings and each other Grantor;
          WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrowers to make valuable transfers to Holdings and one or more of the other Grantors in connection with the operation of their respective businesses;
          WHEREAS, certain of the Qualified Counterparties may enter into Specified Hedge Agreements with one or more of the Grantors;
          WHEREAS, the Borrowers and the other Grantors are engaged in related businesses, and Holdings and each Grantor will derive substantial direct and indirect benefit from the extensions of credit under the Credit Agreement and from the Specified Hedge Agreements;
          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement that Holdings and the Grantors shall have executed and delivered this Agreement to the Administrative Agent;
          WHEREAS, the Existing Collateral and the Existing Security Documents have been assigned to Lehman Commercial Paper Inc., as Administrative Agent;
          WHEREAS, the Administrative Agent has agreed to terminate certain of the Existing Security Documents (the “Terminated Security Documents”):
          WHEREAS, the Borrowers and the other Grantors have requested that each of the Existing Security Documents other than the Terminated Security Documents (the “Remaining Security Documents”) be amended and restated in their entirety as set forth herein; and

          WHEREAS, the Lenders are willing to amend and restate the Remaining Security Documents solely on the terms and conditions set forth herein;
          NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Lenders to enter into the Credit Agreement and to make their respective extensions of credit to the Borrowers thereunder, Holdings and each Grantor hereby agree with the Administrative Agent for the benefit of the Secured Parties that on the Effective Date, the Remaining Security Documents shall be amended and restated in their entirety, as follows:
SECTION 1. DEFINED TERMS
          1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Farm Products, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.
     (b) The following terms shall have the following meanings:
     “Agreement”: this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.
     “Borrower Credit Agreement Obligations”: the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of a Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, or the other Loan Documents, or any Letter of Credit, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Borrower pursuant to the terms of any of the foregoing agreements).
     “Borrower Hedge Agreement Obligations”: the collective reference to all obligations and liabilities of a Borrower (including, without limitation, interest accruing at the then applicable rate provided in any Specified Hedge Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or

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like proceeding, relating to such Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Specified Hedge Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the relevant Qualified Counterparty that are required to be paid by such Borrower pursuant to the terms of any Specified Hedge Agreement).
     “Borrower Obligations”: with respect to any Borrower, the collective reference to (i) the Borrower Credit Agreement Obligations, (ii) the Borrower Hedge Agreement Obligations, but only to the extent that, and only so long as, the Borrower Credit Agreement Obligations are secured and guaranteed pursuant hereto, and (iii) all other obligations and liabilities of such Borrower, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Secured Parties that are required to be paid by such Borrower pursuant to the terms of this Agreement).
     “Collateral”: a collective reference to the Grantor Collateral and the Holdings Collateral.
     “Collateral Account”: any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.
     “Copyrights”: (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.
     “Copyright Licenses”: any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.
     “Deposit Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.
     “Excluded Assets”: the collective reference to (i) any contract, General Intangible, Copyright License, Patent License or Trademark License (“Intangible Assets”), in each case to the extent the grant by the relevant Grantor of a security interest pursuant to this Agreement in such Grantor’s right, title and interest in such Intangible Asset (A) is prohibited by legally enforceable provisions of any contract, agreement,

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instrument or indenture governing such Intangible Asset, (B) would give any other party to such contract, agreement, instrument or indenture a legally enforceable right to terminate its obligations thereunder or (C) is permitted only with the consent of another party, if the requirement to obtain such consent is legally enforceable and such consent has not been obtained; provided, that in any event any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture shall not be Excluded Assets to the extent that any of the foregoing is (or if it contained a provision limiting the transferability or pledge thereof would be) subject to Section 9-406 of the New York UCC, and (ii) Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock” set forth in this Section 1.1.
     “Foreign Subsidiary”: any Subsidiary organized under the laws of any jurisdiction outside the United States of America.
     “Foreign Subsidiary Voting Stock”: the voting Capital Stock of any Foreign Subsidiary.
     “Grantor”: each of the signatories hereto (together with any other entity that may become a party hereto as provided herein) other than Holdings.
     “Grantor Collateral”: as defined in Section 3.1.
     “Guarantor Hedge Agreement Obligations”: the collective reference to all obligations and liabilities of a Guarantor (including, without limitation, interest accruing at the then applicable rate provided in any Specified Hedge Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Specified Hedge Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the relevant Qualified Counterparty that are required to be paid by such Guarantor pursuant to the terms of any Specified Hedge Agreement).
     “Guarantor Obligations”: with respect to any Guarantor, the collective reference to (i) any Guarantor Hedge Agreement Obligations of such Guarantor, but only to the extent that, and only so long as, the other Obligations of such Guarantor are secured and guaranteed pursuant hereto, and (ii) all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to any Secured Party that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

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     “Guarantors”: the collective reference to each Grantor other than the Borrowers.
     “Hedge Agreements”: as to any Person, all interest rate swaps, currency exchange agreements, commodity swaps, caps or collar agreements or similar arrangements entered into by such Person providing for protection against fluctuations in interest rates, currency exchange rates or commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies. For avoidance of doubt, Hedge Agreements shall include any interest rate swap or similar agreement that provides for the payment by any Borrower or any of its Subsidiaries of amounts based upon a floating rate in exchange for receipt by such Borrower or such Subsidiary of amounts based upon a fixed rate.
     “Holdings Collateral”: as defined in Section 3.2.
     “Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
     “Intercompany Note”: any promissory note evidencing loans made by any Grantor to Holdings, Borrowers or any of Grantor’s Subsidiaries.
     “Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock” in this Section 1.1) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.
     “Issuers”: the collective reference to each issuer of any Investment Property.
     “New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.
     “Obligations”: (i) in the case of each Borrower, its Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.
     “Patents”: (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6. (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.
     “Patent License”: all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in

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whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.
     “Pledged Notes”: all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).
     “Pledged Securities”: the collective reference to the Pledged Notes and the Pledged Stock.
     “Pledged Stock”: the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, Holdings or any Grantor while this Agreement is in effect; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.
     “Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.
     “Qualified Counterparty”: with respect to any Specified Hedge Agreement, any counterparty thereto that, at the time such Specified Hedge Agreement was entered into, was a Lender or an affiliate of a Lender.
     “Receivable”: any right to payment for goods sold, leased, licensed, assigned or otherwise disposed of, or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).
     “Secured Parties”: the collective reference to the Administrative Agent, the Lenders (including any Issuing Lender in its capacity as Issuing Lender) and any Qualified Counterparties.
     “Securities Act”: the Securities Act of 1933, as amended.
     “Specified Hedge Agreement”: any Hedge Agreement entered into by (i) any Borrower or any Guarantor and (ii) any Qualified Counterparty.
     “Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country

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or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6. and (ii) the right to obtain all renewals thereof.
     “Trademark License”: any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.
          1.2 Other Definitional Provisions. (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.
          (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
          (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.
SECTION 2. GUARANTEE
          2.1 Guarantee. (a) (i) The Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantee to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrowers when due (whether at stated maturity, by acceleration or otherwise) of each Borrower’s Borrower Obligations (other than, in the case of each Guarantor, Borrower Obligations arising pursuant to clause (ii) of this Section 2.1(a) in respect of Guarantor Hedge Agreement Obligations in respect of which such Guarantor is a primary obligor).
          (ii) Each Borrower hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by each Guarantor when due (whether at stated maturity, by acceleration or otherwise) of the Guarantor Hedge Agreement Obligations of such Guarantor.
          (b) Anything herein or in any other Loan Document to the contrary notwithstanding, (i) the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to fraudulent conveyances or transfers or the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2) and (ii) the maximum liability of each Borrower under this Section 2 shall in no event exceed the amount which can be guaranteed by such Borrower under applicable federal and state laws relating to fraudulent conveyances or transfers or the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

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          (c) (i) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee of such Guarantor contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Secured Party hereunder.
          (ii) Each Borrower agrees that the Guarantor Hedge Agreement Obligations may at any time and from time to time exceed the amount of the liability of such Borrower under this Section 2 without impairing the guarantee of such Borrower contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Secured Party hereunder.
          (d) Subject to Section 8.15 hereof, the guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations (other than Borrower Obligations arising under Section 2.1(a)(ii) hereof) and the obligations of each Guarantor under the guarantee contained in this Section 2 (other than Guarantor Obligations in respect of Borrower Obligations arising under Section 2.1(a)(ii) hereof) shall have been satisfied by full and final payment in cash, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrowers may be free from their respective Borrower Obligations and any or all of the Guarantors may be free from their respective Guarantor Hedge Agreement Obligations.
          (e) No payment made by any Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Secured Party from any Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations or the Guarantor Hedge Agreement Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Borrower or any Guarantor under this Section 2 which shall, notwithstanding any such payment (other than any payment made by such Borrower or such Guarantor in respect of the Borrower Obligations or the Guarantor Hedge Agreement Obligations or any payment received or collected from such Borrower or such Guarantor in respect of the Borrower Obligations or the Guarantor Hedge Agreement Obligations), remain liable for the Borrower Obligations and the Guarantor Hedge Agreement Obligations up to the maximum liability of such Borrower or such Guarantor hereunder until the Borrower Obligations (other than Borrower Obligations arising under Section 2.1(a)(ii) hereof) and the Guarantor Hedge Agreement Obligations are fully and finally paid in cash, no Letter of Credit shall be outstanding and the Commitments are terminated.
          2.2 Right of Contribution. (a) Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder or in respect of the Guarantor Hedge Agreement Obligations, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment.
          (b) Each Borrower and each Guarantor agrees that to the extent that any Borrower or any Guarantor shall have paid more than its proportionate share of any payment made hereunder in respect of any Guarantor Hedge Agreement Obligation of any other Guarantor, such Borrower or such Guarantor, as the case may be, shall be entitled to seek and

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receive contribution from and against the other Borrower and any other Guarantor which has not paid its proportionate share of such payment.
          (c) Each Borrower’s and each Guarantor’s right of contribution under this Section 2.2 shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Borrower or any Guarantor to the Administrative Agent and the Secured Parties, and each Borrower and each Guarantor shall remain liable to the Administrative Agent and the Secured Parties for the full amount guaranteed by such Borrower or such Guarantor hereunder.
          2.3 Subrogation. Notwithstanding any payment made by any Borrower or any Guarantor hereunder or any set-off or application of funds of any Borrower or any Guarantor by the Administrative Agent or any Secured Party, neither any Borrower nor any Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Secured Party against the other Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Secured Party for the payment of the Borrower Obligations or the Guarantor Hedge Agreement Obligations, nor shall any Borrower or any Guarantor seek or be entitled to seek any contribution or reimbursement from the other Borrower or any other Guarantor in respect of payments made by such Borrower or such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Secured Parties by such Borrower on account of the Borrower Obligations are fully and finally paid in cash, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Borrower or any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been fully and finally paid in cash, such amount shall be held by such Borrower or such Guarantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Borrower or such Guarantor, and shall, forthwith upon receipt by such Borrower or such Guarantor, be turned over to the Administrative Agent in the exact form received by such Borrower or such Guarantor (duly indorsed by such Borrower or such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations or the Guarantor Hedge Agreement Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.
          2.4 Amendments, etc. with respect to the Borrower Obligations. Each Borrower and each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Borrower or any Guarantor and without notice to or further assent by any Borrower or any Guarantor, (a) any demand for payment of any of the Borrower Obligations or Guarantor Hedge Agreement Obligations made by the Administrative Agent or any Secured Party may be rescinded by the Administrative Agent or such Secured Party and any of the Borrower Obligations or Guarantor Hedge Agreement Obligations continued, and (b) the Borrower Obligations or Guarantor Hedge Agreement Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Secured Party (with the consent of such of the Borrower and the Guarantor as shall be required thereunder), and (c) the Specified Hedge Agreements, the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in

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part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may (with the consent of such of the Borrower and the Guarantor as shall be required thereunder) deem advisable from time to time, and (d) any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Secured Party for the payment of the Borrower Obligations or Guarantor Hedge Agreement Obligations may (with the consent of such of the Borrower and the Guarantor as shall be required thereunder) be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Secured Party shall, except to the extent set forth in, and for the benefit of the parties to, the agreements and instruments governing such Lien or guarantee, have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or Guarantor Hedge Agreement Obligations or for the guarantees contained in this Section 2 or any property subject thereto.
          2.5 Guarantee Absolute and Unconditional. (a) Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations (other than any notice with respect to any Guarantor Hedge Agreement Obligation with respect to which such Guarantor is a primary obligor and to which it is entitled pursuant to the applicable Specified Hedge Agreement) and notice of or proof of reliance by the Administrative Agent or any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2. The Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2. All dealings between any Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or, consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Borrower or any of the Guarantors with respect to the Borrower Obligations (other than any diligence, presentment, protest, demand or notice with respect to any Guarantor Hedge Agreement Obligation with respect to which such Guarantor is a primary obligor and to which it is entitled pursuant to the applicable Specified Hedge Agreement). Each Guarantor understands and agrees that the guarantee of such Guarantor contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any collateral security therefor or guarantee or right of offset with respect thereto. Any time or from time to time held by the Administrative Agent or any Secured Party, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower or any other Person against the Administrative Agent or any Secured Party, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of any Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of such Borrower for the Borrower Obligations, or of such Guarantor under the guarantee of such Guarantor contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto. Any failure by the Administrative Agent

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or any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability under this Section 2, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
          (b) Each Borrower waives any and all notice of the creation, renewal, extension or accrual of any of the Guarantor Hedge Agreement Obligations and notice of or proof of reliance by the Administrative Agent or any Secured Party upon the guarantee by such Borrower contained in this Section 2 or acceptance of the guarantee by such Borrower contained in this Section 2. The Guarantor Hedge Agreement Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee by each Borrower contained in this Section 2. All dealings between any Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Secured Parties, on the other hand, with respect to any Guarantor Hedge Agreement Obligation likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee by each Borrower contained in this Section 2. Each Borrower waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon such Borrower with respect to the Guarantor Hedge Agreement Obligations. Each Borrower understands and agrees that the guarantee by such Borrower contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of the Guarantor Hedge Agreement Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Secured Party, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Person against the Administrative Agent or any Secured Party, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of such Borrower or any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the applicable Guarantor for the applicable Guarantor Hedge Agreement Obligations, or of such Borrower under its guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand under this Section 2 or otherwise pursuing its rights and remedies under this Section 2 against any Borrower, the Administrative Agent or any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the other Borrower, any Guarantor or any other Person or against any collateral security or guarantee for the Guarantor Hedge Agreement Obligations or any right of offset with respect thereto. Any failure by the Administrative Agent or any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the other Borrower, any Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the other Borrower, any Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve such Borrower of any obligation or liability under this Section 2, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the

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Administrative Agent or any Secured Party against any Borrower under this Section 2. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
          2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations or Guarantor Hedge Agreement Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
          2.7 Payments. Each Borrower and each Guarantor hereby guarantees that payments by it hereunder will be paid to the Administrative Agent without set-off or counterclaim (i) in the case of obligations in respect of Borrower Obligations arising under the Credit Agreement or any other Loan Document in Dollars at the Payment Office specified in the Credit Agreement and (ii) in the case of obligations in respect of any Borrower Hedge Agreement Obligations or any Guarantor Hedge Agreement Obligations, in the currency and at the place specified in the applicable Specified Hedge Agreement.
SECTION 3. GRANT OF SECURITY INTEREST
          3.1 Grantor Security Interest. Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Grantor Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:
(a)	all Accounts;

(b)	all Chattel Paper;

(c)	all Deposit Accounts;

(d)	all Documents;

(e)	all Equipment;

(f)	all General Intangibles;

(g)	all Instruments;

(h)	all Intellectual Property;

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(i)	all Inventory;

(j)	all Investment Property;

(k)	all Letter-of-Credit Rights;

(1)	all Goods and other personal property (other than vehicles) not otherwise described above;

(m)	all books and records pertaining to the Collateral; and

(n)	to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, all Supporting Obligations in respect of any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;
provided, that the Grantor Collateral shall not include any Excluded Assets.
          3.2 Holdings Security Interest. Holdings hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all Pledged Stock of the Borrowers now owned or at any time hereafter acquired by Holdings or in which Holdings now has or at any time in the future may acquire any right, title or interest and all Proceeds thereof (collectively, “Holdings Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of Borrower Obligations.
SECTION 4. REPRESENTATIONS AND WARRANTIES
          To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Grantor (and with respect to Section 4.1(b), 4.2,4.3,4.4 and 4.7 only, Holdings) hereby represents and warrants to the Administrative Agent and each Lender that:
     4.1 Representations in Credit Agreement: Holdings’ Representations. (a) In the case of each Guarantor, the representations and warranties set forth in Section 4 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to any Borrower’s knowledge shall, for the purposes of this Section 4.1(a), be deemed to be a reference to such Guarantor’s knowledge.
     (b) In the case of Holdings:
     (i) Holdings (A) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (B) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it

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operates as lessee and to conduct the business in which it is currently engaged, (C) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify or be in good standing therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (D) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (ii) Holdings has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. Subject to Schedule 4.4 of the Credit Agreement, no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents to which Holdings is a party other than (i) consents, authorizations, filings and notices which have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.19 of the Credit Agreement. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of Holdings. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of Holdings enforceable against Holdings in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
     (iii) The execution, delivery and performance by Holdings of the Loan Documents to which Holdings is a party will not violate any Requirement of Law or Contractual Obligation of Holdings or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than pursuant to this Agreement).
     (iv) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings, threatened by or against Holdings or any of its Subsidiaries or against any of its or their respective properties or revenues (x) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (y) which would reasonably be expected to have a Material Adverse Effect.
          4.2 Title: No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor or Holdings, as applicable, owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor

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of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement.
          4.3 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral (other than Deposit Accounts, to the extent that there are no control agreements with respect thereto) in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations or the Borrower Obligations, as the case may be, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor or Holdings, as applicable, and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted by the Credit Agreement.
          4.4 Jurisdiction of Organization: Chief Executive Office. On the date hereof, Holdings’ and such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of Holdings’ and such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 4. Holdings and such Grantor have furnished to the Administrative Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof.
          4.5 Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Schedule 5.
          4.6 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.
          4.7 Investment Property. (a) In the case of each Grantor, the shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer. In the case of Holdings, the shares of Pledged Stock pledged by Holdings hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of the Borrowers owned by Holdings.
          (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.
          (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

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          (d) Holdings or such Grantor, as the case may be, is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.
          4.8 Receivables. (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent to the extent required by Section 5.2.
          (b) None of the obligors on any Receivable is a Governmental Authority, except for Receivables constituting not more than 5% of the face amount of all Receivables.
          (c) The amounts represented by such Grantor to the Secured Parties from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate.
          4.9 Intellectual Property. (a) Schedule 6 lists all Intellectual Property owned by such Grantor in its own name on the date hereof.
          (b) On the date hereof, all material Intellectual Property of such Grantor described on Schedule 6 is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person.
          (c) Except as set forth in Schedule 6, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.
          (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor’s rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.
          (e) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any material Intellectual Property or such Grantor’s ownership interest therein, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property.
SECTION 5. COVENANTS
          Each Grantor (and with respect to Sections 5.2, 5.5, 5.6, 5.7 and 5.8 only, Holdings) covenants and agrees with the Administrative Agent and the Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

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          5.1 Covenants in Credit Agreement. In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.
          5.2 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement; provided, that the Grantors shall not be obligated to deliver to the Administrative Agent any Instruments or Chattel Paper held by any Grantor at any time to the extent that the aggregate face amount of all such Instruments and Chattel Paper held by all Grantors at such time does not exceed $100,000.
          5.3 Maintenance of Insurance. (a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Administrative Agent and (ii) insuring such Grantor, the Administrative Agent and the Secured Parties against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent and the Lenders.
          (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative Agent as insured party or loss payee, (iii) if reasonably requested by the Administrative Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Administrative Agent.
          (c) Each Borrower shall deliver to the Administrative Agent and the Lenders a report of a reputable insurance broker with respect to such insurance substantially concurrently with the delivery by such Borrower to the Administrative Agent of its audited financial statements for each fiscal year and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

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          5.4 Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings would not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.
          5.5 Maintenance of Perfected Security Interest: Further Documentation. (a) Holdings or such Grantor, as the case may be, shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.
          (b) Holdings or such Grantor, as the case may be, will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of Holdings or such Grantor, as the case may be, and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.
          (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of Holdings or such Grantor, as the case may be, Holdings or such Grantor, as applicable, will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts and Letter-of-Credit Rights, taking any actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.
          5.6 Changes in Name, etc. Holdings and such Grantor will not, except upon 15 days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein:
     (i) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 4.4; or
     (ii) change its name.

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          5.7 Notices. Holdings or such Grantor, as applicable, will advise the Administrative Agent and the Lenders promptly, in reasonable detail, of:
          (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and
          (b) the occurrence of any other event which would reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.
          5.8 Investment Property. (a) If Holdings or such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, Holdings or such Grantor, as the case may be, shall accept the same as the agent of the Administrative Agent and the Secured Parties, hold the same in trust for the Administrative Agent and the Secured Parties and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by Holdings or such Grantor, as the case may be, to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by Holdings or such Grantor, as the case may be, and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property, or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by Holdings or such Grantor, Holdings or such Grantor, as applicable, shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of Holdings or such Grantor, as the case may be, as additional collateral security for the Obligations. Notwithstanding the foregoing, Holdings and the Grantors shall not be required to pay over to the Administrative Agent or deliver to the Administrative Agent as Collateral any proceeds of any liquidation or dissolution of any Issuer, or any distribution of capital or property in respect of any Investment Property, to the extent that (i) such liquidation, dissolution or distribution, if treated as a Disposition of the relevant Issuer, would be permitted by the Credit Agreement and (ii) the proceeds thereof are applied toward prepayment of Loans and reduction of Commitments to the extent required by the Credit Agreement.
          (b) Without the prior written consent of the Administrative Agent, neither Holdings nor such Grantor will (i) vote to enable, or take any other action to permit, any Issuer to

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issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, unless such securities are delivered to the Administrative Agent, concurrently with the issuance thereof, to be held by the Administrative Agent as Collateral, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of Holdings or such Grantor, as applicable, or the Administrative Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.
          (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Pledged Securities issued by it.
          (d) Each Issuer that is a partnership or a limited liability company (i) confirms that none of the terms of any equity interest issued by it provides that such equity interest is a “security” within the meaning of Sections 8-102 and 8-103 of the New York UCC (a “Security”), (ii) agrees that it will take no action to cause or permit any such equity interest to become a Security, (iii) agrees that it will not issue any certificate representing any such equity interest and (iv) agrees that if, notwithstanding the foregoing, any such equity interest shall be or become a Security, such Issuer will (and the Grantor that holds such equity interest hereby instructs such Issuer to) comply with instructions originated by the Administrative Agent without further consent by such Grantor.
          5.9 Receivables. (a) Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that would adversely affect the value thereof.
          (b) Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.
          5.10 Intellectual Property. (a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark (other than Trademarks abandoned without Material Adverse Effect) on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark

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with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.
          (b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.
          (c) Such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.
          (d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.
          (e) Such Grantor will notify the Administrative Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.
          (f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Secured Parties’ security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.
          (g) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application relating to any material Intellectual Property (and to obtain the relevant registration) and to maintain each registration of

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the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.
          (h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value to such Grantor’s business, promptly notify the Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.
SECTION 6. REMEDIAL PROVISIONS
          6.1 Certain Matters Relating to Receivables. (a) The Administrative Agent shall have the right, at any time after the occurrence and during the continuance of an Event of Default, to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent reasonably may require in connection with such test verifications. At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon the Administrative Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.
          (b) The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, subject to the Administrative Agent’s direction and control after the occurrence and during the continuance of an Event of Default, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
          (c) At the Administrative Agent’s request, at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

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          (d) At any time after the occurrence and during the continuance of an Event of Default, each Grantor will cooperate with the Administrative Agent to establish a system of lockbox accounts, under the sole dominion and control of the Administrative Agent, into which all Receivables shall be paid and from which all collected funds will be transferred to a Collateral Account.
          6.2 Communications with Obligors: Grantors Remain Liable. (a) The Administrative Agent in its own name or in the name of others may at any time communicate with obligors under the Receivables to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables.
          (b) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.
          (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables (or any agreement giving rise thereto) to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Secured Party of any payment relating thereto, nor shall the Administrative Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
          6.3 Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to Holdings or the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), Holdings and each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.
          (b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to Holdings or the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and

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make application thereof to the Obligations in the order set forth in Section 6.5, and (ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by Holdings or any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to Holdings or any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
          (c) Holdings and each Grantor hereby authorize and instruct each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from Holdings or such Grantor, and Holdings and each Grantor agree that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.
          6.4 Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Administrative Agent and the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by Holdings or any Grantor consisting of cash, checks and Instruments shall be held by Holdings or such Grantor, as the case may be, in trust for the Administrative Agent and the Secured Parties, segregated from other funds of Holdings or such Grantor, as the case may be, and shall, forthwith upon receipt by Holdings or such Grantor, be turned over to the Administrative Agent in the exact form received by Holdings or such Grantor, as the case may be (duly indorsed by Holdings or such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by Holdings or such Grantor, as the case may be, in trust for the Administrative Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.
          6.5 Application of Proceeds. At such intervals as may be agreed upon by the Borrowers and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral

24

Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:
     First, to pay incurred and unpaid fees and expenses of the Administrative Agent under the Loan Documents;
     Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;
     Third, to the Administrative Agent, for application by it towards prepayment of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties; and
     Fourth, any balance of such Proceeds remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrowers or to whomsoever may be lawfully entitled to receive the same.
          6.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Holdings, any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Holdings or any Grantor, which right or equity is hereby waived and released. Holdings and each Grantor further agree, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at Holdings’ or such Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6 with respect to any Grantor Collateral, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral of such Grantor or in any way relating to the Collateral of such Grantor or the rights of the Administrative Agent and the Secured Parties hereunder with respect thereto, including, without limitation, reasonable

25

attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations of such Grantor, in the order specified in Section 6.5, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, Holdings and each Grantor waive all claims, damages and demands it may acquire against the Administrative Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
          6.7 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Secured Party to collect such deficiency.
SECTION 7. THE ADMINISTRATIVE AGENT
          7.1 Administrative Agent’s Appointment as Attorney-in-Fact, etc. (a) Holdings and each Grantor hereby irrevocably constitute and appoint the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Holdings or such Grantor, as applicable, and in the name of Holdings or such Grantor, as applicable, or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, Holdings or each Grantor hereby give the Administrative Agent the power and right, on behalf of Holdings or such Grantor, as applicable, without notice to or assent by Holdings or such Grantor, to do any or all of the following:
     (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;
     (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;
     (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

26

     (iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;
     (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and Holdings’ or such Grantor’s expense, as the case may be, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as Holdings or such Grantor might do; and
     (vi) license or sublicense whether on an exclusive or non-exclusive basis, any Intellectual Property for such term and on such conditions and in such manner as the Administrative Agent shall in its sole judgment determine and, in connection therewith, such Grantor hereby grants to the Administrative Agent for the benefit of the Secured Parties a royalty-free, world-wide irrevocable license of its Intellectual Property; provided, however, that so long as no Event of Default shall have occurred and be continuing, each Grantor may exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other action with respect to the Intellectual Property in the ordinary course of business of such Grantor, except as would reasonably be expected to have a Material Adverse Effect.
          Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

27

          (b) If Holdings or any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
          (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Credit Loans that are Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by Holdings or the relevant Grantor, shall be payable by Holdings or such Grantor, as applicable, to the Administrative Agent on demand.
          (d) Holdings and each Grantor hereby ratify all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
          7.2 Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Holdings, any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Secured Parties hereunder are solely to protect the Administrative Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers. The Administrative Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to Holdings or any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
          7.3 Execution of Financing Statements. Pursuant to any applicable law, Holdings and each Grantor authorize the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of Holdings or such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each Grantor authorizes the Administrative Agent to use the collateral description “all personal property” or “all assets” in any such financing statements. Holdings and each Grantor hereby ratify and authorize the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.
          7.4 Authority of Administrative Agent. Holdings and each Grantor acknowledge that the rights and responsibilities of the Administrative Agent under this

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Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent, Holdings and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and none of Holdings nor any Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority. Notwithstanding any other provision herein or in any Loan Document, the only duty or responsibility of the Administrative Agent to any Qualified Counterparty under this Agreement is the duty to remit to such Qualified Counterparty any amounts to which it is entitled pursuant to Section 6.5.
SECTION 8. MISCELLANEOUS
          8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1. of the Credit Agreement. No consent of any Qualified Counterparty shall be required for any waiver, amendment, supplement or other modification to this Agreement.
          8.2 Notices. All notices, requests and demands to or upon the Administrative Agent, Holdings or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon Holdings or any Guarantor shall be addressed to Holdings or such Guarantor, as applicable, at its notice address set forth on Schedule 1.
          8.3 No Waiver by Course of Conduct: Cumulative Remedies. Neither the Administrative Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
          8.4 Enforcement Expenses: Indemnification. (a)Each Guarantor agrees to pay, or reimburse each Secured Party and the Administrative Agent for, all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Secured Party and of counsel to the Administrative Agent. Holdings agrees to pay, or reimburse

29

each Secured Party and the Administrative Agent for, all its costs and expenses incurred in enforcing or preserving any rights under this Agreement and the other Loan Documents to which it is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Secured Party and of counsel to the Administrative Agent.
          (b) Holdings and each Guarantor agree to pay, and to save the Administrative Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.
          (c) Holdings and each Guarantor agree to pay, and to save the Administrative Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrowers would be required to do so pursuant to Section 10.5 of the Credit Agreement.
          (d) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.
          8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of Holdings and each Grantor and shall inure to the benefit of the Administrative Agent and the Secured Parties and their successors and assigns; provided that none of Holdings nor any Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.
          8.6 Set-Off. Each Grantor hereby irrevocably authorizes the Administrative Agent and each Secured Party at any time and from time to time while an Event of Default pursuant to Section 8(a) of the Credit Agreement shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent or such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to the Administrative Agent or such Secured Party hereunder and claims of every nature and description of the Administrative Agent or such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Secured Party may elect, whether or not the Administrative Agent or any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Secured Party shall notify such Grantor promptly of any such set-off and the application made by the Administrative Agent or such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Secured Party under

30

this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Secured Party may have.
          8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
          8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
          8.10 Integration. This Agreement and the other Loan Documents represent the agreement of Holdings, the Grantors, the Administrative Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.
          8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
          8.12 Submission To Jurisdiction: Waivers. Holdings and each Grantor hereby irrevocably and unconditionally:
          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings or such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

31

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
          8.13 Acknowledgements. Holdings and each Grantor hereby acknowledge that:
          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
          (b) neither the Administrative Agent nor any Secured Party has any fiduciary relationship with or duty to Holdings or any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship among Holdings and the Grantors, on the one hand, and the Administrative Agent and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among Holdings, the Grantors and the Secured Parties.
          8.14 Additional Grantors. Each Subsidiary of the Borrowers that is required to become a party to this Agreement pursuant to Section 6.10 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto.
          8.15 Releases. (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations (other than Borrower Hedge Agreement Obligations and Guarantor Hedge Agreement Obligations) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent, Holdings and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to Holdings and the Grantors. At the request and sole expense of Holdings or any Grantor following any such termination, the Administrative Agent shall deliver to Holdings or such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as Holdings or such Grantor shall reasonably request to evidence such termination.
          (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of any Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in

32

a transaction permitted by the Credit Agreement; provided that such Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by such Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.
          (c) No consent of any Qualified Counterparty shall be required for any release of Collateral or Guarantors pursuant to this Section.
          8.16 WAIVER OF JURY TRIAL. HOLDINGS AND EACH GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH AGENT AND EACH SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

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          IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

DELEK US HOLDINGS, INC.
By:	/s/ [ILLEGIBLE]
Title: President

By:	/s/ [ILLEGIBLE]
Title: Vice President

MAPCO EXPRESS, INC.
By:	/s/ [ILLEGIBLE]
Title: President

By:	/s/ [ILLEGIBLE]
Title: Chief Financial Officer

MAPCO FAMILY CENTERS, INC.
By:	/s/ [ILLEGIBLE]
Title: President

By:	/s/ [ILLEGIBLE]
Title: Chief Financial Officer

GASOLINE ASSOCIATED SERVICES, INC.
By:	/s/ [ILLEGIBLE]
Title: President

By:	/s/ [ILLEGIBLE]
Title: Vice President

LIBERTY WHOLESALE CO., INC.
By:	/s/ [ILLEGIBLE]
Title: [ILLEGIBLE]

By:	/s/ [ILLEGIBLE]
Title: [ILLEGIBLE]

WILLIAMSON OIL CO., INC.
By:	/s/ [ILLEGIBLE]
Title: [ILLEGIBLE]

By:	/s/ [ILLEGIBLE]
Title: [ILLEGIBLE]

Schedule 1
NOTICE ADDRESSES OF GUARANTORS
c/o MAPCO Express, Inc.
830 Crescent Centre Drive
Suite 300
Franklin, Tennessee 37067
Attention: President
Telecopy: (615) 224-1185

Schedule 2
DESCRIPTION OF PLEDGED SECURITIES
Pledged Stock:

Issuer	Class of Stock	Stock Certificate No.	No. of Shares
MAPCO Express, Inc.	Common	1	100

MAPCO Family Centers, Inc.	Common	1	100

Williamson Oil Co., Inc.	Common	15	301

Gasoline Associated Services, Inc.	Common	2	5,000

Liberty Wholesale Co., Inc.	Common	1	1,000
Pledged Notes:

Issuer	Payee	Principal Amount
None

Schedule 3
FILINGS AND OTHER ACTIONS
REQUIRED TO PERFECT SECURITY INTERESTS
Uniform Commercial Code Filings

Debtor	Filing Office
MAPCO Express, Inc.	Delaware Department of State.

MAPCO Family Centers, Inc.	Delaware Department of State.

Williamson Oil Co., Inc.	Alabama Secretary of State.

Gasoline Associated Services, Inc.	Alabama Secretary of State.

Liberty Wholesale Co., Inc.	Alabama Secretary of State.
     Filing of the necessary continuation statements and amendments with respect to such Uniform Commercial Code filings.
Patent, Trademark and Copyright Filings
     Such recordings or filings required by the United States Copyright Office, the U.S. Patent and Trademark Office, or any similar office or agency of the United States, any other country or any political subdivision thereof, including the following:
     Recordation with the U.S. Patent and Trademark Office of an assignment of the Assignment for Security dated as of July 31, 2002 of the registered Trademarks owned by MAPCO Express and identified on Schedule 6.
     Recordation with the U.S. Patent and Trademark Office of an assignment for security of the Trademarks and pending Trademark applications owned by MAPCO Express and identified on Schedule 6.

     Recordation with the United States Copyright Office of an assignment of the Assignment for Security dated as of July 31, 2002 of the Copyright owned by MAPCO Express and identified on Schedule 6.
     Recordation with the United States Copyright Office of an assignment for security of the Copyright owned by MAPCO Express and identified on Schedule 6.
Actions with respect to Pledged Stock
     Delivery to Administrative Agent of Pledged Stock identified on Schedule 2, together with blank powers.
Other Actions
     If any Loan Party acquires any Letter-of-Credit Rights, such actions as are necessary to give the Administrative Agent control of such Letter-of-Credit Rights in accordance with Section 9-107 of the Uniform Commercial Code.
     If any Loan Party acquires any Chattel Paper, such actions as are necessary for the Administrative Agent to have possession of any tangible Chattel Paper and to give the Administrative Agent control of any Electronic Chattel Paper in accordance with Section 9-105 of the Uniform Commercial Code.
     If any Loan Party acquires any Investment Property, such actions as are necessary to give the Administrative Agent control of such Investment Property in accordance with Section 9-106 of the Uniform Commercial Code.
     If any Loan Party acquires any other Collateral as to which the Lenders’ security interest is not perfected by filing a financing statement, such actions as are necessary to give the Lenders a prior perfected security interest in such Collateral in accordance with the Uniform Commercial Code.

Schedule 4
JURISDICTION OF ORGANIZATION, IDENTIFICATION NUMBER AND
LOCATION OF CHIEF EXECUTIVE OFFICE

Holdings/	Jurisdiction of	Identification	Location of Chief
Grantor	Organization	Number	Executive Office
Delek US Holdings, Inc.	Delaware	3379192	c/o MAPCO Express, Inc. 830 Crescent Centre Drive Suite 300 Franklin, Tennessee 37067

MAPCO Express, Inc.	Delaware	3379187	830 Crescent Centre Drive Suite 300 Franklin, Tennessee 37067

MAPCO Family Centers, Inc.	Delaware	3626374	830 Crescent Centre Drive Suite 300 Franklin, Tennessee 37067

Williamson Oil Co., Inc.	Alabama	022-962	1603 Godfrey Avenue, SE Fort Payne, Alabama 35967

Gasoline Associated Services, Inc.	Alabama	181-010	1603 Godfrey Avenue, SE Fort Payne, Alabama 35967

Liberty Wholesale Co., Inc.	Alabama	100-680	1603 Godfrey Avenue, SE Fort Payne, Alabama 35967

Schedule 5
LOCATIONS OF INVENTORY AND EQUIPMENT

PROPERTY IDENTIFICATION
Site ID#	Address	City	State	Zip
MAPCO Express, Inc.
1001	5756 Old Hickory Blvd.	Hermitage	TN	37026
1003	3011 West End Ave	Nashville	TN	37203
1004	127 N. Central/Nash. Hwy	Centerville	TN	37033
1010	137 Brockmanway	Sparta	TN	38583
1011	348 Red River Road	Gallatin	TN	37066
1012	800 Jefferson Street	Nashville	TN	37208
1014	234 Beershaba Springs Road	McMinnville	TN	37110
1015	1001 North Locust St.	Lawrenceburg	TN	38464
1018	3043 Nolensville Road	Nashville	TN	37211
1024	19 West Spring Street	Cookeville	TN	38501
1025	4500 Charlotte Avenue	Nashville	TN	37209
1027	406 South Water Street	Gallatin	TN	37066
1030	2616 Franklin Road	Nashville	TN	37204
1033	712 Main Street	Nashville	TN	37206
1040	1301 Dickerson Road	Goodlettsville	TN	37072
1043	213 North Main Street	Ashland City	TN	37015
1044	601 North Main Street	Franklin	KY	42134
1045	819 Columbia Avenue	Franklin	TN	37064
1048	1004 Gallatin Road South	Madison	TN	37115
1059	1010 South Gate	Rockwood	TN	37854
1060	951 Riverview Avenue	Pineville	KY	40977
1070	364 Old Gallatin Road	Scottsville	KY	42164
1091	Box 496/Tri-County Blvd.	Oliver Springs	TN	37840
1092	1000 R.B.S. Road	Lafayette	TN	37083
1102	1006 2nd Avenue Northwest	Cullman	AL	35055
1106	501 North Gault	Ft. Payne	AL	35967
1107	801 S.E. Jefferson Street	Athens	AL	35611
1114	2540 Florence Blvd.	Florence	AL	35630
1115	PO Box 472/Hwy 31 E.	Westmoreland	TN	37186
1133	4531 Chapman Highway	Knoxville	TN	37920
1134	250 West Broadway	Newport	TN	37821
1149	1425 Robinson Road	Old Hickory	TN	37138
2004	2715 West 65th Street	Little Rock	AR	72209
2012	925 Tennessee Ave. South	Parsons	TN	38363
2031	26213 I-30/County Line Rd.	Bryant	AR	72022
3001	3240 North Thomas	Memphis	TN	38127
3002	2644 Hollywood Blvd.	Memphis	TN	38127
3003	5375 Elvis Presley Blvd.	Memphis	TN	38116

PROPERTY IDENTIFICATION
Site ID#	Address	City	State	Zip
3005	1521 North Missouri	West Memphis	AR	72301
3009	2218 Hwy. 72 East	Corinth	MS	38834
3010	817 Market Street	Bolivar	TN	38008
3015	5211 Poplar Avenue	Memphis	TN	38119
3017	2921 Airways	Memphis	TN	38116
3024	116 East Highway 72	Collierville	TN	38017
3037	5401 Cameron Street	Lafayette	LA	70501
3041	833 Highway 51 North	Covington	TN	38019
3046	7790 Highway 51 North	Millington	TN	38053
3048	2331 Frayser Blvd.	Memphis	TN	38127
3054	391 Western Park Drive	Memphis	TN	38109
3056	1723 Jackson (Evergreen).	Memphis	TN	38107
3057	3521 Lamar Avenue	Memphis	TN	38118
3058	32621-55	Marion	AR	72364
3059	545 Industrial Blvd @ I-40	Conway	AR	72032
3063	128 East Broad Street	Smithville	TN	37166
3065	6624 Charlotte Avenue	Nashville	TN	37209
3066	301 Long Hollow Pike	Goodlettsville	TN	37072
3068	1187 West Main Street	Hendersonville	TN	37075
3097	4343 Hwy 136 West	Trenton	GA	30752
3134	321 North 22nd Street	Humboldt	TN	38343
3137	2099 Rees Street	Breaux Bridge	LA	70517
3138	298 East Mallory Avenue	Memphis	TN	38109
3140	1301 Memorial Boulevard	Springfield	TN	37172
3142	6127 Stage Road	Bartlett	TN	38134
3143	272 So. Danny Thomas Blvd.	Memphis	TN	38126
3144	5325 Summer Ave.	Memphis	TN	38122
3148	3161 U.S. Hwy 61	Memphis	TN	38109
3149	2980 Broad	Memphis	TN	38112
3150	6193 Mt. Moriah	Memphis	TN	38115
3151	4138 Kirby Parkway\Raines	Memphis	TN	38115
3153	3589 James Road	Memphis	TN	38128
3154	1030 Hwy 78 North	Wheatley	AR	72032
3155	202 Hwy. 75 North	Heth	AR	72346
3156	2201 Whites Creek Pk\Trinity	Nashville	TN	37207
3157	645 Chelsea (Danny Thomas)	Memphis	TN	38107
3158	680 North Bellevue Blvd	Memphis	TN	38107
3160	2335 Park Avenue	Memphis	TN	38114
3161	6705 Shelby Drive	Memphis	TN	38115
3162	1251 Church St. (Sanbyrn)	Murfreesboro	TN	37130
3163	2456 Chelsea (Hollywood)	Memphis	TN	38108
3164	459 E. H. Crump Blvd.	Memphis	TN	38126
3165	2454 Elvis Presley	Memphis	TN	38106
3166	l559 Lamar (& Willet)	Memphis	TN	38114
3171	1465 S. Third Street/Parkway	Memphis	TN	38106
3174	3703 Jackson (Orchi)	Memphis	TN	38108

PROPERTY IDENTIFICATION
Site ID#	Address	City	State	Zip
3178	1415 Main Street	Brinkley	AR	72021
3181	5420 W. 12th(Fairpark)	Little Rock	AR	72204
3184	4190 Nolensville Rd.	Nashville	TN	37211
3185	5040 Nolensville Rd.	Nashville	TN	37211
3186	2406 Elm Hill/McGavock Pike	Nashville	TN	37214
3187	1191 Murfreesboro Rd.	Nashville	TN	37217
3189	1090 Murfreesboro Rd.	Nashville	TN	37217
3191	5001 Linbar Dr.	Nashville	TN	37211
3193	1500 Lebanon Road	Nashville	TN	37210
3194	440 Harding Pl.	Nashville	TN	37211
3195	4677 Trousdale Drive	Nashville	TN	37204
3198	3410 West End	Nashville	TN	37203
3200	1302 Neely’s Bend Rd.	Madison	TN	37115
3201	1507 21st Ave. South	Nashville	TN	37212
3202	2491 Ft. Campbell Blvd.	Clarksville	TN	37040
3203	1012 N. Tennessee Blvd.	Murfreesboro	TN	37130
3204	160 McGavock Pike	Nashville	TN	37214
3205	640 New Providence Blvd.	Clarksville	TN	37042
3208	lll Luyben Hills Rd.	Kingston Springs	TN	37082
3214	18 Thompson Lane	Nashville	TN	37211
3215	1201 South Gallatin Rd.	Madison	TN	37115
3216	15131 Old Hickory Blvd	Nashville	TN	37211
3217	7600 Hwy 70 South	Nashville	TN	37221
3218	2101 Murfreesboro Rd	Nashville	TN	37217
3219	481 Old Hickory Blvd	Nashville	TN	37209
3220	2827 New Smith Springs Rd.	Nashville	TN	37217
3245	3333 Thomas/US Hwy 51	Memphis	TN	38127
3246	2120 Frayser Blvd.	Memphis	TN	38127
3247	6379 Navy Rd.	Millington	TN	38053
3251	4000 Raleigh Millington	Memphis	TN	38128
3252	4311 New Allen Rd.	Memphis	TN	38128
3253	3524 Covington Pike	Memphis	TN	38128
3261	2142 Central Ave.	Memphis	TN	38104
3262	3278 Summer Ave.	Memphis	TN	38112
3265	5263 Hwy 61 S.	Memphis	TN	38109
3267	2515 Goodman Rd. W.	Horn Lake	MS	38637
3268	5190 Airways	Memphis	TN	38116
3269	1505 E. Brooks Rd.	Memphis	TN	38116
3271	2185 Winchester/Airways	Memphis	TN	38116
3272	4131 Airways Blvd.	Memphis	TN	38116
3273	1681 Winchester Rd.	Memphis	TN	38116
3274	3367 Winchester Rd.	Memphis	TN	38118
3276	3271 E Shelby Dr.	Memphis	TN	38116
3280	1781 Kirby Pkwy.	Memphis	TN	38138
3281	2799 S. Mendenhall	Memphis	TN	38115
3282	2767 Mt. Moriah	Memphis	TN	38115

PROPERTY IDENTIFICATION
Site ID#	Address	City	State	Zip
3283	5009 Park Ave	Memphis	TN	38117
3286	6977 Winchester	Memphis	TN	38115
3287	3210 Hickory Hill Rd.	Memphis	TN	38115
3288	6566 Winchester	Memphis	TN	38115
3289	795 W. Poplar Ave.	Collierville	TN	38017
3291	6215 Macon Rd.	Memphis	TN	38134
3292	2100 Sycamore View Rd.	Memphis	TN	38134
3293	4590 Summer Ave.	Memphis	TN	38122
3294	6859 Hwy. 70	Bartlett	TN	38134
3295	2214 Whitten Rd.	Memphis	TN	38134
3298	404 South Broadway	Portland	TN	37148
3299	100 Highway 76	White House	TN	37188
3302	26-A Tusculum Road	Antioch	TN	37013
3303	501 Liberty Pike/Sycamore	Franklin	TN	37064
3304	3053 Dickerson Road	Nashville	TN	37207
3305	1218 Hazelwood Drive	Smyrna	TN	37167
3306	5500 Saundersville Road	Mt. Juliet	TN	37122
3307	2103 21st Avenue South	Nashville	TN	37212
3308	1311 Murfreesboro Road	Franklin	TN	37064
3309	728 Memorial Boulevard	Murfreesboro	TN	37130
3311	553 Murfreesboro Road	Nashville	TN	37210
3312	2430 S. Church Street	Murfreesboro	TN	37130
3313	85 N. Mt. Juliet Road	Mt. Juliet	TN	37122
3314	4401 Harding Road	Nashville	TN	37205
3315	770 East Main Street	Hendersonville	TN	37075
3316	1883 Almaville Rd	Smyrna	TN	37167
3317	2924 Franklin Road	Murfreesboro	TN	37129
3318	588 Waldron Road	Lavergne	TN	37086
3319	4337 Saundersville Road	Old Hickory	TN	37138
3320	194 S. Mt. Juliet Road	Mt. Juliet	TN	37122
3321	710 Stewarts Ferry	Nashville	TN	37214
3322	585 Stewarts Ferry Pike	Nashville	TN	37214
3323	3900 Lebanon Road	Hermitage	TN	37076
3324	401 Myatt Drive	Madison	TN	37115
3325	311 Harding Place	Nashville	TN	37211
3326	240 North Franklin Road	Franklin	TN	37064
3327	7725 Highway 70 South	Bellevue	TN	37221
3328	626 Old Hickory	Nashville	TN	37209
3331	365 Harding Place	Nashville	TN	37211
3332	2601 Murfreesboro Pike	Nashville	TN	37217
3333	4805 Trousdale	Nashville	TN	37220
3334	465 Donelson Pike	Nashville	TN	37214
3336	4134 Gallatin Road	Nashville	TN	37216
3537	20 Thompson Lane	Nashville	TN	37211
3338	4211 Charlotte Avenue	Nashville	TN	37209
3339	3466 Lebanon Pike	Hermitage	TN	37076

PROPERTY IDENTIFICATION
Site ID#	Address	City	State	Zip
3340	1100 Hillsboro Road	Franklin	TN	37069
3341	11247 Lebanon Road	Mt. Juliet	TN	37122
3343	765 Bell Road	Antioch	TN	37013
3344	1415 Memorial Blvd.	Murfreesboro	TN	37130
3346	234 Thompson Lane	Nashville	TN	37211
3347	611 51st Avenue North	Nashville	TN	37209
3349	329 April Lane	Nashville	TN	37211
3350	901 Gallatin Pike South	Madison	TN	37115
3351	803 South Cumberland	Lebanon	TN	37087
3352	2813 Dickerson Pike	Nashville	TN	37207
3353	883 Hartsville Pike	Gallatin	TN	37066
4005	P.O.Box l03 18414	Ladysmith	VA	22501
4013	5710 Williamsburg Rd	Sandston	VA	23150
4016	512 Hull Street	Richmond	VA	23224
4017	4803 Broad Street	Richmond	VA	23230
4027	1710 Shenandoah Ave	Front Royal	VA	22630
4029	725 E. Main Street	Luray	VA	22835
4030	1600 Seminole Trail	Charlottesville	VA	22901
4031	4010 Wards Rd (29 South)	Lynchburg	VA	24502
4034	2005 Lafayette Blvd	Fredericksburg	VA	22401
4035	120 Berry Hill Road	Orange	VA	22960
4036	5301 Lakeside Ave	Richmond	VA	23228
4037	5618 Patterson Ave	Richmond	VA	23226
4039	10446 Patterson Ave	Richmond	VA	23233
4040	8627 Brook Road	Glen Allen	VA	23060
4041	12500 Jefferson Davis Hwy	Chester	VA	23831
4044	10150 Hull Street	Midlothian	VA	23112
4045	395 Second Street	Williamsburg	VA	23185
4047	416 S. Commerce Ave	Front Royal	VA	22630
4048	6116 Iron Bridge Road	Richmond	VA	23234
4050	626 Warrenton Road	Fredericksburg	VA	22405
4051	10220 Midlothian Tnpk	Richmond	VA	23235
4052	7500 Forest Hill Ave	Richmond	VA	23225
4053	4600 Plank Road	Fredericksburg	VA	22407
4054	PO Box 1338/1569 G. W. Hwy	Gloucester Pt	VA	23062
4055	3910 Geo. Wash. Mem. Hwy	Grafton	VA	23692
4056	11702 Jefferson Ave	Newport News	VA	23606
4057	3020 Richmond Road	Williamsburg	VA	23185
4058	4707 County Drive	Disputanta	VA	23842
4059	9800 West Broad Street	Glen Allen	VA	23060
4060	488 Garrisonville Rd	Stafford	VA	22554
4061	801 England Street	Ashland	VA	23005
4062	10007 James Madison Hwy	Warrenton	VA	20187
4064	6460 Boydton Plank Rd	Petersburg	VA	23803
4065	13200 Kingston Road	Chester	VA	23836
4069	2307 Jefferson Davis Hwy	Fredericksburg	VA	22401

PROPERTY IDENTIFICATION
Site ID#	Address	City	State	Zip
4074	6692 Geo. Wash. Mem. Hwy	Gloucester	VA	23061
7301	1315 Pine Street	Florence	AL	35630
7317	209 Jackson St./Illinois Ave	Harrisburg	AR	72432
7318	527 Columbia Street	Helena	AR	72342
7324	10106 I-30	Little Rock	AR	72209
7326	1020 West Third Street	Newport	AR	72112
7328	3401 John F. Kennedy Blvd.	N. Little Rock	AR	72116
7334	604 Highway 63 South	Truman	AR	72472
7448	890 Pendelton Street	Memphis	TN	38114
7449	1691 Poplar Avenue	Memphis	TN	38104
7455	1101 Gallatin Road	Nashville	TN	37206
7460	10 North Willow & Broad	Cookeville	TN	38501

MAPCO Family Centers, Inc.

1007	2732 York Road	Pleasant View	TN	37146
1028	8631 HWY25E/ 1-65 & Hwy	Cross Plains	TN	37049
3064	240 Hwy 109 N. @ I-40	Lebanon	TN	37087
3159	979 East Brooks Road	Memphis	TN	38116
3212	8009 Moore’s Lane	Brentwood	TN	37027
3310	2408 Goosecreek by-pass	Franklin	TN	37064
3378	1501 Murfreesboro Rd.	Franklin	TN	37064

Willimason Oil Co., Inc.

5001	1603 Godfrey Avenue	Fort Payne	AL	35967
5003	1000 US Hwy 431 N	Anniston	AL	36206
5004	West 10th Street	Anniston	AL	36206
5057	1915 Gault Avenue North	Fort Payne	AL	35967
5101	2380 Pelham Rd. South	Jacksonville	AL	36265
5102	1601 Pelham Rd. South	Jacksonville	AL	36265
5103	209 Grace Street	Oxford	AL	36203
5105	1001 US Hwy 431 N.	Anniston	AL	36206
5107	22 Choccolocca	Anniston	AL	36201
5108	706 Pelham Road South	Jacksonville	AL	36265
5111	5958 Speedway Blvd	Eastaboga	AL	36260
5112	140 US Hwy 278 Bypass E	Piedmont	AL	36272
5113	8689 AL Hwy 202	Bynum	AL	36253
5114	1513 Greenbriar Rd	Anniston	AL	36201
5116	1443 Lenlock Lane	Anniston	AL	36201
5117	7665 Hwy 43l/ PO Box 422	Alexandria	AL	36250
5118	401 Memorial Drive	Piedmont	AL	36272
5119	7876 Alabama Hwy 77	Ohatchee	AL	36271
5120	302 Pelham Road South	Jacksonville	AL	36265
5121	45235 Hwy 78	Lincoln	AL	35096
5122	53410 US Hwy 78 W/PO Box	Eastaboga	AL	36260
5123	828 Lenlock Lane	Anniston	AL	36206
5124	7640 US Hwy 431 N/PO Box	Alexandria	AL	36250

PROPERTY IDENTIFICATION
Site ID#	Address	City	State	Zip
5125	600 Quintard Ave	Oxford	AL	36203
5130	5101 Oscar Baxter Blvd	Tuscaloosa	AL	35405
5131	1921 McFarland Blvd	Northport	AL	35473
5132	13518 US Hwy 43N	Northport	AL	35475
5142	100 Piedmont Rd	Centre	AL	35960
5143	25 Steele Station Rd	Rainbow City	AL	35906
5145	2001 DeSoto Parkway E.	Fort Payne	AL	35967
5146	3501 Rainbow Drive	Rainbow City	AL	35906
5148	8873 Hwy 431	Albertville	AL	35950
5149	1115 Greenhill Blvd NW	Fort Payne	AL	35967
5150	43118 US Hwy 72	Stevenson	AL	35772
5151	5585 Alabama Hwy 68	Collinsville	AL	35961
5152	16 Main Street East	Rainsville	AL	35986
5153	1402 Glenn Blvd	Fort Payne	AL	35967
5155	41425 AL Hwy 75 & 227	Geraldine	AL	35974
5156	1147 Main Street	Fyffe	AL	35971
5157	5202 Greenhill Blvd. NW	Fort Payne	AL	35967
5158	4414 A Gault Ave. North	Fort Payne	AL	35967
5159	14732 AL Hwy 68	Crossville	AL	35962
5160	9000 AL Hwy 40	Henagar	AL	36978
5163	5396 Tammy Little Drive	Section	AL	35771
5165	1808 Gault Ave South	Fort Payne	AL	35967
5166	1800 Gault Ave North	Fort Payne	AL	35967
5167	1401 Glenn Blvd	Fort Payne	AL	35967
5168	5408 Hwy 68	Collinsville	AL	35961
5169	189 AL Hwy 35	Fyffe	AL	35971
5172	1718 Main Street East	Rainsville	AL	35986
5174	13084 Hwy 22 East	New Site	AL	36256
5175	8361 Hwy 31 N	Calera	AL	35040
5176	1312 Talladega Highway	Sylacauga	AL	35150
5177	1605 Hwy 22 West	Alexander City	AL	35010
5179	67420 AL Hwy 77	Talladega	AL	35160
5181	88801 Hwy 9 North	Lineville	AL	36266
5182	83162 Hwy 9P.O. Box 728	Ashland	AL	36251
5183	2154 East University Drive	Auburn	AL	36830
5184	4761 Hwy 280 East	Alexander City	AL	35010
5185	946 Hillabee Street	Alexander City	AL	35010
5188	64940 AL Hwy 77 North	Talledega	AL	35160
5189	US Hwy 231 & AL Hwy 22	Rockford	AL	35136
5190	6158 US Hwy 11/PO Box 964	Springville	AL	35146
5191	14590 US Hwy 411	Odenville	AL	35120
5192	36851 US Hwy 231	Ashville	AL	35953
5193	32751 US Hwy 280	Childersburg	AL	35044
5195	22065 Hwy 21	Alpine	AL	35014
5196	2417 East Glenn Avenue	Auburn	AL	36830
5203	12245 US 231/431 North	Meridianville	AL	35759

PROPERTY IDENTIFICATION
Site ID#	Address	City	State	Zip
5204	6670 Hwy 431 South	Owens Cross Rds	AL	35763
5205	15690 East Limestone Road	Athens	AL	35611
5206	624 Jeff Road	Huntsville	AL	35810
5207	2220 Zierdt Road SW	Huntsville	AL	35824
5208	11550 South Memorial Pkwy	Huntsville	AL	35803
5210	6016 Hwy 72 East	Gurley	AL	35748
5211	7606 Wall Triana Hwy	Harvest	AL	35749
5212	28890 AL Hwy 99	Elkmont	AL	35620
5213	10475 Hwy 72	Rogersville	AL	35652
5214	1009 Winchester Road NE	Huntsville	AL	35810
5215	2000 Helton Drive	Florence	AL	35630
5216	2291 Florence Blvd	Florence	AL	35630
5217	4401 Chisholm Road	Florence	AL	35630
5218	5909 AL Hwy 53	Harvest	AL	35749
5219	3014 Hwy 20 West	Decatur	AL	35602
5220	1006 Harvest Road	Harvest	AL	35749
5221	S 302 Cox Creek Parkway	Florence	AL	35630
5222	1451 Helton Drive	Florence	AL	35630
5223	503 Hwy 43	Tuscumbia	AL	35661
5224	2411 Darby Drive	Florence	AL	35630
5225	100 Wilson Dam Road	Muscle Shoals	AL	35661
5250	102 North Military Street	Loretto	TN	38469
5501	125 E By Pass	Centre	AL	35960
5502	37694 Hwy 75	Fyffe	AL	35971
5504	4605 Desoto Parkway	Fort Payne	AL	35967
5505	17945 South 3rd Street	Citronelle	AL	36522
5506	21471 AL Hwy 71	Flat Rock	AL	35966
5508	102 3rd Street S.E.	Fort Payne	AL	35967
5509	6010 Hwy 117	Mentone	AL	35984
5510	6108 McClellan Blvd	Anniston	AL	36206
5511	8518 Hwy 431	Heflin	AL	36264
5512	3111 Allison Bonnett Dr	Hueytown	AL	35023
5513	574 South Sauty Rd	Langston	AL	35755
5514	3420 North Memorial Drive	Huntsville	AL	35811
5515	9180 Hwy 117	Valley Head	AL	35989
5516	4901 Bonny Oaks Drive	Chattanooga	TN	37416
5517	3521 Governors Drive	Huntsville	AL	35805
5518	2526 East Avalon Avenue	Muscle Shoals	AL	35661
5519	1103 Woodbury Highway	Manchester	TN	37355
5521	39360 US Hwy 280	Sylacauga	AL	35150
5522	2323 Golf Road	Huntsville	AL	35802
5523	7635 Wall Triana Hwy	Harvest	AL	35749
5524	75159 Hwy 9	Millerville	AL	36267
5525	3504 Cloverdale Road	Florence	AL	35630
5527	9454 US Hwy 11 North	Attalla	AL	35953
5529	600 Gault Avenue N	Fort Payne	AL	35967

PROPERTY IDENTIFICATION
Site ID#	Address	City	State	Zip
5530	3906 Triana Blvd	Huntsville	AL	35805
5531	1050 Winchester Hwy	Fayetteville	TN	37334
5533	605 Broadway Avenue	Talladega	AL	35160
5534	800 East Battle Street	Talladega	AL	35160
5537	734 Airport Drive	Alexander City	AL	35010
5538	35160 Al Hwy 21	Talladega	AL	35160
5539	29130 Al Hwy 71	Higdon	AL	35979
5540	102 Main Street	Weaver	AL	36277
5542	3074 Charity Lane	Hazel Green	AL	35750
5543	1910 Jordan Lane	Huntsville	AL	35803
5605	132 S. Lafayette Street	Lafayette	AL	36862
5615	2203 Hwy 46	Heflin	AL	36264
5622	2452 North Hwy 27	Lafayette	GA	30728
5624	13900 Hwy 27	Trion	GA	30753
5626	11200 Hwy 35	Gaylesville	AL	35973
5629	1135 Trion/Teloga Rd	Trion	GA	30753
5645	1031 Georgia Hwy 100 S	Tallapoosa	GA	30176
5705	1472 County Road 835	Fort Payne	AL	35967
5801	1603 Godfrey Ave S.E.	Fort Payne	AL	35967

Schedule 6
INTELLECTUAL PROPERTY

I.	Copyrights and Copyright Licenses:

	Copyright	Registration No.

	Sell-It	TXu 1-001-521

II.	Patents and Patent Licenses:

	None

III.	Trademarks and Trademark Licenses:

	Trademark	Registration No.	Application No.

	East Coast	918,275

	East Coast	2,000,128

	Dave’s All American Hot Dogs	2,916,955

	Kitchen Counter	2,358,539

	Mom’s To Go	2,363,154

	Miscellaneous design [monster logo]		78/589,398
     The “MAPCO Express” trade name and trademarks used by the Borrowers are owned by Williams Express, Inc. and licensed to Holdings for use by it and its subsidiaries and affiliates pursuant to a Trade Name and Trade Mark License Agreement, dated May 30, 2001, by and between Holdings and Williams Express, Inc.
Unregistered Trademarks and Trade Names:
Williamson Food Mart
Discount Food Mart
Victory Fuel

Annex I
to
Guarantee and Collateral Agreement
          ASSUMPTION AGREEMENT, dated as of                                         , 200___, made by                                         , a                      corporation (the “Additional Grantor”), in favor of LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.
W I T N E S S E T H :
          WHEREAS, MAPCO EXPRESS, INC. (“MAPCO Express”), MAPCO FAMILY CENTERS, INC. (“MAPCO Family” and together with MAPCO Express, the “Borrowers”), the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of April ___, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);
          WHEREAS, in connection with the Credit Agreement, the Borrowers and certain of their Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of April ___, 2005 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Administrative Agent for the benefit of the Lenders;
          WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and
          WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;
          NOW, THEREFORE, IT IS AGREED:
          1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules                     * to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties as to itself contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

*	Refer to each Schedule which needs to be supplemented.

          2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
          IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]
By:
Name:
Title:

Annex II
to
Guarantee and Collateral Agreement
ACKNOWLEDGEMENT AND CONSENT
     The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of April ___, 2005 (the “Agreement”), made by Holdings and the Grantors parties thereto for the benefit of Lehman Commercial Paper Inc., as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:
     1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.
     2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) of the Agreement.
     3. The terms of Sections 5.8, 6.3(a) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it, or prohibited, pursuant to Section 5.8, 6.3(a) or 6.7 of the Agreement.

[NAME OF ISSUER]
By:
Name:
Title:

Address for Notices:

Fax:

EXHIBIT B
FORM OF COMPLIANCE CERTIFICATE
          This Compliance Certificate is delivered pursuant to Section 6.2 of the Credit Agreement, dated as of April ___, 2005, as amended, supplemented or modified from time to time (the “Credit Agreement”), among MAPCO EXPRESS, INC., a Delaware corporation (“MAPCO Express”). MAPCO FAMILY CENTERS, INC., a Delaware corporation (“MAPCO Family” and together with MAPCO Express, the “Borrower”), the Lenders parties thereto, LEHMAN BROTHERS INC., as Arranger, LEHMAN COMMERCIAL PAPER INC., as Administrative Agent, and others. Terms defined in the Credit Agreement are used herein as therein defined.
          The undersigned hereby certifies to the Arranger, the Agents and the Lenders as follows:
          1. I am the duly elected, qualified and acting [Chief Financial Officer] [Vice President — Finance] of the Borrowers.
          2. I have reviewed and am familiar with the contents of this Certificate.
          3. I have reviewed the terms of the Credit Agreement and the Loan Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrowers during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”). Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default [, except as set forth below].
          4. Attached hereto as Attachment 2 are the computations showing compliance with the covenants set forth in Section 7.1, 7.2, 7.5 7.6 and 7.7 of the Credit Agreement.
          5. Since the Closing Date:
     (a) No Loan Party has changed its name, identity or corporate structure;
     (b) No Loan Party has changed its jurisdiction of organization or the location of its chief executive office;
     (c) No Inventory or Equipment (as such terms are defined in the Guarantee and Collateral Agreement) having a value in excess of $100,000 is being kept at any location other than the locations listed in Schedule 5 to the Guarantee and Collateral Agreement; and
     (d) No Loan Party has acquired any material Intellectual Property;

Exhibit B-2
except, in each case, (i) any of the foregoing that has been previously disclosed in writing to the Administrative Agent and in respect of which the Borrowers have delivered to the Administrative Agent all required UCC financing statements and other filings required to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral after giving effect to such event, in each case as required by Section 5.6 of the Guarantee and Collateral Agreement and (ii) any of the foregoing described in Attachment 3 hereto in respect of which the Borrowers are delivering to the Administrative Agent herewith all required UCC financing statements and other filings required to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral after giving effect to such event, in each case as required by Section 5.6 of the Guarantee and Collateral Agreement.
          6. Since the Closing Date:
     (a) No Loan Party has acquired any Property of the type described in Section 6.10(a) of the Credit Agreement as to which the Administrative Agent does not have a perfected Lien pursuant to the Security Documents;
     (b) No Loan Party has acquired any fee or leasehold interest in any real property [(except as described in Attachment 4 hereto)];
     (c) No Loan Party has formed or acquired any Subsidiary (and no Foreign Subsidiary that was an Excluded Foreign Subsidiary has ceased to be an Excluded Foreign Subsidiary); and
     (d) No Loan Party has acquired or formed any Excluded Foreign Subsidiary;
except, in each case, (i) any of the foregoing that has been previously disclosed in writing to the Administrative Agent and in respect of which the Borrowers have taken all actions required by Section 6.10 of the Credit Agreement with respect thereto and (ii) any of the foregoing described in Attachment 3 hereto in respect of which the Borrowers are concurrently herewith taking all actions required by Section 6.10 of the Credit Agreement with respect thereto.

          IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date set forth below.

MAPCO EXPRESS, INC.
By:
Title:

MAPCO FAMILY CENTERS, INC.
By:
Title:

Date:                     , 200_

Attachment 1
to Exhibit B
[Attach Financial Statements]

Attachment 2
to Exhibit B
     The information described herein is as of                     , 20___, and pertains to the period from               , 20___to                      , 20___.
[Set forth Covenant Calculations]

Attachment 3
to Exhibit B
Disclosure of Events Pursuant to Section 5.6 of Guarantee and Collateral
Agreement and Section 6.10 of the Credit Agreement

[Attachment 4
to Exhibit B
     Disclosure of acquired fee or leasehold interest in any real property]

EXHIBIT C
FORM OF CLOSING CERTIFICATE
          This Closing Certificate is delivered pursuant to Section 5.1(o) of the Credit Agreement, dated as of April ___, 2005 (the “Credit Agreement”; among MAPCO EXPRESS, INC., a Delaware corporation (“MAPCO Express”), MAPCO FAMILY CENTERS, INC., a Delaware corporation (“MAPCO Family” together with MAPCO Express, the “Borrowers”), the Lenders parties thereto, LEHMAN BROTHERS INC., as Arranger, LEHMAN COMMERCIAL PAPER INC., as Administrative Agent, and others. Terms defined in the Credit Agreement are used herein as therein defined.
          The undersigned [INSERT TITLE OF OFFICER] of [INSERT NAME OF COMPANY] (the “Company”) hereby certifies to the Arranger, the Agents and the Lenders as follows:
     1. The representations and warranties of the Company set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Company pursuant to any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.
     2.                                          is the duly elected and qualified Corporate Secretary of the Company and the signature set forth for such officer below is such officer’s true and genuine signature.
     3. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof. [Borrowers only]
     4. The conditions precedent set forth in Section 5.1 of the Credit Agreement were satisfied as of the Closing Date. [Borrowers only]
          The undersigned Corporate Secretary of the Company certifies as follows:
     1. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Company, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Company.
     2. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization.
     3. Attached hereto as Annex 1 is a true and complete copy of resolutions duly adopted by the Board of Directors of the Company on                     ; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect

Exhibit C-2
and are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein.
     4. Attached hereto as Annex 2 is a true and complete copy of the By-Laws of the Company as in effect on the date hereof.
     5. Attached hereto as Annex 3 is a true and complete copy of the Certificate of Incorporation of the Company as in effect on the date hereof, and such certificate has not been amended, repealed, modified or restated.
     6. The following persons are now duly elected and qualified officers of the Company holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and any two of such officers are duly authorized to execute and deliver on behalf of the Company each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Company pursuant to the Loan Documents to which it is a party:

Name	Office	Date	Signature

          IN WITNESS WHEREOF, the undersigned have executed the Closing Certificate as of the date set forth below.

Name:	Name:
Title:	Title:

Date:                     , 2005

ANNEX 1
[Board Resolutions]

ANNEX 2
[By Laws of the Company]

ANNEX 3
[Certificate of Incorporation]

After recording please return to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue	[ County, Alabama]
New York, New York 10017
Attention: Cynthia Parker

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND
FIXTURE FILING
made by
MAPCO EXPRESS, INC., Mortgagor,
to
LEHMAN COMMERCIAL PAPER INC.,
as Administrative Agent, Mortgagee
Dated as of April ____, 2005

     THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING SERVES AS A FINANCING STATEMENT FILED AS A FIXTURE FILING PURSUANT TO SECTION 7-9A-502(C), CODE OF ALABAMA 1975, AS AMENDED, AND SHOULD BE CROSS-INDEXED IN THE INDEX OF FIXTURE FILINGS

THE MAXIMUM PRINCIPAL INDEBTEDNESS SECURED BY PROPERTY LOCATED WITHIN THE STATE OF ALABAMA IS

$                                         .

TABLE OF CONTENTS
Table of Contents
Page

Background	1

Granting Clauses	2

Terms and Conditions	4
1. Defined Terms	4
2. Warranty of Title	5
3. Payment of Obligations	5
4. Requirements	5
5. Payment of Taxes and Other Impositions	5
6. Insurance	6
7. Restrictions on Liens and Encumbrances	8
8. Due on Sale and Other Transfer Restrictions	8
9. Condemnation/Eminent Domain	8
10. Leases	9
11. Further Assurances	9
12. Mortgagee’s Right to Perform	9
13. Remedies	9
14. Right of Mortgagee to Credit Sale	11
15. Appointment of Receiver	12
16. Extension, Release, etc	12
17. Security Agreement under Uniform Commercial Code	12
18. Assignment of Rents	13
19. Additional Rights	14
20. Notices	14
21. No Oral Modification	14
22. Partial Invalidity	14
23. Mortgagor’s Waiver of Rights	14
24. Remedies Not Exclusive	15
25. Multiple Security	15
26. Successors and Assigns	16
27. No Waivers, etc	17
28. Governing Law, etc	17
29. Certain Definitions	17
30. Maximum Rate of Interest	17
31. Mortgaged Lease Provisions	18
32. Release	22
33. Last Dollars Secured; Priority	22
34. Household Purposes	22
35. Receipt of Copy	23

(This Mortgage, Security Agreement, Assignment of Leases and
Rents, and Fixture Filing secures future advances)
MORTGAGE, SECURITY AGREEMENT,
ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING
          THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING, dated as of April ___, 2005, is made by MAPCO EXPRESS, INC., a Delaware (“Mortgagor”), whose address is 830 Crescent Centre Drive, Suite 300, Franklin, Tennessee 37067, in favor of LEHMAN COMMERCIAL PAPER INC., as administrative agent under the Credit Agreement referred to below (in such capacity, “Mortgagee”), whose address is 745 Seventh Avenue, New York, New York 10019. References to this “Mortgage” shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.
Background
          A. Mortgagor (i) is the owner of the fee simple estate in the parcel(s) of real property located in the State of Alabama, if any, described on Schedule A attached hereto (the “Owned Land”); (ii) is the owner of a leasehold estate in the parcel(s) of real property located in the State of Alabama, if any, described on Schedule B attached hereto (collectively, the “Leased Land”; together with the Owned Land, collectively, the “Land”), pursuant to the agreement(s) described on Schedule B attached hereto (as the same may be amended, supplemented or otherwise modified from time to time, the “Mortgaged Leases”; each a “Mortgaged Lease”); and (iii) owns, leases or otherwise has the right to use all of the buildings, improvements, structures, and fixtures now or subsequently located on the Land (collectively, the “Improvements”; the Land and the Improvements being collectively referred to as the “Real Estate”).
          B. Mapco Express, Inc., the guarantor companies from time to time a party thereto, the financial institutions from time to time a party thereto (the “Existing Lenders”) and SunTrust Bank, as agent for the Existing Lenders, are parties to that certain Revolving Credit and Term Loan Agreement, dated as of April 30, 2004 (as the same may have been amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”)
          C. The parties to the Existing Credit Agreement have agreed to modify the Existing Credit Agreement in order to amend and restate the Existing Credit Agreement in its entirety pursuant to the terms and conditions contained in that certain Amended and Restated Credit Agreement, dated as of the date hereof (as amended and restated, and as the same may be further amended, supplemented, restated, replaced or otherwise modified from time to time, the “Credit Agreement”), among MAPCO Express, Inc. and MAPCO Family Centers, Inc., as borrowers, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”). Lehman Brothers Inc., as sole lead advisor, sole lead arranger and sole bookrunner, Lehman Commercial Paper Inc., as syndication agent, and Mortgagee. The terms of the Credit Agreement are incorporated by reference in this Mortgage as if the terms thereof were fully set forth herein. In the event of any conflict between the provisions of this Mortgage and the provisions of the Credit Agreement, the applicable provisions of the Credit Agreement shall govern and control.
          D. Pursuant to the Credit Agreement, the Lenders have severally agreed to make and continue loans and other extensions of credit to Borrower upon the terms and subject to the conditions set forth therein, such extensions of credit including without limitation, Term Loans and Revolving Credit Loans, and Letters of Credit.
          E. Certain of the Qualified Counterparties may enter into Specified Hedge Agreements with the Borrower.
          F. It is a condition precedent to the obligation of the Lenders to make and continue their respective extensions of credit to the Borrower under the Credit Agreement that Mortgagor shall have executed and delivered this Mortgage to Mortgagee for the ratable benefit of the Secured Parties.
Granting Clauses
          For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor agrees that to secure Obligations (provided, that obligations of the Borrower or any Subsidiary under any Specified Hedge Agreement shall be secured hereby only to the extent that, and for so long as, the other Obligations are so secured);
MORTGAGOR HEREBY GRANTS TO MORTGAGEE A LIEN UPON AND A SECURITY INTEREST IN, AND HEREBY MORTGAGES AND WARRANTS, GRANTS, BARGAINS, SELLS, ASSIGNS, TRANSFERS AND SETS OVER TO MORTGAGEE, IN EACH CASE FOR THE RATABLE BENEFIT OF THE SECURED PARTIES:
     (a) the Owned Land;
     (b) the leasehold estate created under and by virtue of the Mortgaged Leases, any interest in any fee, greater or lesser title to the Leased Land and Improvements located thereon that Mortgagor may own or hereafter acquire (whether acquired pursuant to a right or option contained in the Mortgaged Leases or otherwise) and all credits, deposits, options, privileges and rights of Mortgagor under the Mortgaged Leases (including all rights of use, occupancy and enjoyment) and under any amendments, supplements, extensions, renewals, restatements, replacements and modifications thereof (including, without limitation, (i) the right to give consents, (ii) the right to receive moneys payable to Mortgagor, (iii) the right, if any, to renew or extend the Mortgaged Leases for a succeeding term or terms, (iv) the right, if any, to purchase the Leased Land and Improvements located thereon, and (v) the right to terminate or modify the Mortgaged Leases); all of Mortgagor’s claims and rights to the payment of damages arising under the Bankruptcy Code (as defined below) from any rejection of the Mortgaged Leases by the lessor thereunder or any other party;
     (c) all right, title and interest Mortgagor now has or may hereafter acquire in and to the Improvements or any part thereof (whether owned in fee by Mortgagor or held pursuant to the Mortgaged Leases or otherwise) and all the estate, right, title, claim or

2

demand whatsoever of Mortgagor, in possession or expectancy, in and to the Real Estate or any part thereof;
     (d) all right, title and interest of Mortgagor in, to and under all easements, rights of way, licenses, operating agreements, abutting strips and gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and flowage rights, development rights, air rights, mineral and soil rights, plants, standing and fallen timber, and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;
     (e) all right, title and interest of Mortgagor in, to and under all of the fixtures, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Mortgagor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all storm doors and windows, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, cleaning systems (including window cleaning apparatus), communication systems (including satellite dishes and antennae), sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, gas pumps, gas tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (e) being referred to as the “Equipment”);
     (f) all right, title and interest of Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further deed, conveyance, assignment or other act by Mortgagor;
     (g) all right, title and interest of Mortgagor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Mortgagor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the “Leases”), and all rights of Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the “Rents”);

3

     (h) all unearned premiums under insurance policies now or subsequently obtained by Mortgagor relating to the Real Estate or Equipment and Mortgagor’s interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below or in the Credit Agreement; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein subject to the provisions set forth below or in the Credit Agreement;
     (i) all right, title and interest of Mortgagor in and to (i) all contracts from time to time executed by Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements and options relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment, (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof, and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate; and
     (j) all proceeds, both cash and noncash, of the foregoing;
          (All of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (a) through (d) are collectively referred to as the “Premises”, and those described in the foregoing clauses (a) through (j) are collectively referred to as the “Mortgaged Property”).
          TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby granted unto Mortgagee, its successors and assigns for the uses and purposes set forth, until the Obligations are fully paid and fully performed.
          This Mortgage covers present and future advances and re-advances, in the aggregate amount of the obligations secured hereby, made by the Secured Parties for the benefit of Mortgagor, and the lien of such future advances and re-advances shall relate back to the date of this Mortgage.
Terms and Conditions
          Mortgagor further represents, warrants, covenants and agrees with Mortgagee and the Secured Parties as follows:
     1. Defined Terms. Capitalized terms used herein (including in the “Background” and “Granting Clauses” sections above) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. References in this Mortgage to the “Default Rate” shall mean the interest rate applicable pursuant to Section 2.15(c)(ii) of the Credit Agreement. References herein to the “Secured Parties” shall mean the collective reference to (i) Mortgagee, (ii) the Lenders (including any Issuing Lender in its capacity as Issuing Lender), (iii) each

4

Qualified Counterparty, and (iv) the respective successors, indorsees, transferees and assigns of each of the foregoing.
     2. Warranty of Title. Mortgagor warrants that it has good record title in fee simple to, or a valid leasehold interest in, the Real Estate, and good title to, or a valid leasehold interest in, the rest of the Mortgaged Property, subject only to the matters that are set forth in Schedule B of the title insurance policy or policies being issued to Mortgagee to insure the lien of this Mortgage and any other lien or encumbrance as permitted by Section 7.3 of the Credit Agreement (the “Permitted Exceptions‘”). Mortgagor shall warrant, defend and preserve such title and the lien of this Mortgage against all claims of all persons and entities (not including the holders of the Permitted Exceptions). Mortgagor represents and warrants that (a) it has the right to mortgage the Mortgaged Property; (b) the Mortgaged Leases are in full force and effect and Mortgagor is the holder of the lessee’s or tenant’s interest thereunder; (c) the Mortgaged Leases have not been amended, supplemented or otherwise modified, except as may be specifically described in Schedule B attached to this Mortgage or as otherwise notified in writing to the Mortgagee; (d) Mortgagor has paid all rents and other charges to the extent due and payable under the Mortgaged Leases (except to the extent Mortgagor is contesting in good faith by appropriate proceedings any such rents and other charges in accordance with and to the extent permitted by the terms of the relevant Mortgaged Lease), is not in default under the Mortgaged Leases in any material respect, has received no notice of default from the lessor thereunder and knows of no material default by the lessor thereunder; and (e) the granting of this Mortgage does not violate the terms of the Mortgaged Leases nor is any consent of the lessor under the Mortgaged Leases required to be obtained in connection with the granting of this Mortgage unless such consent has been obtained.
     3. Payment of Obligations. Mortgagor shall pay and perform the Obligations at the times and places and in the manner specified in the Loan Documents.
     4. Requirements. (a) Subject to the applicable provisions of the Credit Agreement, Mortgagor shall promptly comply with, or cause to be complied with, and conform to all Requirements of Law of all Governmental Authorities which have jurisdiction over the Mortgaged Property, and all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (b) From and after the date of this Mortgage, Mortgagor shall not by act or omission permit any building or other improvement on any premises not subject to the lien of this Mortgage to rely on the Premises or any part thereof or any interest therein to fulfill any Requirement of Law; provided, that the foregoing shall not prevent, restrict or otherwise limit any such reliance to the extent existing on of the date of this Mortgage to fulfill any Requirement of Law. Mortgagor shall not by act or omission impair the integrity of any of the Real Estate as a single zoning lot separate and apart from all other premises.
     5. Payment of Taxes and Other Impositions. (a) Promptly when due or prior to the date on which any fine, penalty, interest or cost may be added thereto or imposed, Mortgagor shall pay and discharge all taxes, charges and assessments of every kind and nature (including,

5

without limitation, all real property taxes), all charges for any easement or agreement maintained for the benefit of any of the Real Estate, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, vault taxes, and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Real Estate, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to as “Impositions”). If there is an Event of Default which is continuing, Mortgagor shall within 30 days after each due date deliver to Mortgagee (i) original or copies of receipted bills and cancelled checks evidencing payment of such Imposition if it is a real estate tax or other public charge and (ii) evidence reasonable acceptable to Mortgagee showing the payment of any other such Imposition. If by law any Imposition, at Mortgagor’s option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.
          (b) If the Mortgagee has failed to pay an Imposition within thirty (30) days of when it is due, Mortgagee with notice to Mortgagor may pay any such Imposition at any time thereafter. Any sums paid by Mortgagee in discharge of any Impositions shall be payable on demand by Mortgagor to Mortgagee and the amount so paid shall be added to the Obligations. Any sums paid by Mortgagee in discharge of any Impositions shall be (i) a lien on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Mortgage, and (ii) payable on demand by Mortgagor to Mortgagee together with interest at the Default Rate.
          (c) Mortgagor shall have the right before any delinquency occurs to contest or object in good faith to the amount or validity of any Imposition by appropriate legal proceedings, but such right shall not be deemed or construed with respect to any material Imposition, in any way as relieving, modifying, or extending Mortgagor’s covenant to pay any such material Imposition at the time and in the manner provided in this Section unless (i) Mortgagor has given prior written notice to Mortgagee of Mortgagor’s intent so to contest or object to a material Imposition, (ii) Mortgagor shall demonstrate to Mortgagee’s reasonable satisfaction that the legal proceedings shall operate conclusively to prevent the sale of the Mortgaged Property, or any part thereof, to satisfy such material Imposition prior to final determination of such proceedings and (iii) Mortgagor shall either (x) furnish a good and sufficient bond or surety as requested by and reasonably satisfactory to Mortgagee or (y) maintain adequate reserves in conformity with GAAP on Mortgagor’s books, in each case in the amount of the material Imposition which is being contested plus any interest and penalty which may be imposed thereon and which could become a lien against the Real Estate or any part of the Mortgaged Property.
     6. Insurance. (a) Mortgagor shall maintain or cause to be maintained on all of the Premises:
(i) property insurance against loss or damage by fire, lightning, windstorm, tornado, water damage, flood, earthquake and by such other further risks and hazards as now are or subsequently may be covered by an “all risk” policy or a fire policy covering “special” causes of loss, and the policy limits shall be automatically reinstated after each loss;

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(ii) commercial general liability insurance under a policy including the “broad form CGL endorsement” (or which incorporates the language of such endorsement), covering claims for personal injury, bodily injury or death, or property damage occurring on, in or about the Premises in an amount not less than $10,000,000 combined single limit (which $10,000,000 requirement may be satisfied through the purchase of primary or excess liability coverage) with respect to injury and property damage relating to any one occurrence plus such excess limits as Mortgagee shall request from time to time;
(iii) insurance against rent loss, extra expense or business interruption in amounts satisfactory to Mortgagee, but not less than one year’s gross rent or gross income; and
(iv) such other insurance in such amounts as Mortgagee may reasonably request from time to time against loss or damage by any other risk commonly insured against by persons occupying or using like properties in the locality or localities in which the Real Estate is situated.
          (b) Each property insurance policy shall (x) provide that it shall not be cancelled, non-renewed or materially amended without 30-days’ prior written notice to Mortgagee, and (y) with respect to all property insurance, provide for deductibles in an amount reasonably satisfactory to Mortgagee, and contain a “Replacement Cost Endorsement” without any deduction made for depreciation and with no co-insurance penalty (or attaching an agreed amount endorsement satisfactory to Mortgagee), without contribution, under a “standard” or “New York” mortgagee clause acceptable to Mortgagee, subject to Section 2.12(c) of the Credit Agreement. Liability insurance policies shall name Mortgagee as an additional insured and contain a waiver of subrogation against Mortgagee. Each policy of property insurance shall expressly provide that any proceeds which are payable to Mortgagee shall be paid by check payable to the order of Mortgagee only and requiring the endorsement of Mortgagee only.
          (c) Mortgagor shall deliver to Mortgagee a certificate of such insurance reasonably acceptable to Mortgagee. Mortgagor shall (i) pay as they become due all premiums for such insurance and (ii) not later than 15 days prior to the expiration of each policy to be furnished pursuant to the provisions of this Section, deliver a renewed policy or policies, or duplicate original or originals thereof, marked “premium paid,” or accompanied by such other evidence of payment satisfactory to Mortgagee.
          (d) If Mortgagor is in default of its obligations to insure or deliver any such prepaid policy or policies, then Mortgagee, at its option and with notice to Mortgagor, may effect such insurance from year to year, and pay the premium or premiums therefor, and Mortgagor shall pay to Mortgagee on demand such premium or premiums so paid by Mortgagee with interest from the time of payment at the Default Rate.
          (e) Mortgagor promptly shall comply with and conform to (i) all material provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Mortgagor or to any of the Mortgaged Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Mortgaged Property.

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Mortgagor shall not use or permit the use of the Mortgaged Property in any manner which would not allow the Mortgagor to obtain the insurance policies required pursuant to this Section 6.
          (f) If the Mortgaged Property, or any material part thereof, shall be destroyed or damaged, Mortgagor shall give notice thereof to Mortgagee. All insurance proceeds shall be paid and applied pursuant to Section 2.12(c) of the Credit Agreement. Notwithstanding the preceding sentence, provided that no Event of Default shall have occurred and be continuing, but expressly subject to the provisions of Section 2.12(c) of the Credit Agreement, Mortgagor shall have the right to adjust such loss, and the insurance proceeds relating to such loss shall be paid over to Mortgagor.
          (g) In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property to the Mortgagee, all right, title and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee.
          (h) Mortgagor may maintain insurance required under this Mortgage by means of one or more blanket insurance policies maintained by Mortgagor; provided, however, that (A) any such policy shall specify, or Mortgagor shall furnish to Mortgagee a written statement from the insurer so specifying, the maximum amount of the total insurance afforded by such blanket policy that is allocated to the Premises and the other Mortgaged Property and any sublimits in such blanket policy applicable to the Premises and the other Mortgaged Property, (B) each such blanket policy shall include an endorsement providing that, in the event of a loss resulting from an insured peril, insurance proceeds shall be allocated to the Mortgaged Property in an amount equal to the coverages required to be maintained by Mortgagor as provided above and (C) the protection afforded under any such blanket policy shall be no less than that which would have been afforded under a separate policy or policies as required hereunder relating only to the Mortgaged Property.
     7. Restrictions on Liens and Encumbrances. Except for the lien of this Mortgage and the Permitted Exceptions, and except as expressly permitted under the Credit Agreement or this Mortgage, Mortgagor shall not, without the prior written consent of Mortgagee, further mortgage, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien of this Mortgage and whether recourse or non-recourse.
     8. Due on Sale and Other Transfer Restrictions. Except as expressly permitted under the Credit Agreement, Mortgagor shall not, without the prior written consent of Mortgagee, sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property.
     9. Condemnation/Eminent Domain. Subject to the Credit Agreement, upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property, or any portion thereof, Mortgagor will notify Mortgagee of the pendency of such proceedings. Mortgagee is hereby authorized and empowered by Mortgagor to settle or compromise any claim in connection with such condemnation and to receive all awards and proceeds thereof to be applied pursuant to Section 2.12(c) of the Credit Agreement. Notwithstanding the preceding sentence, provided no Event of Default shall have occurred and be continuing, but expressly subject to the provisions of Section 2.12 (b) of the Credit Agreement, (i) Mortgagor shall, at its expense, diligently prosecute any proceeding relating to

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such condemnation, (ii) Mortgagor may settle or compromise any claims in connection therewith and (iii) Mortgagor may receive any awards or proceeds thereof, provided that Mortgagor shall (a) in the event of a partial taking of an individual Mortgaged Property and to the extent reasonable possible promptly repair and restore the remaining portion of such Mortgaged Property to its condition prior to such condemnation, regardless of whether any award shall have been received or whether such award is sufficient to pay for the costs of such repair and restoration or, in the alternative, have the landlord of any leasehold Mortgaged Property repair and restore same in accordance with the applicable provisions of the applicable Mortgaged Lease, or (b) otherwise comply with the provisions of the Credit Agreement relating to the disposition of Net Cash Proceeds from a Recovery Event or otherwise.
     10. Leases. Except as expressly permitted under the Credit Agreement, Mortgagor shall not (a) execute an assignment or pledge of any Lease relating to all or any portion of the Mortgaged Property other than in favor of Mortgagee, or (b) without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld or delayed, execute or permit to exist any Lease of any of the Mortgaged Property.
     11. Further Assurances. To further assure Mortgagee’s rights under this Mortgage, Mortgagor agrees upon written demand of Mortgagee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property and a separate assignment of each Lease in recordable form) as may be reasonably required by Mortgagee to confirm the lien of this Mortgage and all other rights or benefits conferred on Mortgagee by this Mortgage.
     12. Mortgagee’s Right to Perform. If Mortgagor fails to perform any of the covenants or agreements of Mortgagor contained herein, within the applicable grace period, if any, provided for in the Credit Agreement, Mortgagee, without waiving or releasing Mortgagor from any obligation or default under this Mortgage may, (but shall be under no obligation to) at any time upon delivery of written notice to Mortgagor pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall be due on demand from Mortgagor to Mortgagee and the same shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in, or claim upon the Mortgaged Property attaching subsequent to the lien of this Mortgage. No payment or advance of money by Mortgagee under this Section shall be deemed or construed to cure Mortgagor’s default or waive any right or remedy of Mortgagee.
     13. Remedies. (a) Upon the occurrence and during the continuance of any Event of Default, Mortgagee may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:
     (i) This Mortgage shall be subject to foreclosure and may be foreclosed as provided by law in case of past-due mortgages, and Mortgagee shall be authorized, at its option, whether or not possession of the Mortgaged Property is taken, to sell the Mortgaged Property (or such part of parts thereof as

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Mortgagee may from time to time elect to sell) under the power of sale which is hereby given to Mortgagee, at public outcry, to the highest bidder for cash, at the front or main door of the courthouse of the county in which the Mortgaged Property to be sold, or a substantial or material part thereof, is located, after first giving notice by publication one a week for three successive weeks of the time, place and terms of such sale, together with a description of the Mortgaged Property to be sold, by publication in some newspaper published in the county or counties in which the Mortgaged Property to be sold is located. If there is Mortgaged Property to be sold in more than one county, publication shall be made in all counties where the Mortgaged Property to be sold is located, but if no newspaper is published in any such county, the notice shall be published in a newspaper published in an adjoining county for three successive weeks. The sale shall be held between the hours of 11:00 a.m. and 4:00 p.m. on the day designated for the exercise of the power of sale hereunder. Mortgagee may bid at any sale held under this Mortgage and may purchase the Mortgaged Property, or any part thereof, if the highest bidder therefor. The purchaser at any such sale shall be under no obligation to see to the proper application of the purchase money. At any sale all or any part of the Mortgaged Property, real, personal, or mixed, may be offered for sale in parcels or en masse for one total price, and the proceeds of any such sale en masse shall be accounted for in one amount without distinction between the items included therein and without assigning to them any proportion of such proceeds, Mortgagor hereby waiving the application of any doctrine of marshalling or like proceeding. In case Mortgagee, in the exercise of the power of sale herein given, elects to sell the Mortgaged Property in parts or parcels, sales thereof may be held from time to time, and the power of sale granted herein shall not be fully exercised until all of the Mortgaged Property not previously sold shall have been sold or all the Obligations shall have been paid in full and this Mortgage shall have been terminated as provided herein. In case of any sale of the Mortgaged Property as authorized by this paragraph, all prerequisites to the sale shall be presumed to have been performed, and in any conveyance given hereunder all statements of facts, or other recitals therein made, as to the nonpayment of any of the Obligations or as to the advertisement of sale, or the time, place and manner of sale, or as to any other fact or thing, shall be taken in all courts of law or equity as rebuttably presumptive evidence that the facts so stated or recited are true.
     (ii) Mortgagee may, to the extent permitted by applicable law, (A) institute and maintain an action of judicial foreclosure against all or any part of the Mortgaged Property, or (B) take such other action at law or in equity for the enforcement of this Mortgage or any of the Loan Documents as the law may allow. Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the applicable Default Rate or a lesser amount if required by law and all costs of suit, including, without limitation, reasonable attorneys’ fees and disbursements. To the fullest extent permitted by applicable law, interest at the Default Rate shall be due on any judgment obtained by Mortgagee hereunder from the date of judgment until actual payment is made of the full amount of the judgment.

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     (iii) Mortgagee may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Obligations enter into and upon the Mortgaged Property and each and every part thereof and exclude Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise (Mortgagor hereby agreeing to surrender possession of the Mortgaged Property to Mortgagee upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof. Following such entry and taking of possession, Mortgagee shall be entitled, without limitation, (x) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such conditions as Mortgagee may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease subject to the rights of any existing tenants and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagor might do.
          (b) In case of a foreclosure sale, the Real Estate may be sold, at Mortgagee’s election, in one parcel or in more than one parcel and Mortgagee is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held as more particularly described in Section 14(a)(i).
          (c) Upon the occurrence and during the continuance of an Event of Default resulting from any breach of any of the covenants, agreements, terms or conditions contained in this Mortgage, Mortgagee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage.
          (d) It is agreed that if an Event of Default shall occur and be continuing, any and all proceeds of the Mortgaged Property received by Mortgagee shall be held by Mortgagee for the benefit of the Secured Parties as collateral security for the Obligations (whether matured or unmatured), and shall be applied in payment of the Obligations in the manner and in the order set forth in Section 6.5 of the Guarantee and Collateral Agreement.
     14. Right of Mortgagee to Credit Sale. Upon the occurrence of any sale made under this Mortgage in connection with the exercise of remedies hereunder upon the occurrence and during the continuation of any Event of Default, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof. In lieu of paying cash therefor, Mortgagee may make settlement for the purchase price by crediting upon the Obligations or other sums secured by this Mortgage, the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage. In such event, this Mortgage, the Credit Agreement, the Guarantee and Collateral Agreement and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Obligations as having been paid.

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     15. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Mortgagee as a matter of right and without notice to Mortgagor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral or the interest of Mortgagor therein as security for the Obligations, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property, and Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers or manager shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided in this Mortgage, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Mortgaged Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.
     16. Extension, Release, etc. (a) Without affecting the lien or charge created by this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Obligations, Mortgagee may, from time to time and without notice, agree to (i) release any person liable for the indebtedness borrowed or guaranteed under the Loan Documents, (ii) extend the maturity or alter any of the terms of the indebtedness borrowed or guaranteed under the Loan Documents or any other guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee’s option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto.
          (b) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect the lien created by this Mortgage or any liens, rights, powers or remedies of Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.
          (c) If Mortgagee shall have the right to foreclose this Mortgage, Mortgagor authorizes Mortgagee at its option to foreclose the lien created by this Mortgage subject to the rights of any tenants of the Mortgaged Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights, or to provide notice to such tenants as required in any statutory procedure governing a foreclosure of the Mortgaged Property, or to terminate such tenant’s rights in such foreclosure will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the Obligations or to foreclose the lien created by this Mortgage.
          (d) Unless expressly provided otherwise, in the event that Mortgagee’s interest in this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same person or entity, this Mortgage shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.
     17. Security Agreement under Uniform Commercial Code. (a) It is the intention of the parties hereto that this Mortgage shall constitute a Security Agreement within the meaning of the Uniform Commercial Code (the “Code”) of the State in which the Mortgaged Property is located. If an Event of Default shall occur and be continuing under this Mortgage, then in

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addition to having any other right or remedy available at law or in equity, Mortgagee shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Mortgagee’s rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Mortgagee shall elect to proceed under the Code, then ten days’ notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, reasonable attorneys’ fees and legal expenses. At Mortgagee’s request, Mortgagor shall assemble the personal property and make it available to Mortgagee at a place designated by Mortgagee which is reasonably convenient to both parties.
          (b) Certain portions of the Mortgaged Property are or will become “fixtures” (as that term is defined in the Code) on the Land, and this Mortgage, upon being filed for record in the real estate records of the county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said Code upon such portions of the Mortgaged Property that are or become fixtures. The addresses of the Mortgagor, as debtor, and Mortgagee, as secured party, are set forth in the first page of this Mortgage.
          (c) The real property to which the fixtures relate is described in Schedule A and Schedule B attached hereto. The record owner of the Owned Land is described in Schedule A and the record owner of the Leased Land is described on Schedule B. The name, type of organization and jurisdiction of organization of the debtor for purposes of this financing statement are the name, type of organization and jurisdiction of organization of the Mortgagor set forth in the first paragraph of this Mortgage, and the name of the secured party for purposes of this financing statement is the name of the Mortgagee set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagor/debtor is the address of the Mortgagor set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagee/secured party from which information concerning the security interest hereunder may be obtained is the address of the Mortgagee set forth in the first paragraph of this Mortgage. Mortgagor’s organizational identification number is                                         .
     18. Assignment of Rents. (a) Mortgagor hereby assigns to Mortgagee the Rents as further security for the payment and performance of the Obligations, and Mortgagor grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the Rents on account of the Obligations. The foregoing assignment and grant is present and absolute and shall continue in effect until the Obligations secured hereby are paid in full, but Mortgagee hereby waive the right to enter the Mortgaged Property for the purpose of collecting the Rents and Mortgagor shall be entitled to collect, receive, use and retain the Rents until the occurrence and during the continuation of an Event of Default under this Mortgage; such right of Mortgagor to collect, receive, use and retain the Rents may be revoked by Mortgagee upon the occurrence and during the continuance of any Event of Default under this Mortgage by giving not less than five days’ written notice of such revocation to Mortgagor; in the event such notice is given, Mortgagor shall pay over to Mortgagee, or to any receiver appointed to collect the Rents, any lease security

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deposits and such Rents. Mortgagor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).
          (b) Mortgagor will not affirmatively do any act which would prevent Mortgagee from, or limit Mortgagee in, acting under any of the provisions of the foregoing assignment.
          (c) Except for any matter disclosed in the Credit Agreement, no action has been brought or, to the best of Mortgagor’s knowledge, is threatened, which would interfere in any way with the right of Mortgagor to execute the foregoing assignment and perform all of Mortgagor’s obligations contained in this Section and in the Leases.
     19. Additional Rights. The holder of any subordinate lien or subordinate mortgage on the Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage nor shall any holder of any subordinate lien or subordinate mortgage join any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Mortgage all subordinate lienholders and the mortgagees under subordinate mortgages are subject to and notified of this provision, and any action taken by any such lienholder or beneficiary contrary to this provision shall be null and void.
     20. Notices. All notices, requests, demands and other communications hereunder shall be given in accordance with the provisions of Section 10.2 of the Credit Agreement to Mortgagor and to Mortgagee as specified therein.
     21. No Oral Modification. This Mortgage may not be amended, supplemented or otherwise modified except in accordance with the provisions of Section 10.1 of the Credit Agreement. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.
     22. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included.
     23. Mortgagor’s Waiver of Rights. (a) Mortgagor hereby voluntarily and knowingly releases and waives any and all rights to retain possession of the Mortgaged Property after the occurrence of an Event of Default hereunder and any and all rights of redemption from sale under any order or decree of foreclosure (whether full or partial), pursuant to rights, if any, therein granted, as allowed under any applicable law, on its own behalf, on behalf of all persons claiming or having an interest (direct or indirectly) by, through or under each constituent of Mortgagor and on behalf of each and every person acquiring any interest in the Mortgaged Property subsequent to the date hereof, it being the intent hereof that any and all such rights or redemption of each constituent of Mortgagor and all such other persons are and shall be deemed to be hereby waived to the fullest extent permitted by applicable law or replacement statute. Each constituent of Mortgagor shall not invoke or utilize any such law or laws or otherwise hinder, delay, or impede the execution of any right, power, or remedy herein or otherwise

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granted or delegated to Mortgagee, but shall permit the execution of every such right, power, and remedy as though no such law or laws had been made or enacted.
          (b) To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Obligations or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagor, for Mortgagor and its successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature (except as expressly provided in the Credit Agreement) or declare due the whole of the secured indebtedness and marshalling in the event of exercise by Mortgagee of the power of sale, or other rights hereby created.
     24. Remedies Not Exclusive. Mortgagee shall be entitled to enforce payment of the Obligations and performance of the Obligations and to exercise all rights and powers under this Mortgage or under any of the other Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect Mortgagee’s right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Mortgagee or to which either may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee as the case may be. In no event shall Mortgagee, in the exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Rents to Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a “mortgagee in possession,” and Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.
     25. Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Obligations upon other property in the State in which the Premises are located (whether or not such property is owned by Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b)

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shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Obligations (including the Mortgaged Property), which action may be brought or consolidated in the courts of, or sale conducted in, any county in which any of such collateral is located. Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to Lenders to extend the indebtedness borrowed pursuant to or guaranteed by the Loan Documents, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Mortgagor further agrees that if Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Obligations, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Mortgagee may commence or continue any foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Mortgage, nor the exercise of any other rights hereunder nor the recovery of any judgment by Mortgagee in any such proceedings shall prejudice, limit or preclude Mortgagee’s right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Obligations, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales or proceedings or exercise of any remedies in such sales or proceedings based upon any action or judgment connected to this Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other sales or proceedings or any sale or action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Obligations (directly or indirectly) in the most economical and least time-consuming manner.
     26. Successors and Assigns. All covenants of Mortgagor contained in this Mortgage are imposed solely and exclusively for the benefit of Mortgagee and its successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee at any time if in the sole discretion of either of them such a waiver is deemed advisable. All such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor (and each of them) and all subsequent owners, encumbrancers and tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee and its successors and assigns. The word “Mortgagor” shall be construed

16

as if it read “Mortgagors” whenever the sense of this Mortgage so requires and if there shall be more than one Mortgagor, the obligations of the Mortgagors shall be joint and several.
     27. No Waivers, etc: Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the beneficiary of any subordinate mortgage or the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in any way impairing or affecting the lien of this Mortgage or the priority of this Mortgage over any subordinate lien or mortgage.
     28. Governing Law, etc. This Mortgage shall be governed by and construed and interpreted in accordance with the laws of the State in which the Mortgaged Property is located, except that Mortgagor expressly acknowledges that by their respective terms the Loan Documents shall be governed and construed in accordance with the laws of the State of New York, without regard to principles of conflict of law, and for purposes of consistency, Mortgagor agrees that in any in personam proceeding related to this Mortgage the rights of the parties to this Mortgage shall also be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State, without regard to principles of conflict of law.
     29. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word “Mortgagor” shall mean “each Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein,” the word “Mortgagee” shall mean “Mortgagee or any successor agent for the Lenders,” the word “person” shall include any individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority, or other. entity, and the words “Mortgaged Property” shall include any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Mortgage are for convenience or reference only and in no way limit or amplify the provisions hereof.
     30. Maximum Rate of Interest. Nothing herein contained, nor in any Loan Document or transaction related thereto, shall be construed or so operate as to require Mortgagor or any person liable for the payment of the Obligations made pursuant to the Credit Agreement, to pay interest in an amount or at a rate greater than the maximum allowed by law. Should any interest or other charges in the nature of the interest paid by Mortgagor or any parties liable for the payment of the Obligations made pursuant to the Credit Agreement result in the computation or earning of interest in excess of the maximum rate of interest allowed by applicable law, then any and all such excess shall be and the same is hereby waived by the holder hereof, and all such excess shall be automatically credited against and in reduction of the principal balance, and any portion of said excess which exceeds the principal balance shall be paid by the holder hereof to Mortgagor or any parties liable for the payment of the Obligations made pursuant to the said

17

Credit Agreement, it being the intent of the parties hereto that under no circumstances shall Mortgagor or any parties liable for the payment of the Obligations hereunder be required to pay interest in excess of the maximum rate allowed by law.
     31. Mortgaged Lease Provisions. (a) Mortgagor shall pay or cause to be paid all rent and other charges required under the Mortgaged Leases as and when the same are due and shall promptly and faithfully perform or cause to be performed all other material terms, obligations, covenants, conditions, agreements, indemnities, representations, warranties or liabilities of the lessee under the Mortgaged Leases. Mortgagor shall not after the date hereof, unless Mortgagor shall receive a subordination, non-disturbance and attornment agreement reasonable acceptable to Mortgagee or except as required under the Mortgaged Leases, permit the subordination of the Mortgaged Leases to any mortgage or deed of trust and any attempt to do any of the foregoing shall be null and void and of no effect and shall constitute an Event of Default hereunder.
          (b) Except as may be expressly permitted under the Credit Agreement, Mortgagor shall do, or cause to be done, all things reasonable necessary to preserve and keep unimpaired all material rights of Mortgagor as lessee under the Mortgaged Leases, and to prevent any default under the Mortgaged Leases. Mortgagor does hereby authorize and irrevocably appoint and constitute Mortgagee as its true and lawful attorney-in-fact, which appointment is coupled with an interest, in its name, place and stead, (i) to do and take, but without any obligation so to do, if Mortgagor fails to do so at least 5 Business Days prior to the expiration of any applicable cure period, any action which Mortgagee reasonably deems necessary or desirable to cure any default, or to prevent any imminent default, by Mortgagor under the Mortgaged Leases and (ii) to enter into and upon the Premises or any part thereof to such extent and as often as Mortgagee, in its sole discretion, deems necessary or desirable in order to take any action permitted to be taken by Mortgagee pursuant to clause (i) (in each case, with respect to all of the actions described in clauses (i) and (ii), after ten days’ notice to Mortgagor, unless Mortgagor has itself taken the action(s) in question within such ten day period), to the end that the rights of Mortgagor in and to the leasehold estate created by the Mortgaged Leases shall be kept unimpaired and free from default. All sums so expended by Mortgagee, with interest thereon at the Default Rate from the date of each such expenditure, shall be paid by Mortgagor to Mortgagee promptly upon demand by Mortgagee. Mortgagor shall, within 5 Business Days after written request by Mortgagee, execute and deliver to Mortgagee, or to any person designated by Mortgagee, such further instruments, agreements, powers, assignments, conveyances or the like as may be necessary to complete or perfect the interest, rights or powers of Mortgagee pursuant to this paragraph.
          (c) Mortgagor shall use commercially reasonable efforts to enforce the material obligations of the lessor under the Mortgaged Leases and shall promptly notify Mortgagee in writing of any material default by either the lessor or Mortgagor in the performance or observance of any of the terms, covenants and conditions contained in the Mortgaged Leases. Mortgagor shall deliver to Mortgagee, within ten Business Days after receipt, a copy of any written notice of default or noncompliance, material demand or material complaint made by the lessor under the Mortgaged Leases. If the lessor shall deliver to Mortgagee a copy of any notice of default given to Mortgagor, such notice shall constitute full authority and protection to Mortgagee for any actions taken or omitted to be taken in good faith by Mortgagee on such notice.

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          (d) If any action or proceeding shall be instituted to evict Mortgagor or to recover possession of the Mortgaged Property from Mortgagor or any part thereof or interest therein or any action or proceeding otherwise affecting the Mortgaged Leases or this Mortgage shall be instituted, then Mortgagor shall, immediately after receipt deliver to Mortgagee a true and complete copy of each petition, summons, complaint, notice of motion, order to show cause and all other pleadings and papers, however designated, served in any such action or proceeding.
          (e) Mortgagor covenants and agrees that the fee title to the Leased Land and the leasehold estate created under the Mortgaged Leases shall not merge but shall always remain separate and distinct, notwithstanding the union of said estates either in Mortgagor or a third party by purchase or otherwise; and in case Mortgagor acquires the fee title or any other estate, title or interest in and to the Leased Land, the lien of this Mortgage shall, without further conveyance, simultaneously with such acquisition, be spread to cover and attach to such acquired estate and as so spread and attached shall be prior to the lien of any Mortgage placed on the acquired estate after the date of this Mortgage.
          (f) No release or forbearance of any of Mortgagor’s obligations under the Mortgaged Leases, pursuant to the Mortgaged Leases or otherwise, shall release Mortgagor from any of its obligations under this Mortgage, including its obligations to pay rent and to perform all of the terms, provisions, covenants, conditions and agreements of the lessee under the Mortgaged Leases.
          (g) Upon the occurrence and during the continuance of any Event of Default hereunder, all rights of consent and approval, and all elections of Mortgagor as lessee under the Mortgaged Leases, together with the right to terminate or to modify the Mortgaged Leases, which have been assigned for collateral purposes to Mortgagee, shall automatically vest exclusively in and be exercisable solely by Mortgagee.
          (h) Mortgagor will give Mortgagee prompt written notice of the commencement of any arbitration or appraisal proceeding under and pursuant to the provisions of any Mortgaged Lease involving amounts in excess of $100,000 on a present value basis. So long as no Event of Default shall have occurred and be continuing hereunder, Mortgagor may conduct such proceeding provided that (i) Mortgagee shall have the right to intervene and participate in any such proceeding, (ii) Mortgagor shall confer with Mortgagee, (iii) Mortgagor shall exercise all rights of arbitration conferred upon it by the Mortgaged Leases and (iv) Mortgagor’s selection of an arbitrator or appraiser shall be subject to prior written approval by Mortgagee; provided, however, that automatically upon the occurrence of an Event of Default and for so long as it shall be continuing, Mortgagee shall have the sole authority to conduct any such proceeding and Mortgagor hereby irrevocably appoints and constitutes Mortgagee as its true and lawful attorney-in-fact, which appointment is coupled with an interest, in its name, place and stead, to exercise, at the expense of Mortgagor, all right, title and interest of Mortgagor in connection with such proceeding, including the right to appoint arbitrators and to conduct arbitration proceedings on behalf of Mortgagor, following and during the continuance of an Event of Default. Nothing contained herein shall obligate Mortgagee to participate in such proceeding.
          (i) Mortgagor shall give Mortgagee simultaneous written notice of any exercise of any option or right to renew or extend the term of a Mortgage Lease, together with a copy of the notice or other document given to the lessor, and shall promptly deliver to Mortgagee a copy

19

of any acknowledgment by such lessor of the exercise of such option or right. Nothing contained herein shall affect or limit any rights of Mortgagor or Mortgagee granted under the Mortgaged Leases.
          (j) Mortgagor shall, within ten (10) Business Days after written demand from Mortgagee, deliver to Mortgagee proof of payment of all items that are required to be paid by Mortgagor under the Mortgaged Leases, including, without limitation, rent, taxes, operating expenses and other charges.
          (k) (i) The lien of this Mortgage shall attach to all of Mortgagor’s rights and remedies at any time arising under or pursuant to Section 365(h) of the Bankruptcy Code, 11 U.S.C. § 365(h), as the same may hereafter be amended (the “Bankruptcy Code”), including, without limitation, all of Mortgagor’s rights to remain in possession of the Leased Land. Except as may be expressly permitted under the Credit Agreement, Mortgagor shall not, without Mortgagee’s prior written consent, elect to treat the applicable Mortgaged Lease as terminated under Section 365(h)(l)(A)(i) of the Bankruptcy Code. Any such election made without Mortgagee’s consent shall be void
     (ii) Mortgagee shall have the right, if an Event of Default shall have occurred and be continuing or if Mortgagor fails to do so at least 5 Business Days prior to the last day on which the Mortgagor has the right to do so, to proceed in its own name or in the name of Mortgagor in respect of any claim, suit, action or proceeding relating to the rejection of any Mortgaged Lease by the lessor or any other party, including, without limitation, the right to file and prosecute under the Bankruptcy Code, without joining or the joinder of Mortgagor, any proofs of claim, complaints, motions, applications, notices and other documents. Any amounts received by Mortgagee as damages arising out of the rejection of any Mortgaged Lease as aforesaid shall be applied first to all costs and expenses of Mortgagee (including, without limitation, reasonable attorneys” fees) incurred in connection with the exercise of any of its rights or remedies under this paragraph and thereafter in accordance with Section 13(d) of this Mortgage. Mortgagor acknowledges that the assignment of all claims and rights to the payment of damages from the rejection of any Mortgaged Lease made under the granting clauses of this Mortgage constitutes a present irreversible and unconditional assignment and Mortgagor shall, at the request of Mortgagee, promptly make, execute, acknowledge and deliver, in form and substance satisfactory to Mortgagee, a UCC Financing Statement (Form UCC-1) and all such additional instruments, agreements and other documents, as may at any time hereafter be required by Mortgagee to carry out such assignment.
     (iii) If pursuant to Section 365(h)(1)(B) of the Bankruptcy Code, Mortgagor shall seek to offset against the rent reserved in the Mortgaged Leases the amount of any damages caused by the nonperformance by the lessor or any other party of any of their respective obligations under such Mortgaged Leases after the rejection by the lessor or such other party of such Mortgaged Leases under the Bankruptcy Code, then Mortgagor shall, if a Default or Event of Default shall have occurred and be continuing, prior to effecting such offset, notify Mortgagee of its intent to do so, setting forth the amount proposed to be so offset

20

and the basis therefor. In such event, Mortgagee shall have the right to object to all or any part of such offset that, in the reasonable judgment of Mortgagee, would constitute a breach of such Mortgaged Lease, and in the event of such objection, Mortgagor shall not effect any offset of the amounts found objectionable by Mortgagee. Neither Mortgagee’s failure to object as aforesaid nor any objection relating to such offset shall constitute an approval of any such offset by Mortgagee.
     (iv) If any action, proceeding, motion or notice shall be commenced or filed in respect of the lessor under any Mortgaged Lease or any other party or in respect of any such Mortgaged Lease in connection with any case under the Bankruptcy Code, then Mortgagee shall have the option, exercisable upon notice from Mortgagee to Mortgagor, to conduct and control any such litigation with counsel of Mortgagee’s choice. Mortgagee may proceed in its own name or in the name of Mortgagor in connection with any such litigation, and Mortgagor agrees to execute any and all powers, authorizations, consents or other documents required by Mortgagee in connection therewith. Mortgagor shall, upon demand, pay to Mortgagee all costs and expenses (including reasonable attorneys’ fees) paid or incurred by Mortgagee in connection with the prosecution or conduct of any such proceedings. Mortgagor shall not commence any action, suit, proceeding or case, or file any application or make any motion, in respect of any Mortgaged Lease in any such case under the Bankruptcy Code without the prior written consent of Mortgagee.
     (v) Mortgagor shall, after obtaining knowledge thereof, promptly notify Mortgagee of any filing by or against the lessor or other party with an interest in the Real Estate of a petition under the Bankruptcy Code. Mortgagor shall promptly deliver to Mortgagee, following receipt, copies of any and all notices, summonses, pleadings, applications and other documents received by Mortgagor in connection with any such petition and any proceedings relating thereto.
     (vi) If there shall be filed by or against Mortgagor a petition under the Bankruptcy Code and Mortgagor, as lessee under the applicable Mortgaged Lease, shall determine to reject such Mortgaged Lease pursuant to Section 365(a) of the Bankruptcy Code, then Mortgagor shall give Mortgagee not less than 20 days’ prior notice of the date on which Mortgagor shall apply to the Bankruptcy Court for authority to reject such Mortgaged Lease. “Mortgagee shall have the right, but not the obligation, to serve upon Mortgagor within such twenty (20) day period a notice stating that Mortgagee demands that Mortgagor apply to the Bankruptcy Court for authority to assume and assign such Mortgaged Lease to Mortgagee pursuant to Section 365 of the Bankruptcy Code. If Mortgagee shall serve upon Mortgagor the notice described in the preceding sentence, Mortgagor shall not seek to reject such Mortgaged Lease and shall comply with the demand provided for in the preceding sentence. In addition, effective upon the entry of an order for relief with respect to Mortgagor under the Bankruptcy Code, Mortgagor hereby assigns and transfers to Mortgagee a non-exclusive right to apply to the Bankruptcy Court under subsection 365(d)(4) of the Bankruptcy Code for an

21

order extending the period during which such Mortgaged Lease may be rejected or assumed.
          (1) Mortgagor shall request and use commercially reasonable efforts to furnish to Mortgagee, from time to time upon receipt of reasonable notice from Mortgagee, in form and substance reasonably satisfactory to Mortgagee, an estoppel certificate from the lessor under any Mortgaged Leases with respect to such Mortgaged Lease.
          (m) If any Mortgaged Lease shall be terminated prior to the natural expiration of its term, and if, pursuant to any provision of such Mortgaged Lease or otherwise, Mortgagee or its designee shall acquire from the lessor under such Mortgaged Lease a new lease of the Real Estate or any part thereof, Mortgagor shall have no right, title or interest in or to such new lease or the leasehold estate created thereby, or renewal privileges therein contained.
          (n) Notwithstanding anything to the contrary set forth herein, to the extent that any covenant or other obligation of Mortgagor contained herein shall be expressly imposed upon the lessor under any Mortgaged Lease pursuant to the provisions thereof, Mortgagor shall not be deemed to be in default of such obligation or covenant with respect to such portion of the Premises as is covered by such Mortgaged Lease, provided that Mortgagor shall be using commercially reasonable efforts to enforce such obligations of such lessor in accordance with the terms of the applicable Mortgaged Lease.
     32. Release. If any of the Mortgaged Property shall be sold, transferred or otherwise disposed of by Mortgagor in a transaction permitted by the Credit Agreement, such Mortgaged Property shall be automatically released from the Lien of this Mortgage without further action on the part of Mortgagor, Mortgagee or the Lenders, and shall cease to constitute collateral hereunder, and then Mortgagee, at the request and sole expense of Mortgagor, shall execute and deliver to Mortgagor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Mortgaged Property. No consent of any Qualified Counterparty shall be required for any release of Mortgaged Property pursuant to this Section 32.
     33. Last Dollars Secured: Priority. To the extent that this Mortgage secures only a portion of the indebtedness owing or which may become owing by Mortgagor to the Secured Parties, the parties agree that any payments or repayments of such indebtedness shall be and be deemed to be applied first to the portion of the indebtedness that is not secured hereby, it being the parties’ intent that the portion of the indebtedness last remaining unpaid shall be secured hereby. If at any time this Mortgage shall secure less than all of the principal amount of the Obligations, it is expressly agreed that any repayments of the principal amount of the Obligations shall not reduce the amount of the lien of this Mortgage until such lien amount shall equal the principal amount of the Obligations outstanding.
     34. Household Purposes. The money, property or services that are the subject of the transactions provided for in the Credit Agreement are not primarily for personal, family or household purposes as contemplated by Section 5-19-1(2) of the Code of Alabama 1975, as amended.

22

     35. Receipt of Copy. The Mortgagor acknowledges that it has received a true copy of this Mortgage.

23

          This Mortgage has been duly executed by Mortgagor as of the date first set forth above.

MAPCO EXPRESS, INC.
By:
Name:
Title:

UNIFORM FORM CERTIFICATE OF ACKNOWLEDGMENT
State of                     )
County of                     ) ss.:
On the                      day of                                          in the year 2005 before me, the undersigned, personally appeared                                                              personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same-in his/her/their capacity(ies), and that by his/her their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

NOTARY PUBLIC

Schedule A
Description of the Owned Land

Schedule B
Description of the Leased Land and Mortgaged Leases

EXHIBIT E
FORM OF
ASSIGNMENT AND ACCEPTANCE
          Reference is made to the Credit Agreement, dated as of April ___, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MAPCO EXPRESS, INC., a Delaware corporation (“MAPCO Express”). MAPCO FAMILY CENTERS, INC., a Delaware corporation (“MAPCO Family” together with MAPCO Express, the “Borrowers”), the Lenders parties thereto, Lehman Brothers Inc., as Arranger, Lehman Commercial Paper Inc., as Administrative Agent, and others. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
          The Assignor identified on Schedule 1 hereto (the “Assignor”) and the Assignee identified on Schedule 1 hereto (the “Assignee”) agree as follows:
     1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an “Assigned Facility”; collectively, the “Assigned Facilities”), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.
     2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, any of its Subsidiaries or any other obligor or the performance or observance by such Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Facilities and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).
     3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit

Exhibit E-2
Agreement, together with copies of the financial statements delivered pursuant to Section 4.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agents by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.18(d) of the Credit Agreement.
     4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the “Effective Date”). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).
     5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) [to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date] [to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.]
     6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.
     7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Exhibit E-3
          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

Schedule 1
to Assignment and Acceptance
Name of Assignor:
Name of Assignee:
Effective Date of Assignment:

Credit	Principal
Facility Assigned	Amount Assigned	[Revolving Credit Percentage Assigned]*
	$	, %

[Name of Assignee]		[Name of Assignor]

By:		By:

	Title:		Title:

*	Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Lenders.

Accepted:	Consented To:*

LEHMAN COMMERCIAL PAPER, INC, as Administrative Agent	MAPCO EXPRESS, INC.

By:	By:

Title:	Title:

MAPCO FAMILY CENTERS, INC.
By:
Title:

LEHMAN COMMERCIAL PAPER, INC, as Administrative Agent
By:
Title:

[Issuing Lender]
By:
Title:

*	If required.

Fulbright & Jaworski l.l.p.
A Registered Limited Liability Partnership
801 Pennsylvania Avenue, N.W.
Washington, D.C. 20004-2623
www.fulbright.com

telephone:	(202) 662-0200
facsimile:	(202) 662-4643
April 28, 2005
Lehman Commercial Paper Inc., as Administrative Agent
for the banks and other financial institutions as lenders party to the Credit Agreement referred to below
Each of the banks and other financial
institutions as lenders party
to the Credit Agreement referred to below
Re: MAPCO EXPRESS, INC./Virginia Deed of Trust
     We have acted as special counsel in the Commonwealth of Virginia (the “State”) to Mapco Express, Inc. (the “Mortgagor”) in connection with (a) that certain Amended and Restated Credit Agreement (“Credit Agreement”) dated as of April 28, 2005 among Mortgagor, Lehman Commercial Paper Inc., as Administrative Agent (the “Administrative Agent”), and others; (b) those certain Amended and Restated Credit Line Deeds of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005 made by Mortgagor for the benefit of Administrative Agent, as Beneficiary (as set forth on Exhibit A attached hereto) (collectively, the “Amended and Restated State Mortgage”), and (c) those certain Credit Line Deeds of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005 made by Mortgagor for the benefit of Administrative Agent, as Beneficiary (as set forth on Exhibit A attached hereto) (collectively, the “Mortgage”, and together with the Amended and Restated State Mortgage, the “State Mortgage”), which State Mortgage relates to certain improved real property located in the Commonwealth of Virginia (collectively, the “Property”).
     The opinions expressed below are furnished to you in connection with the Credit Agreement and the State Mortgage. Terms used herein and not otherwise defined shall have the meanings given thereto in the Credit Agreement and the State Mortgage, as applicable.
     In arriving at the opinions expressed below,
     (a) We have examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of each of (1) the Credit Agreement; (2) each of the Virginia UCC-1 Financing Statements naming the Mortgagor as the debtor and the Administrative Agent as the secured party (as set forth on Exhibit B attached hereto) to be filed in the land records of the applicable County or City within the Commonwealth of Virginia as a fixture filing (collectively,
Houston • New York • Washington DC • Austin • Dallas • Los Angeles • Minneapolis • San Antonio • Hong Kong • London • Munich

the “Virginia UCC”); and (3) the State Mortgage (the Credit Agreement and the State Mortgage are referred to collectively as the “Loan Documents”); and
     (b) We have examined such corporate documents and records of the Mortgagor and such other instruments and certificates of public officials, officers and representatives of the
Mortgagor, and we have made such investigations of law, in each case as we have deemed appropriate as a basis for such opinions.
     In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (a) the authenticity of all documents submitted to us as originals, (b) the genuineness of all signatures on all documents that we examined and (c) the conformity to authentic originals of documents submitted to us as certified, conformed or photostatic copies. We have made no independent investigation as to the accuracy or completeness of any representations, warranties, data or other information, written or oral, made or furnished by the Mortgagor or by any of its agents, except as expressly set forth in this opinion.
     We have assumed for purposes of the opinions set forth below that: (a) the Mortgagor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) the Mortgagor has the necessary power to make, and perform its obligations under, the State Mortgage, the Credit Agreement, and the Virginia UCC and all other documents executed in connection therewith; (c) the execution, delivery and performance by the Mortgagor of the Loan Documents and the Virginia UCC have been duly authorized by all necessary action on its part; (d) each of the Loan Documents and the Virginia UCC has been duly and validly executed and delivered by the Mortgagor; (e) the legal description of real property included in all documents is a courses and distances description or a description by reference to a recorded plat and is complete and accurate in all aspects; (f) the Mortgagor, at the time of recording of the State Mortgage and the Virginia UCC has valid title to the property as described therein and at the time of enforcement of the State Mortgage and the Virginia UCC, the State Mortgage and the Virginia UCC shall be a lien against such part of the property against which enforcement action is taken; (g) the Mortgagor will obtain all permits and governmental approvals required in the future and take all other actions similarly required in the future, for the performance of its obligations under the Loan Documents and the Virginia UCC, the maintenance and perfection of any security interests created thereunder, or which are required in the future under applicable law; and (h) there is no legal restriction, no requirement of registration, consent, approval, license or authorization by any governmental authority, no pending judicial proceeding and no order, writ, injunction or decree of any court or governmental agency which would limit, proscribe or require the consent for the party’s undertaking except for any such consents, approvals, licenses and authorization, if any, required by a statute of the Commonwealth of Virginia as a condition precedent to enforcement of the Loan Documents and the Virginia UCC against the Mortgagor.
     We have assumed that the loans contemplated by the Credit Agreement (the “Loan”) is being made for business or investment purposes and is not being made for family, household or personal purposes and that none of the collateral for the Loan will consist of consumer goods, farm products, crops, timber, minerals and the like or accounts resulting from the sale thereof. We further assume that each State Mortgage and Virginia UCC will be properly recorded or filed in the land records of the applicable County or City within the Commonwealth of Virginia and all

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recordation and transfer taxes and other taxes and fees in connection therewith will be paid in full at the time of such recordation and/or filing.
     We have further assumed the competency of all natural persons acting in connection with the transaction referred to in this opinion. We also have assumed the Mortgagor has received adequate consideration for its obligations under the Loan Documents and the Virginia UCC. We also have assumed that each of the Loan Documents and the Virginia UCC correctly and completely sets forth the intent of the parties thereto, that the execution and delivery of the Loan Documents and the Virginia UCC are free from mutual mistake, fraud, misrepresentation or criminal activity, and that there is no undue influence or duress in the execution of the Loan Documents and the Virginia UCC.
     This opinion is based, as to matters of law, solely on the internal laws of the Commonwealth of Virginia (exclusive of conflict of law principles except as expressly set forth in this opinion). We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, rules, regulations, administrative decisions, requirements or ordinances of any county, municipality, subdivision or local authority of any jurisdiction or any federal or state laws relating to banks or bank regulatory matters or federal or state securities laws or blue sky laws or regulations or antitrust laws.
     For purposes of the opinions set forth herein, we have assumed that: (a) the Lenders and the Administrative Agent have all requisite power and authority and have taken all necessary corporate and other actions to enter into the Loan Documents and the Virginia UCC signed by them and to effect the transactions contemplated thereby; (b) the agreements of the Lenders and the Administrative Agent set forth in the Loan Documents and the Virginia UCC are legal, valid and binding agreements of the Lenders and/or the Administrative Agent (as the case may be), enforceable against the Lenders and/or the Administrative Agent (as the case may be) in accordance with their terms; and (c) any and all conditions precedent to the funding of the Loans have been fulfilled to the satisfaction of, or waived by, the Lenders and the Administrative Agent.
     Based upon and subject to the foregoing, we are of the opinion that:
     1. Based solely upon the certificate issued by the Virginia State Corporation Commission dated April 21, 2005, the Mortgagor is in good standing as a foreign corporation in the State.
     2. The execution and delivery by the Mortgagor of the State Mortgage, the performance by Mortgagor of its obligations thereunder, and the granting of the security interests to be granted pursuant to the State Mortgage will not result in any violation of any Virginia law, statute, rule or regulation, and except for the recording described in paragraph 3 hereof, do not and will not require any consent or authorization of, approval by, notice to, or filing with any governmental agency of the State.

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     3. The State Mortgage:
     (a) constitutes a legal, valid and binding obligation of the Mortgagor, enforceable against the Mortgagor in accordance with its terms;
     (b) is in proper form for recording in the land records of the clerk’s offices of the Counties or Cities of the Commonwealth of Virginia (the “Land Records”) as applicable, in which the Property is located; and
     (c) when duly recorded in the Land Records will create in favor of the Administrative Agent as Beneficiary a valid and enforceable lien of record of the Mortgagor’s interest in the Property.
     4. The Virginia UCC is in proper form to be filed in the Land Records, which are the only offices in the Commonwealth of Virginia where filings are required to perfect a security interest in the Mortgagor’s right, title and interest in that portion of the property described therein consisting of goods that are, or are to become, fixtures with respect to the Property (the “Fixtures”) and in which (i) a security interest may be created under Article 9 of the Code of Virginia of 1950, as amended (the “Virginia Code”), (ii) the Mortgagor has rights in such Fixtures or the power to transfer rights in such Fixtures to the Administrative Agent, and (iii) perfection is effected by the filing of a financing statement in the Commonwealth of Virginia; except (a) perfection of the Administrative Agent’s, as Beneficiary, security interest in proceeds will be limited to the extent provided in Section 8.9A-315 of the Virginia Code; (b) continuation statements with respect to the Virginia UCC must be filed within the six (6) month period immediately preceding the fifth (5th) anniversary of the initial filing and thereafter within the six (6) month period immediately preceding each subsequent five (5) year period; and (c) the security interest of the Administrative Agent as Beneficiary will cease to be perfected (i) as to any Fixtures acquired by the Mortgagor more than four (4) months after the Mortgagor changes its name so as to make the then filed Virginia UCC seriously misleading, unless an amendment to the Virginia UCC which renders the Virginia UCC not seriously misleading is filed within four months after the change, and (ii) as to Fixtures otherwise disposed of by the Mortgagor if such disposition is authorized by the secured party to be made free of such security interest.
     5. The courts of the State and the courts of the United States of America sitting in the Commonwealth of Virginia applying the principles of conflicts of laws applied by the courts of the Commonwealth of Virginia should give effect to Section 28 of the State Mortgage which provides that an in personam proceeding relating to the State Mortgage will be governed by the laws of the State of New York, except that the Courts of the State may apply the internal law of the State to determine the validity, perfection and effect of perfection of the liens created under such State Mortgage and the application of remedies in enforcing such liens with respect to property located in the State.

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     6. The terms and provisions of the State Mortgage, with respect to the performance of the Mortgagor’s obligations and the powers and remedies of the Administrative Agent as Beneficiary thereunder, provide, following a default thereunder, protection to the Administrative Agent as Beneficiary in a manner that is customarily provided in deeds of trust of real property and fixtures with respect to real property located in the State given to banks and financial institutions in transactions involving substantial amounts of credit.
     7. The Loan Documents do not violate any usury laws of the State.
     8. Pursuant to Section 8.9A-604 of the Virginia Code, the Administrative Agent, as Beneficiary, may proceed to foreclose its lien as to both that part of the mortgaged property constituting real property and that part of the mortgaged property constituting personal property in accordance with the rights respecting the real property provided for in the State Mortgage. There is no “one form of action” or similar law in the Commonwealth of Virginia which would require a lienholder to elect to pursue its remedies either against mortgaged real property or personal property where such lienholder holds security interests and liens on both real and personal property of a debtor.
     9. None of the Administrative Agent, as Beneficiary, or the other Secured Parties is required to be qualified to do business in the State solely to create the liens contemplated by the State Mortgage as security for the Loan or to make the Loan to the Mortgagor.
     10. Other than customary per page recording fees payable upon the recordation of the State Mortgage and the Virginia UCC, and the tax imposed pursuant to Sections 58.1-803 and 58.1-814 of the Virginia Code (a) on the Mortgage and (b) on the Amended and Restated State Mortgage on the amount secured thereby which is in addition to the amount of the original existing debt secured by the Existing Mortgages recorded in the State, no transfer, documentary stamp, mortgage, mortgage registry, mortgage recording or other taxes are payable in the Commonwealth of Virginia on or in relation to the execution, delivery, recordation, or filing of the State Mortgage.
     This opinion in all respects is subject to the following exceptions, qualifications and limitations:

(a)	We express no opinion as to the validity, binding effect or enforceability of any provision, right, remedy or obligation and, to the extent applicable, the security interest and liens created by the State Mortgage and the Virginia UCC to the extent that such provision, right, remedy, obligation, security interest or lien (i) may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, conservatorship, receivership, fraudulent transfer, fraudulent conveyance or other laws (including court decisions) now or hereafter in effect and relating to or affecting creditors’ rights generally or providing for the relief of debtors, (B) general principles of equity (regardless of whether considered in a proceeding in equity or at law) including those relating to the availability of the remedy of specific performance or injunctive relief, or (ii) purports to

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authorize or permit any person to act in a manner which is not in good faith, diligent or commercially reasonable.

(b)	We express no opinion as to (i) the effectiveness of any indemnity or exculpation provision contained in the State Mortgage which is contrary to public policy considerations, which is contrary to federal or state securities laws, or which purports to require indemnification or exculpation of, or reimbursement to, any person in respect of the misconduct or negligence or intentional acts or omissions of such person, (ii) the effectiveness of any provision in the State Mortgage that purports to waive or otherwise affect any right, warranty or defense that cannot be waived or otherwise affected as a matter of law, (iii) the conclusive nature of any certificate or determination which may be furnished or made by or on behalf of any person pursuant to the State Mortgage and the Virginia UCC, (iv) the effectiveness of any provision in the State Mortgage which provides that it may be amended or varied, or any provision thereof waived, only by an instrument in writing, (v) any provision requiring the payment of any amount or providing for the release or extinguishment of any right to the extent that such provision is deemed to constitute or result in an unenforceable penalty or forfeiture, (vi) the severability of any provision of the State Mortgage, or (vii) whether the Mortgagor has any interest in any collateral, or the creation, validity, perfection or priority of any security interest intended to be created by the State Mortgage and Virginia UCC except as otherwise expressly set forth in our opinion in paragraphs 3 and 4 above.

(c)	Certain of the remedial provisions in the State Mortgage may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the State Mortgage taken as a whole or preclude the foreclosure in accordance with applicable law of the liens and security interests in the Property created by the State Mortgage, and the State Mortgage, taken as a whole, contains adequate provisions for the practical realization of the benefits intended to be provided thereby (except for the economic consequences of procedural or other delays).

(d)	The self-help, non-judicial remedies provided to you in the State Mortgage regarding your right, without judicial process, upon default, to enter upon, to take possession of, to collect, retain, use and enjoy the rents, issues and profits from, and to manage, the Property may not be enforceable.

(e)	In rendering the opinion in paragraph 3(a) above, we have assumed that the Administrative Agent will act in a commercially reasonable manner and in good faith in performing its duties, and in exercising its rights and remedies, under the State Mortgage.

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(f)	Notwithstanding language in the State Mortgage which may imply otherwise, a court of equity or law could fail to enforce the State Mortgage or enjoin the Lenders from accelerating the Loan or foreclosing their security interests by reason of a waiver by the Lenders. Similarly, a court could enjoin the Lenders from foreclosing their security interests if acceleration and/or foreclosure were predicated upon a breach which the court concluded was not material or did not adversely affect the Lenders’ security.

(g)	Provisions in the State Mortgage imposing penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default may be unenforceable under Virginia law to the extent that such provisions are construed by any court to require the payment of an amount which is unreasonable in relation to the actual damages foreseeable at the time of execution of the State Mortgage or to the extent such court deems the actual foreseeable damages to have been readily ascertainable at the time of execution of the State Mortgage.

(h)	The provisions in the State Mortgage which purport to permit the acceleration of the Loan without the necessity of notice of acceleration may not be enforceable if a court views such provisions to be contrary to public policy or holds such provisions to be contrary to law.

(i)	We have not conducted any search of the public land, UCC financing statement, or other records or made any inquiry concerning the state of title to the Property, the Fixtures or any personalty located thereon encumbered by the State Mortgage and the Virginia UCC, and we render no opinion with regard to ownership or title to any such property or the priority of the liens on any such property or such personalty created in the Lenders’ favor by the State Mortgage and the Virginia UCC, nor do we opine as to the lien priority attaching to sums advanced by the Lenders pursuant to the State Mortgage and the Virginia UCC, whether in excess of the stated principal amount of the loans, or within such amount. We understand that, as to such matters, and in all respects as to the sufficiency and correctness of the description of the Property, the Lenders will rely on a mortgagee’s title insurance policy covering the Property and any other documents or information which it has determined to be sufficient.

(j)	With respect to the State Mortgage, we are assuming that the Trustee will comply with the notice requirements of Sections 55-59.1, 55-59.2, 55-59.3 and 55-59.4 of the Virginia Code.

(k)	We render no opinion on whether the limitations on transfers of the Trust Property as set forth in the State Mortgage could be held to be unreasonable restraints on alienation.

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(l)	We note that Section 552 of the Bankruptcy Code (11 U.S.C.§552) may adversely affect security interests in proceeds realized or property acquired after the commencement of a case under the United States Bankruptcy Code.

(m)	In rendering the opinion expressed in Paragraphs 3(d) and 4 above, we have assumed that the Mortgagor has rights in the collateral and the Administrative Agent has given value therefore.

(n)	We express no opinion as to any matters pertaining to the construction, maintenance, use or operation of any of the real or personal property.

(o)	We express no opinion as to any lien or security interest to which Title 8.9A of the Virginia Code is inapplicable pursuant to §8.9A-109 thereof.

(p)	The opinion expressed in paragraph 5 above is subject to the exception, qualification and limitation that the courts of the Commonwealth of Virginia, and the courts of the United States of America sitting in the Commonwealth of Virginia and applying the principles of conflicts of laws applied by the courts of the Commonwealth of Virginia, may apply laws other than the internal laws of the State of New York insofar as the rights or obligations under the State Mortgage may be affected by:

(i)	the due organization, formation or existence of each party to such State Mortgage, the corporate or equivalent power of each party to such State Mortgage to enter into, execute, deliver or perform such State Mortgage, the due authorization of the entry into, execution, delivery and performance of such State Mortgage by all necessary corporate or equivalent action on the part of such party, each party’s right or capacity to receive the benefits of such State Mortgage and similar matters governed by the laws of the jurisdiction of each party to such State Mortgage’s organization or formation;

(ii)	procedural laws and rules of the Commonwealth of Virginia and related matters (including, without limitation, statutes and rules with respect to personal or subject matter jurisdiction, service of process, necessary parties, prior exhaustion of remedies as against principals, rights of subrogation, rights of guarantors, evidence, limitations of action, venue, joinder of parties, matters of due process of law and similar matters);

(iii)	the federal laws of the United States of America, including procedural laws and rules of the courts of the United States of America;

(iv)	bankruptcy, insolvency, reorganization, moratorium, liquidation, arrangement or similar laws (including court decisions) affecting the rights and remedies of creditors or providing for the relief of debtors;

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(v)	general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the availability of the remedy of specific performance, injunctive relief or other equitable remedies, some or all of which may be applied or not applied in the discretion of the courts, regardless of whether considered in a proceeding at law or in equity;

(vi)	the Blue Sky law of the Commonwealth of Virginia, as amended, and the rules and regulations promulgated thereunder;

(vii)	matters respecting the submission of any party to the jurisdiction of particular courts, respecting the consent of any party concerning the courts in which any suit, action or other proceeding may be brought, or respecting the waiver by any party of trial by jury or of any objection to any suit, action or proceeding on jurisdictional grounds or on grounds of venue or forum non conveniens;

(viii)	laws of the Commonwealth of Virginia pertaining to the conditions under which judgments of courts of other jurisdictions may be enforced in the Commonwealth of Virginia;

(ix)	fraudulent transfer laws and fraudulent conveyance laws of the Commonwealth of Virginia or of other jurisdictions;

(x)	internal laws of jurisdictions (other than the State of New York) applicable to property (or interests therein) located within that jurisdiction;

(xi)	securities laws of other jurisdictions to the extent applicable; and

(xii)	laws of other jurisdictions that are mandatorily applicable under Section 8.9A-301 of the Virginia Code.

(q)	In rendering the opinion expressed in paragraph 5 above, we have assumed and relied upon the following:

(i)	the parties to the State Mortgage expressly chose and agreed in Section 28 that the obligations of such parties be construed, interpreted and enforced in accordance with, and governed by, the laws of the State of New York, without reference to choice of law doctrine, and such choice was not made for the furtherance of a fraudulent or unconscionable purpose;

(ii)	there was a “reasonable basis” (as such term is used in Hooper v. Musolino, 234 Va. 558 (1988) and Central Coal Co. v. Philbro Energy, Inc., 685 F. Supp 595 (1988)) for choosing New York law as the governing law of the State Mortgage as provided in Section 28 thereof;

(iii)	the subject matter of the State Mortgage does not involve a tort action claim where the injury occurred in the Commonwealth of Virginia;

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(iv)	numerous and substantial communications between the parties to the State Mortgage and their counsel relating to the State Mortgage took place, originated or were received in the State of New York;

(v)	Section 28 of the State Mortgage is not in conflict with the public policy or any relevant statute of the Commonwealth of Virginia;

(vi)	each of the parties to the State Mortgage is duly licensed or qualified to transact business (to the extent required by applicable law) in its jurisdiction of organization and in the State of New York (including, without limitation, the transactions contemplated by the State Mortgage);

(vii)	each of the parties to the State Mortgage is a corporation, limited liability company or banking association with a high degree of financial sophistication which it exercised in entering into the State Mortgage to which it is a party and agreeing to the choice of law provisions contained in Section 28 therein; and

(viii)	the laws of the State of New York validate and give effect to the transactions contemplated by the State Mortgage.

(r)	We express no opinion with respect to terms in the Loan Documents to which the Mortgagor is a party (i) waiving obligations of good faith, fair dealing, diligence or commercial reasonableness; (ii) permitting the Administrative Agent or any other party or their respective agents to use force or otherwise breach the peace when enforcing their rights; (iii) providing for standards of conduct other than reasonable commercial standards; (iv) waiving or varying, or attempting to waive or vary, rights or benefits (including, without limitation, provisions of the Uniform Commercial Code of the Commonwealth of Virginia) which may not be waived or varied or which may be waived or varied only after default; (v) waiving stays and any other rights under any bankruptcy, insolvency or debtor relief laws; (vi) purporting to waive (or having the effect of waiving) rights under the Constitution or laws (including statutes and regulations) of the United States or the Commonwealth of Virginia, unless, and only to the extent, such law expressly permits waiver; (vii) waiving trial by jury; (viii) waiving statutes of limitation; (ix) providing for confession of judgment; (x) waiving, or restricting access to, courts or to legal or equitable remedies or defenses; (xi) purporting to waive or otherwise affect any right to receive notice; and (xii) restricting assignments in contravention of the provisions of Section 8.9A-406 through 8.9A-409 of the Virginia Code.

(s)	In addition, we express no opinion as to the effectiveness of the provisions of the assignment of rents purporting to create a lien on, or a security interest in, rents which do not constitute rent within the meaning of Section 55-220.1 of the Virginia Code.

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(t)	We express no opinion on the compliance of any of the Trust Property with applicable environmental laws, building codes, zoning ordinances, restrictions or protective covenants.

(u)	Notwithstanding the opinion expressed in paragraph 10 above, we express no opinion on whether the applicable clerk’s offices will accept and record any State Mortgage without requiring payment of the mortgage recording tax and our opinion is not a guaranty that any applicable clerk’s office will record any State Mortgage without having to pay mortgage recording taxes.
     This opinion is given as of the date hereof and is based upon laws as they exist and are construed as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may come to our attention after the date hereof, or any changes in laws which may have occurred thereafter.
     These opinions are limited to the matters stated herein, and no opinion shall be implied or inferred beyond the matters expressly stated. These opinions (i) are provided to you as legal opinions only and not as guaranties or warranties of the matters discussed herein, (ii) are rendered solely for your benefit and the benefit of your successors, assigns and participants and may not be relied upon or used by, or distributed to, any other person or entity without the express written authorization of a partner of this firm, and (iii) may not be used in connection with any further or subsequent transactions involving the Mortgagor without the express written authorization of a partner of this firm.

Very truly yours,

Fulbright & Jaworski L.L.P.

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Exhibit A
1.	Amended and Restated Credit Line Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005 made by Mapco Express, Inc. for the benefit of Lehman Commercial Paper Inc., as Administrative Agent, to be filed with the Clerk of the Circuit Court for Albemarle County, Virginia for Site 4030;
2.	Amended and Restated Credit Line Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005 made by Mapco Express, Inc. for the benefit of Lehman Commercial Paper Inc., as Administrative Agent, to be filed with the Clerk of the Circuit Court for Caroline County, Virginia for Site 4005;
3.	Amended and Restated Credit Line Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005 made by Mapco Express, Inc. for the benefit of Lehman Commercial Paper Inc., as Administrative Agent, to be filed with the Clerk of the Circuit Court for Chesterfield County, Virginia for Sites 4041, 4048 and 4051;
4.	Amended and Restated Credit Line Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005 made by Mapco Express, Inc. for the benefit of Lehman Commercial Paper Inc., as Administrative Agent, to be filed with the Clerk of the Circuit Court for The City of Fredericksburg, Virginia for Site 4034;
5.	Amended and Restated Credit Line Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005 made by Mapco Express, Inc. for the benefit of Lehman Commercial Paper Inc., as Administrative Agent, to be filed with the Clerk of the Circuit Court for Gloucester County, Virginia for Sites 4054 and 4074;
6.	Amended and Restated Credit Line Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005 made by Mapco Express, Inc. for the benefit of Lehman Commercial Paper Inc., as Administrative Agent, to be filed with the Clerk of the Circuit Court for Henrico County, Virginia for Sites 4013, 4036, 4039, 4040 and 4059;
7.	Amended and Restated Credit Line Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005 made by Mapco Express, Inc. for the benefit of Lehman Commercial Paper Inc., as Administrative Agent, to be filed with the Clerk of the Circuit Court for The City of Newport News, Virginia for Site 4056;

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Exhibit A
8.	Amended and Restated Credit Line Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005 made by Mapco Express, Inc. for the benefit of Lehman Commercial Paper Inc., as Administrative Agent, to be filed with the Clerk of the Circuit Court for Orange County, Virginia for Site 4035;
9.	Amended and Restated Credit Line Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005 made by Mapco Express, Inc. for the benefit of Lehman Commercial Paper Inc., as Administrative Agent, to be filed with the Clerk of the Circuit Court for Page County, Virginia for Site 4029;
10.	Amended and Restated Credit Line Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005 made by Mapco Express, Inc. for the benefit of Lehman Commercial Paper Inc., as Administrative Agent, to be filed with the Clerk of the Circuit Court for The City of Richmond, Virginia for Sites 4016, 4017, 4037 and 4052;
11.	Amended and Restated Credit Line Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005 made by Mapco Express, Inc. for the benefit of Lehman Commercial Paper Inc., as Administrative Agent, to be filed with the Clerk of the Circuit Court for Spotsylvania County, Virginia for Site 4053;
12.	Amended and Restated Credit Line Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005 made by Mapco Express, Inc. for the benefit of Lehman Commercial Paper Inc., as Administrative Agent, to be filed with the Clerk of the Circuit Court for Warren County, Virginia for Sites 4027 and 4047;
13.	Amended and Restated Credit Line Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005 made by Mapco Express, Inc. for the benefit of Lehman Commercial Paper Inc., as Administrative Agent, to be filed with the Clerk of the Circuit Court for The City of Williamsburg, Virginia for Site 4057;
14.	Amended and Restated Credit Line Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005 made by Mapco Express, Inc. for the benefit of Lehman Commercial Paper Inc., as Administrative Agent, to be filed with the Clerk of the Circuit Court for York County, Virginia for Sites 4045 and 4055;

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Exhibit A
15.	Credit Line Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005 made by Mapco Express, Inc. for the benefit of Lehman Commercial Paper Inc., as Administrative Agent, to be filed with the Clerk of the Circuit Court for Chesterfield County, Virginia for Site 4065;
16.	Credit Line Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005 made by Mapco Express, Inc. for the benefit of Lehman Commercial Paper Inc., as Administrative Agent, to be filed with the Clerk of the Circuit Court for Dinwiddie County, Virginia for Site 4064;
17.	Credit Line Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005 made by Mapco Express, Inc. for the benefit of Lehman Commercial Paper Inc., as Administrative Agent, to be filed with the Clerk of the Circuit Court for The City of Fredericksburg, Virginia for Site 4069;
18.	Credit Line Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005 made by Mapco Express, Inc. for the benefit of Lehman Commercial Paper Inc., as Administrative Agent, to be filed with the Clerk of the Circuit Court for Hanover County, Virginia for Site 4061;
19.	Credit Line Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005 made by Mapco Express, Inc. for the benefit of Lehman Commercial Paper Inc., as Administrative Agent, to be filed with the Clerk of the Circuit Court for The City of Lynchburg, Virginia for Site 4031;
20.	Credit Line Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005 made by Mapco Express, Inc. for the benefit of Lehman Commercial Paper Inc., as Administrative Agent, to be filed with the Clerk of the Circuit Court for Prince Georges County, Virginia for Site 4058; and
21.	Credit Line Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of April 28, 2005 made by Mapco Express, Inc. for the benefit of Lehman Commercial Paper Inc., as Administrative Agent, to be filed with the Clerk of the Circuit Court for The City of Williamsburg, Virginia for Site 4045.

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Exhibit B
1.	UCC Financing Statement naming Mapco Express, Inc. as the debtor and Lehman Commercial Paper Inc., as Administrative Agent as the secured party to be filed as a Fixture Filing with the Clerk of the Circuit Court for Albemarle County, Virginia for Site 4030;
2.	UCC Financing Statement naming Mapco Express, Inc. as the debtor and Lehman Commercial Paper Inc., as Administrative Agent as the secured party to be filed as a Fixture Filing with the Clerk of the Circuit Court for Caroline County, Virginia for Site 4005;
3.	UCC Financing Statement naming Mapco Express, Inc. as the debtor and Lehman Commercial Paper Inc., as Administrative Agent as the secured party to be filed as a Fixture Filing with the Clerk of the Circuit Court for Chesterfield County, Virginia for Sites 4041, 4048 and 4051;
4.	UCC Financing Statement naming Mapco Express, Inc. as the debtor and Lehman Commercial Paper Inc., as Administrative Agent as the secured party to be filed as a Fixture Filing with the Clerk of the Circuit Court for Chesterfield County, Virginia for Site 4065;
5.	UCC Financing Statement naming Mapco Express, Inc. as the debtor and Lehman Commercial Paper Inc., as Administrative Agent as the secured party to be filed as a Fixture Filing with the Clerk of the Circuit Court for Dinwiddie County, Virginia for Site 4064;
6.	UCC Financing Statement naming Mapco Express, Inc. as the debtor and Lehman Commercial Paper Inc., as Administrative Agent as the secured party to be filed as a Fixture Filing with the Clerk of the Circuit Court for The City of Fredericksburg, Virginia for Site 4034;
7.	UCC Financing Statement naming Mapco Express, Inc. as the debtor and Lehman Commercial Paper Inc., as Administrative Agent as the secured party to be filed as a Fixture Filing with the Clerk of the Circuit Court for The City of Fredericksburg, Virginia for Site 4069;
8.	UCC Financing Statement naming Mapco Express, Inc. as the debtor and Lehman Commercial Paper Inc., as Administrative Agent as the secured party to be filed as a Fixture Filing with the Clerk of the Circuit Court for Gloucester County, Virginia for Sites 4054 and 4074;
9.	UCC Financing Statement naming Mapco Express, Inc. as the debtor and Lehman Commercial Paper Inc., as Administrative Agent as the secured party to be filed as a Fixture Filing with the Clerk of the Circuit Court for Hanover County, Virginia for Site 4061;

15

Exhibit B
10.	UCC Financing Statement naming Mapco Express, Inc. as the debtor and Lehman Commercial Paper Inc., as Administrative Agent as the secured party to be filed as a Fixture Filing with the Clerk of the Circuit Court for Henrico County, Virginia for Sites 4013, 4036, 4039, 4040 and 4059;
11.	UCC Financing Statement naming Mapco Express, Inc. as the debtor and Lehman Commercial Paper Inc., as Administrative Agent as the secured party to be filed as a Fixture Filing with the Clerk of the Circuit Court for The City of Lynchburg, Virginia for Site 4031;
12.	UCC Financing Statement naming Mapco Express, Inc. as the debtor and Lehman Commercial Paper Inc., as Administrative Agent as the secured party to be filed as a Fixture Filing with the Clerk of the Circuit Court for The City of Newport News, Virginia for Site 4056;
13.	UCC Financing Statement naming Mapco Express, Inc. as the debtor and Lehman Commercial Paper Inc., as Administrative Agent as the secured party to be filed as a Fixture Filing with the Clerk of the Circuit Court for Orange County, Virginia for Site 4035;
14.	UCC Financing Statement naming Mapco Express, Inc. as the debtor and Lehman Commercial Paper Inc., as Administrative Agent as the secured party to be filed as a Fixture Filing with the Clerk of the Circuit Court for Page County, Virginia for Site 4029;
15.	UCC Financing Statement naming Mapco Express, Inc. as the debtor and Lehman Commercial Paper Inc., as Administrative Agent as the secured party to be filed as a Fixture Filing with the Clerk of the Circuit Court for Prince Georges County, Virginia for Site 4058;
16.	UCC Financing Statement naming Mapco Express, Inc. as the debtor and Lehman Commercial Paper Inc., as Administrative Agent as the secured party to be filed as a Fixture Filing with the Clerk of the Circuit Court for The City of Richmond, Virginia for Sites 4016, 4017, 4037 and 4052;
17.	UCC Financing Statement naming Mapco Express, Inc. as the debtor and Lehman Commercial Paper Inc., as Administrative Agent as the secured party to be filed as a Fixture Filing with the Clerk of the Circuit Court for Spotsylvania County, Virginia for Site 4053;
18.	UCC Financing Statement naming Mapco Express, Inc. as the debtor and Lehman Commercial Paper Inc., as Administrative Agent as the secured party to be filed as a Fixture Filing with the Clerk of the Circuit Court for Warren County, Virginia for Sites 4027 and 4047;

16

Exhibit B
19.	UCC Financing Statement naming Mapco Express, Inc. as the debtor and Lehman Commercial Paper Inc., as Administrative Agent as the secured party to be filed as a Fixture Filing with the Clerk of the Circuit Court for The City of Williamsburg, Virginia for Site 4045;
20.	UCC Financing Statement naming Mapco Express, Inc. as the debtor and Lehman Commercial Paper Inc., as Administrative Agent as the secured party to be filed as a Fixture Filing with the Clerk of the Circuit Court for The City of Williamsburg, Virginia for Site 4057; and
21.	UCC Financing Statement naming Mapco Express, Inc. as the debtor and Lehman Commercial Paper Inc., as Administrative Agent as the secured party to be filed as a Fixture Filing with the Clerk of the Circuit Court for York County, Virginia for Sites 4045 and 4055.

17

EXHIBIT G-l
FORM OF TERM NOTE
THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$	New York, New York
April , 2005

          FOR VALUE RECEIVED, the undersigned, MAPCO EXPRESS, INC., a Delaware corporation (“MAPCO Express”) and MAPCO FAMILY CENTERS, INC., a Delaware corporation (“MAPCO Family” together with MAPCO Express, the “Borrowers”), hereby unconditionally, jointly and severally, promise to pay to                      (the “Lender”) or its registered assigns at the Payment Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, the principal amount of (a)                      DOLLARS ($___), or, if less, (b) the unpaid principal amount of the Term Loan made by the Lender pursuant to Section 2.1 of the Credit Agreement. The principal amount shall be paid in the amounts and on the dates specified in Section 2.3 of the Credit Agreement. The Borrowers further jointly and severally agree to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.13 of the Credit Agreement.
          The holder of this Note is authorized to indorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the Term Loan and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such indorsement shall constitute prima facie evidence of the accuracy of the information indorsed. The failure to make any such indorsement or any error in any such indorsement shall not affect the obligations of the Borrowers in respect of the Term Loan.
          This Note (a) is one of the Term Notes referred to in the Credit Agreement dated as of April           , 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Lender, the other Lenders parties thereto, Lehman Commercial Paper Inc., as Administrative Agent, Lehman Brothers Inc., as Arranger, and others, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions

Exhibit G-1-2
upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.
          Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.
          All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, indorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.
          Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
          NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

MAPCO EXPRESS, INC.
By:
Name:
Title:

MAPCO FAMILY CENTERS, INC.
By:
Name:
Title:

Schedule A
to Term Note
LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

		Amount Converted to		Amount of Base Rate
	Amount of Base Rate	Base Rate	Amount of Principal of	Loans Converted to	Unpaid Principal Balance
Date	Loans	Loans	Base Rate Loans Repaid	Eurodollar Loans	of Base Rate Loans	Notation Made By

Schedule B
to Term Note
LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

			Interest Period and		Amount of Eurodollar	Unpaid Principal
	Amount of Eurodollar	Amount Converted to	Eurodollar Rate with	Amount of Principal of	Loans Converted to	Balance of Eurodollar
Date	Loans	Eurodollar Loans	Respect Thereto	Eurodollar Loans Repaid	Base Rate Loans	Loans	Notation Made By

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

MAPCO EXPRESS, INC.
By:	/s/ [ILLEGIBLE]
Name:
Title:

By:	/s/ [ILLEGIBLE]
Name:
Title:

MAPCO FAMILY CENTERS, INC.
By:	/s/ [ILLEGIBLE]
Name:
Title:

By:	/s/ [ILLEGIBLE]
Name:
Title:

EXHIBIT G-2
FORM OF REVOLVING CREDIT NOTE
THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$_____________	New York, New York April ___, 2005
          FOR VALUE RECEIVED, the undersigned, MAPCO EXPRESS, INC., a Delaware corporation (“MAPCO Express”) and MAPCO FAMILY CENTERS, INC., a Delaware corporation (“MAPCO Family” together with MAPCO Express, the “Borrowers”), hereby unconditionally, jointly and severally, promise to pay to                                                              (the “Lender”) or its registered assigns at the Payment Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, on the Revolving Credit Termination Date the principal amount of (a)                     DOLLARS ($                    ), or, if less, (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrowers pursuant to Section 2.4 of the Credit Agreement. The Borrowers further jointly and severally agree to pay interest in like money at such Payment Office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.13 of the Credit Agreement.
          The holder of this Note is authorized to indorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Credit Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such indorsement shall constitute prima facie evidence of the accuracy of the information indorsed. The failure to make any such indorsement or any error in any such indorsement shall not affect the obligations of the Borrower in respect of any Revolving Credit Loan.
          This Note (a) is one of the Revolving Credit Notes referred to in the Credit Agreement dated as of April         , 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Lender, the Lenders parties thereto, Lehman Commercial Paper Inc., as Administrative Agent, Lehman Brothers Inc., as Arranger, and others, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and

Exhibit G-2-2
conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.
          Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.
          All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, indorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.
          Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
          NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

MAPCO EXPRESS, INC.
By:
Name:
Title:

MAPCO FAMILY CENTERS, INC.
By:
Name:
Title:

Schedule A
to Revolving Credit Note
LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

			Amount of Principal	Amount of Base Rate	Unpaid Principal
		Amount Converted to	of Base Rate Loans	Loans Converted to	Balance of Base
Date	Amount of Base Rate Loans	Base Rate Loans	Repaid	Eurodollar Loans	Rate Loans	Notation Made By

Schedule B
to Revolving Credit Note
LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

			Interest Period and		Amount of
			Eurodollar Rate	Amount of Principal	Eurodollar Loans	Unpaid Principal
	Amount of	Amount Converted to	with Respect	of Eurodollar Loans	Converted to Base	Balance of
Date	Eurodollar Loans	Eurodollar Loans	Thereto	Repaid	Rate Loans	Eurodollar Loans	Notation Made By

EXHIBIT H
FORM OF EXEMPTION CERTIFICATE
     Reference is made to the Credit Agreement, dated as of April___, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) MAPCO EXPRESS, INC., a Delaware corporation (“MAPCO Express”), MAPCO FAMILY CENTERS, INC., a Delaware corporation (“MAPCO Family” together with MAPCO Express, the “Borrowers”), the Lenders parties thereto, LEHMAN BROTHERS INC., as Arranger, LEHMAN COMMERCIAL PAPER INC., as Administrative Agent, and others. Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement.
     _______________(the “Non-U.S. Lender”) is providing this certificate pursuant to Section 2.18(d) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:
     1. The Non-U.S. Lender is the sole record and beneficial owner of the Loans or the obligations evidenced by Note(s) in respect of which it is providing this certificate.
     2. The Non-U.S. Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”). In this regard, the Non-U.S. Lender further represents and warrants that:
(a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and
(b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;
     3. The Non-U.S. Lender is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code; and
     4. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

          IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date set forth below.

[NAME OF NON-U.S. LENDER]

By:	Name:
Title:
Date:

EXHIBIT I
FORM OF LENDER ADDENDUM
          Reference is made to the Credit Agreement, dated as of April___, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MAPCO Express, Inc., MAPCO Family Centers, Inc., the Lenders parties thereto, Lehman Brothers Inc., as Arranger, Lehman Commercial Paper Inc., as Administrative Agent, and others. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
          Upon execution and delivery of this Lender Addendum by the parties hereto as provided in Section 10.17 of the Credit Agreement, the undersigned hereby becomes a Lender thereunder having the Commitments set forth in Schedule 1 hereto, effective as of the Closing Date.
          THIS LENDER ADDENDUM SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          This Lender Addendum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
          IN WITNESS WHEREOF, the parties hereto have caused this Lender Addendum to be duly executed and delivered by their proper and duly authorized officers as of this ___day of ___, 2005

Name of Lender

By:	Name:
Title:

Accepted and agreed:

MAPCO EXPRESS, INC.

By:	Name:
Title:

MAPCO FAMILY CENTERS, INC.

By:	Name:
Title:

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent

By:	Name:
Title:

Schedule 1
COMMITMENTS AND NOTICE ADDRESS

1.	Name of Lender:

Notice Address:

Attention:

Telephone:

Facsimile:

2.	Revolving Credit Commitment:

3.	Term Loan Commitment:

EXHIBIT J
FORM OF BORROWING NOTICE

To:	Lehman Commercial Paper Inc., as Administrative Agent 745 Seventh Avenue New York, New York 10019 Attention: Brian McNany Telecopy: 212 526-6643 Telephone: 212 526-6590
          Reference is hereby made to the Credit Agreement, dated as of April ___, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MAPCO EXPRESS, INC., a Delaware corporation (“MAPCO Express”), MAPCO FAMILY CENTERS, INC., a Delaware corporation (“MAPCO Family” together with MAPCO Express, the “Borrowers”), the Lenders party thereto (the “Lenders”), Lehman Brothers Inc., as Arranger, Lehman Commercial Paper Inc., as Administrative Agent, and others. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.
          [MAPCO Express] [MAPCO Family] hereby gives notice to the Administrative Agent that Loans under the Facility, and of the type and amount, set forth below are requested to be made on the date indicated below:
[TERM] [REVOLVING CREDIT] LOANS*

Type of Loans	Interest Period	Aggregate Amount	Date of Loans
Base Rate Loans	N/A
Eurodollar Loans**

*	Specify the Facility under which Loans are requested. Each Borrower shall submit a separate Borrowing Notice for requested Loans under each Facility.

**	If more than one Interest Period is requested, the Borrower shall list duration of each requested Interest Period and amount of requested Loans allocated to each Interest Period.

          [MAPCO Express] [MAPCO Family] hereby requests that the proceeds of Loans described in this Borrowing Notice be made available to it as follows:
[insert transmittal instructions].
          [MAPCO Express] [MAPCO Family] hereby certifies that all conditions contained in the Credit Agreement to the making of any Loan requested have been met or satisfied in full.

[MAPCO EXPRESS, INC.] [MAPCO FAMILY CENTERS, INC.]

	By:	Title:
DATE:

ESCROW AGREEMENT
          THIS ESCROW AGREEMENT (this “Agreement”), dated April 28, 2005 is made by and among MAPCO EXPRESS, INC. (“MAPCO”), LEHMAN COMMERCIAL PAPER INC. (the “Administrative Agent”) and FIFTH THIRD BANK (the “Escrow Agent”).
          1. DEPOSIT. There has been delivered to the Escrow Agent by MAPCO the sum of $9,000,000 (the “Deposit”) pursuant to Section 5.1(i) of the Amended and Restated Credit Agreement, dated as of April 28, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MAPCO, MAPCO Family Centers, Inc. (“MAPCO Family”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), Lehman Brothers Inc., as advisor, lead arranger and book manager (in such capacity, the “Arranger”), Lehman Commercial Paper Inc., as syndication agent (in such capacity, the “Syndication Agent”), and the Administrative Agent. The Deposit and any earnings which are collected and held pursuant to Section 2 are to be held by the Escrow Agent and are referred to as the “Escrowed Property”. The Escrow Agent acknowledges receipt of the Deposit and agrees that the Deposit and the Escrowed Property shall be applied only in conformity with the purpose of, and upon the terms and conditions set forth in, this Agreement.
          2. EARNINGS ON ESCROWED PROPERTY. The Escrow Agent shall collect and hold as part of the Escrowed Property all interest and any other earnings on Escrowed Property.
          3. INVESTMENT BY ESCROW AGENT.
               3.1 The Escrowed Property shall be invested or reinvested by the Escrow Agent without unreasonable delay in the Fifth Third Prime Money Market Fund (N). Temporarily uninvested funds shall not earn or accrue interest.
          4. REPORTING BY ESCROW AGENT. The Escrow Agent shall furnish to MAPCO and the Administrative Agent itemized summaries of its activity with regard to Escrowed Property, including all transactions pursuant to Sections 2 and 3.
          5. APPLICATION OF ESCROWED PROPERTY.
               5.1 The Escrow Agent shall dispose of or distribute the Escrowed Property only in accordance with Sections 5 and 9.
               5.2 Beginning on (and including) June 30, 2005, on or before 11:00 A.M. (New York City time) on March 31, June 30, September 30 and December 31 of each year, the Escrow Agent shall disburse $375,000 of the Escrowed Property to MAPCO by wire transfer of immediately available funds in U.S. dollars to the following bank account:

Bank:
ABA #:
Acct of:
Acct #:
Ref:
               5.3 Upon distribution of all the Escrowed Property, the Escrow Agent shall be discharged from all obligations and shall have no further duties or responsibilities under this Agreement.
          6. COMPENSATION AND REIMBURSEMENT OF ESCROW AGENT.
               6.1 For services rendered, MAPCO shall pay the Escrow Agent a fee in the amount of $1,000.00 (one thousand dollars) upon execution of this Agreement.
               6.2 MAPCO shall reimburse the Escrow Agent upon request for all expenses, disbursements, and advances incurred or made by the Escrow Agent in implementing any of the provisions of this Agreement, including reasonable compensation and the expenses and disbursements of its counsel, except any such expense, disbursement or advance as may arise from its gross negligence or willful misconduct.
          7. ESCROW AGENT’S LIEN ON ESCROWED PROPERTY. The Escrow Agent shall have a lien on the Escrowed Property such that, if any and all charges payable under Section 6 or Section 8.3 shall not be timely paid by MAPCO, the Escrow Agent shall have the right to pay itself from the Escrowed Property the full amount owed, provided that written notice of the Escrow Agent’s intent to proceed under this Section 7 be given at least five (5) business days in advance of such action.
          8. RESPONSIBILITIES OF THE ESCROW AGENT.
               8.1 The Escrow Agent shall exercise the same degree of care toward the Escrowed Property as it exercises toward similar property of its own and shall not be held to any higher standard of care under this Agreement, nor deemed to owe any fiduciary duty to MAPCO.
               8.2 The Escrow Agent shall be obligated to perform only such duties as expressly set forth in this Agreement. No implied covenants or obligations shall be inferred from this Agreement against the Escrow Agent.
               8.3 The Escrow Agent shall not be liable hereunder except for its own gross negligence or willful misconduct and MAPCO agrees to indemnify the Escrow Agent for, and hold it harmless as to, any loss, liability, or expense, including reasonable attorney fees, incurred without gross negligence or willful misconduct on the part of the Escrow Agent and arising out of or in connection with this Escrow Agreement or the Escrow Agent’s duties under this Agreement. Specifically and without limiting the foregoing, the Escrow Agent shall in no event have any liability in connection with its investment or reinvestment, and in good faith and in accordance with the terms hereof, of any Escrowed Property held by it hereunder, including without limitation any liability for any delay not resulting from gross negligence or bad faith in such investment or reinvestment, or for any loss of income incident to any such delay.

2

               8.4 The Escrow Agent shall be entitled to rely upon any order, judgment, certification, instruction, notice or other writing delivered to it in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or service thereof. The Escrow Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or signature believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provision hereof has been duly authorized to do so.
               8.5 At any time the Escrow Agent may request in writing an instruction and may at its own option include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder. The Escrow Agent shall not be liable for action in accordance with such proposal on or after the date specified therein, provided that the specified date shall be at least two (2) business days after MAPCO receives the Escrow Agent’s request for instructions and its proposed course of action, and provided further that, prior to so acting, the Escrow Agent has not received the written instructions requested.
               8.6 The Escrow Agent may act pursuant to the advice of counsel chosen by it with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in accordance with such advice.
               8.7 The Escrow Agent does not have any interest in the Escrowed Property deposited hereunder but is serving as escrow holder only and has only possession thereof.
               8.8 In the event of ambiguity in the provisions governing the Escrowed Property or uncertainty on the part of the Escrow Agent as to how to proceed, such that the Escrow Agent, in its sole and absolute judgment, deems it necessary for its protection so to do, it may refrain from taking any action other than to retain custody of the Escrowed Property until it shall have received written instructions, or to deposit the Escrowed Property with court of competent jurisdiction and thereupon to have no further duties or responsibilities in connection therewith.
               8.9 The Escrow Agent makes no representation as to the validity, value, genuineness or collectibility of any security or other document or instruction held by or delivered to it.
               8.10 The Escrow Agent shall not be called upon to advise MAPCO as to selling or retaining, or taking or refraining from taking any action with respect to, any property deposited hereunder.
          9. TERMINATION. On the date (the “Escrow Release Date”) that the La Gloria Management Agreement (as defined in the Credit Agreement) has been executed, MAPCO shall deliver to the Escrow Agent a certificate substantially in the form of Exhibit A hereto (a “Certificate Requesting Release to Holdings”), and upon receipt by the Escrow Agent of such Certificate Requesting Release to Holdings, the Escrow Agent will promptly transfer to Delek

3

US Holdings, Inc. (“Holdings”) in accordance with Holdings’ written instructions all remaining Escrow Property. Immediately after the transfer described in the preceding sentence on the Escrow Release Date, this Agreement shall automatically terminate without further action by any party hereto.
          10. RESIGNATION OR REMOVAL OF ESCROW AGENT.
               10.1 The Escrow Agent may resign by giving at least fifteen (15) days’ written notice thereof. Within ten (10) days after receiving the aforesaid notice, MAPCO shall enter into an agreement with a Successor Escrow Agent and give notice thereof to the Escrow Agent. The Escrow Agent shall, without unreasonable delay after receiving notice of the agreement with a Successor Escrow Agent, deliver the Escrowed Property, less fees, costs and expenses or other obligations owed to the Escrow Agent, to the Successor Escrow Agent. If notice of an agreement with a Successor Escrow Agent has not been received by the Escrow Agent by the end of the ten (10) day period, the Escrow Agent’s sole responsibility shall be in its sole discretion either to retain custody of the Escrowed Property until it receives such designation, or to apply to a court of competent jurisdiction for appointment of a Successor Escrow Agent. The costs, expenses and reasonable attorney’s fees, which the Escrow Agent incurs in connection with such a proceeding shall be paid by MAPCO. The resignation of the Escrow Agent shall take effect upon delivery of the Escrowed Property to the Successor Escrow Agent, and the Escrow Agent shall thereupon be discharged from all obligations under this Agreement and shall have not further duties or responsibilities in connection therewith.
               10.2 MAPCO may remove the Escrow Agent with the prior written consent of the Administrative Agent by giving written notice to the Escrow Agent signed by MAPCO that the Escrow Agent has been removed and a successor Escrow Agent has been appointed. The Escrow Agent shall deliver the Escrowed Property, less fees, costs and expenses or other obligations owed to the Escrow Agent to the Successor Escrow Agent without unreasonable delay after receiving notice of removal and MAPCO’s designation of a Successor Escrow Agent. Such removal shall take effect upon delivery of the Escrowed Property to such Successor Escrow Agent, and the Escrow Agent shall thereupon be discharged from all obligations under this Agreement and shall have not further duties or responsibilities in connection herewith.
          11. DISPUTES OR CONFLICTING CLAIMS. In the event of any dispute between or conflicting claims by or among MAPCO and any other person or entity with respect to any Escrowed Property, the Escrow Agent shall be entitled, in its sole discretion, to fail or refuse to comply with any and all claims, demands or instructions with respect to the Escrowed Property until such conflicting or adverse claims or demand shall have been finally determined in a court of competent jurisdiction or have been settled by agreement between the conflicting parties as evidenced in writing satisfactory to the Escrow Agent or until the Escrow Agent shall have received security or an indemnity satisfactory to the Escrow Agent sufficient to save the Escrow Agent harmless from and against any and all loss, liability or expense which the Escrow Agent may incur by reason of its acting. The Escrow Agent may elect in its sole discretion to commence an interpleader action or seek such other judicial relief as the Escrow Agent may deem appropriate. The Escrow Agent shall not be or become liable in any way to MAPCO for its failure or refusal to comply with such conflicting claims, demands or instructions.

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          12. CHOICE OF LAW AND JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties to this Agreement agree that jurisdiction over such parties and over the subject matter of any action or proceeding arising under this Agreement may be exercised only by a competent court of the State of New York.
          13. BENEFITS AND ASSIGNMENT. Nothing in this Agreement, expressed or implied, shall give or be construed to give any person, firm or corporation, other than the parties and their heirs, personal representatives, successors and assigns, any legal claim under any covenant, condition or provision hereof. All the covenants, conditions and provisions contained in this Agreement will find and inure to the sole benefit of, the parties and their heirs, personal representatives, successors and assigns. No party may assign any of its rights or obligations under this Agreement except by operation of law without the written consent of all the other parties, which consent may be withheld in the sole discretion of the party whose consent is sought.
          14. AMENDMENT AND WAIVER. This Agreement may be modified only by a written amendment signed by the parties and no waiver of any provision hereof shall be effective unless expressed in writing signed by the party to be charged.
          15. HEADINGS. The headings contained in this Agreement are for convenience or reference only and shall have no effect on the interpretation or operation thereof.
          16. NOTICE. All notices, requests demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally or by telecopier, telex or other similar communication to the party or parties to whom notice is to be given, (ii) on the first day after sending if sent for guaranteed next day delivery by Federal Express or other next-day courier service, or (iii) on the fourth business day after mailing if mailed to the party or parties to whom notice is to be given by registered or certified mail, return receipt requested, postage prepaid, and properly addressed as follows:

Escrow Agent:	FIFTH THIRD BANK
210 E. Main St
Franklin, TN 37064
Attn: Travis Anderson/ Private Client Services
Fax:

MAPCO:	MAPCO EXPRESS
830 Crescent Centre Drive
Suite 300
Franklin, TN 37067
Attn: Ed Morgan
Fax: (615) 224-1185

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Administrative Agent:	LEHMAN COMMERCIAL PAPER INC.
745 Seventh Avenue
New York, NY 10019
Attn: Brian McNany
Fax: (212) 526-6643

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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

FIFTH THIRD BANK
By:	/s/ [ILLEGIBLE]
	Name:	[Illegible]
	Title:	Vice President

MAPCO EXPRESS, INC.
By:
Name:
Title:

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent
By:
Name:
Title:

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

FIFTH THIRD BANK
By:
Name:
Title:

MAPCO EXPRESS, INC.
By:	/s/ [ILLEGIBLE]
Name:
Title:

By:	/s/ [ILLEGIBLE]
Name:
Title:

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent
By:	/s/ Ritam Bhalla
	Name:	Ritam Bhalla
	Title:	Authorized Signatory

AMENDED AND RESTATED
DEBT SUBORDINATION AGREEMENT
     THIS AMENDED AND RESTATED DEBT SUBORDINATION AGREEMENT (this “Agreement”) is entered into this 28 day of April, 2005, by and between DELEK US HOLDINGS, INC., a Delaware corporation (“Creditor”), MAPCO FAMILY CENTERS, INC., a Delaware corporation (“Debtor”), and Lehman Commercial Paper Inc., a New York state banking corporation, as administrative agent (in such capacity, “Administrative Agent”) for the Lenders (as defined below).
W I T N E S S E T H :
     WHEREAS, Debtor is a party to that certain Debt Subordination Agreement, dated as of April 30, 2004 (as amended, supplemented or otherwise modified from time to time, the “Existing Debt Subordination Agreement”), among Debtor, Creditor and SunTrust Bank (the “Existing Administrative Agent”);
     WHEREAS, pursuant to the Amended and Restated Credit Agreement, dated as of April 28, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Debtor, MAPCO Express, Inc. a Delaware corporation (“MAPCO Express” and together with Debtor, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”) and Administrative Agent, the Lenders have agreed to continue Existing Loans (as defined in the Credit Agreement) and to make additional Loans to the Debtor upon the terms and subject to the conditions specified in the Credit Agreement.
     WHEREAS, the effectiveness of the Credit Agreement is conditioned on, among other things, the execution and delivery by Debtor and Creditor of this Agreement. Creditor hereby acknowledges that it receives both direct and indirect benefits from Administrative Agent’s extension of credit to Debtor pursuant to the Credit Agreement. Debtor is and may from time to time hereafter be indebted to the Creditor.
     NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree that on the Effective Date the Existing Debt Subordination Agreement shall be amended and restated in its entirety as follows:
     1. Definitions.
     (a) Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
     (b) “Subordinated Debt” means all Indebtedness (as defined in the Credit Agreement) owed at any time by Debtor to Creditor.
     (c) “Senior Debt” means the Obligations (as defined in the Credit Agreement).

     2. Subordination. The Creditor hereby agrees to postpone and subordinate all of the Subordinated Debt to the full and final payment and discharge of all of the Senior Debt. Without limiting the generality of the foregoing, in the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of Debtor or the proceeds thereof to Creditor or upon any payment or distribution to Creditor by reason of the liquidation, dissolution or other winding up of Debtor or Debtor’s business, or in the event of any sale, receivership, insolvency or bankruptcy proceeding, or assignment for the benefit of creditors, or any proceeding by or against Debtor for any relief under any bankruptcy or insolvency law or laws relating to the relief of debtors, readjustment of indebtedness, reorganization, compositions or extensions, then and in any such event any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any of the Subordinated Debt shall be paid or delivered directly to Administrative Agent for application to the Senior Debt (whether or not the same is then due) until all of the Senior Debt has been fully paid in cash and discharged. Debtor’s and Creditor’s books shall be marked to evidence the subordination of all of the Subordinated Debt to Administrative Agent. The subordination provisions of this Section 2 shall remain in full force and effect notwithstanding any amendment, supplement, restatement or other modification with respect to the Credit Agreement and the Obligations of the Debtor thereunder.
     3. Warranties and Representations of Debtor and Creditor. Debtor and Creditor hereby represent and warrant that: (a) neither Debtor nor Creditor has relied nor will rely on any representation or information of any nature made by or received from Administrative Agent relative to Debtor in deciding to execute this Agreement; (b) Creditor is the lawful owner of the Subordinated Debt; (c) Creditor has not heretofore assigned or transferred any of the Subordinated Debt, any interest therein or any collateral or security pertaining thereto; (d) Creditor has not heretofore given any subordination in respect of any of the Subordinated Debt except pursuant to the Existing Debt Subordination Agreement; and (e) the Note has been marked with a legend stating that it is subject to this Agreement.
     4. Negative Covenants. For so long as this Agreement is in effect: (a) Debtor shall not, directly or indirectly, make any payment on account of the Subordinated Debt, or grant a security interest in, mortgage, pledge, assign or transfer any properties to secure all or any part of the Subordinated Debt; (b) Creditor shall not demand, collect or accept from Debtor or any other person or entity now or hereafter obligated, directly or indirectly, to the Administrative Agent for payment or performance of the Senior Debt (or any other person or entity unless such person or entity first waives in writing any rights of subrogation or reimbursement rights at law or in equity against Debtor, Debtor’s property or any collateral or first enters into a subordination agreement with Administrative Agent in form and substance acceptable to Administrative Agent) any payment or collateral on account of the Subordinated Debt or any part thereof or realize upon or enforce any collateral securing the Subordinated Debt; (c) Creditor shall not exchange or set off any part of the Subordinated Debt; (d) Creditor shall not hereafter give any other subordination in respect of the Subordinated Debt; (e) Creditor shall not transfer or assign any of the Subordinated Debt to any person, other than to Administrative Agent; (f) Debtor will not hereafter issue any instrument, security or other writing evidencing any part of the Subordinated Debt, and Creditor will not receive any such writing, except upon the prior written approval of Administrative Agent or at the request of and in the manner requested by Administrative Agent;

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(g) Debtor and Creditor will not amend, alter or modify any provision of any documents or instruments evidencing or executed in connection with the Subordinated Debt without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld; (h) Creditor will not commence or join with any other creditors of Debtor in commencing any bankruptcy, reorganization, receivership or insolvency proceeding against Debtor; and (i) Creditor shall give Administrative Agent prompt written notice of any default or event of default under any agreements between Creditor and Debtor.
     5. Payments. No cash payments of principal or interest of any nature may be made on the Note or any other promissory note evidencing Subordinated Debt prior to the date that is 90 days after the final maturity of the Term Loans.
     6. Turnover of Prohibited Transfers. If any payment, distribution or security or the proceeds thereof are received by Creditor on account of or with respect to the Subordinated Debt in violation of this Agreement, Creditor shall immediately deliver same to Administrative Agent in the form received (except for the addition of any endorsement or assignment necessary to effect a transfer of all rights therein to Administrative Agent) for application to the Senior Debt. Administrative Agent is irrevocably authorized to supply any required endorsement or assignment which may have been omitted. Until so delivered any such payment, distribution or security shall be held by Creditor in trust for Administrative Agent and shall not be commingled with other funds or property of Creditor.
     7. Authority to Act for Creditor. For so long as any of the Senior Debt shall remain unpaid, Administrative Agent shall have the right to act as Creditor’s attorney-in-fact for the purposes specified herein and Creditor hereby irrevocably appoints Administrative Agent as Creditor’s true and lawful attorney, which appointment is coupled with an interest, with full power of substitution, in the name of Creditor or in the name of Administrative Agent, for the use and benefit of Administrative Agent, without notice to Creditor or any of Creditor’s representatives, successors or assigns, to perform the following acts, at Administrative Agent’s option, at any meeting of Creditor or Debtor in connection with any case or proceeding, whether of Debtor or of Creditor, whether voluntary or involuntary, for the distribution, division or application of the assets of Debtor or the proceeds thereof, regardless of whether such case or proceeding is for the liquidation, dissolution, winding up of the affairs, reorganization or arrangement of Debtor, or for the composition of Debtor, in bankruptcy or in connection with a receivership, or under an assignment for the benefit of Creditor or otherwise:
     (a) to enforce and collect on claims comprising the Subordinated Debt, either in its own name or in the name of Creditor, by proof of debt, proof of claim, adversary proceeding, motion, suit or otherwise;
     (b) to collect any assets of Debtor distributed, divided or applied by way of dividend or payment, or any securities issued, on account of the Subordinated Debt and to apply the same, or the proceeds of any realization upon the same that Administrative Agent in its discretion elects to effect, to the Senior Debt until all of the Senior Debt (including, without limitation, all costs, expenses and interest accruing on the Senior Debt after the commencement of any bankruptcy case) has been paid in full, rendering any surplus to Creditor if and to the extent permitted by law; and

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     (c) to take generally any action in connection with any such meeting, case or proceeding that Creditor would be authorized to take but for this Agreement, including without limitation casting any votes or ballots with respect to the Subordinated Debt.
     In no event shall Administrative Agent be liable to Creditor for any failure to prove or file proofs of claim with respect to the Subordinated Debt, to exercise any right with respect thereto or to collect any sums payable thereon.
     8. Waivers. If Creditor is or becomes indebted to Debtor in any respect, whether now or in the future, then Creditor shall not offset its indebtedness to Debtor against any Subordinated Debt unless and until the Senior Debt is paid and satisfied in full. Furthermore, Debtor shall not compromise or settle any present or future debts that Creditor may owe to Debtor without Administrative Agent’s prior written consent. Debtor and Creditor hereby waive any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance of this Agreement in any action brought therefor by Administrative Agent. To the fullest extent permitted by law, Debtor and Creditor hereby further waive the following: presentment, demand, protest, notice of default or dishonor, notice of payment or nonpayment and any and all other notices and demands of any kind in connection with all negotiable instruments evidencing all or any portion of the Senior Debt or the Subordinated Debt to which Debtor or Creditor may be a party; the right to require Administrative Agent to marshall any security, or to enforce any security interest or lien Administrative Agent may now or hereafter have in any collateral securing the Senior Debt or to pursue any claim it may have against any guarantor of the Senior Debt, as a condition to Administrative Agent’s entitlement to receive any payment on account of the Subordinated Debt; notice of any loans made, extensions granted or other action taken in reliance hereon; and all other demands and notices of every kind in connection with this Agreement, the Senior Debt or the Subordinated Debt. Creditor assents to any release, renewal, extension, compromise or postponement of the time of payment to the Senior Debt, to any substitution, exchange or release of collateral therefor and to the addition or release of any person primarily or secondarily liable thereon (collectively, the “Consented Actions”). Debtor agrees to use its best efforts to give Creditor notice of any Consented Actions, but the failure of Creditor to receive such notice from Debtor shall in no way effect the validity or enforceability of the subordination granted hereunder, or the agreements, consents or waivers of Creditor set forth in this Agreement.
     9. Subrogation. Provided that the Senior Debt has been fully and finally paid and discharged, Creditor shall be subrogated to the rights of Administrative Agent to receive payments or distributions of cash, property or securities payable or distributable on account of the Senior Debt, to the extent of all payments and distributions paid over to or for the benefit of Administrative Agent pursuant to this Agreement.
     10. Statement of Account. Debtor and Creditor agree to render to Administrative Agent from time to time upon Administrative Agent’s reasonable written request therefor a statement of Debtor’s account with Creditor and to afford Administrative Agent access to the books and records of Debtor in order that Administrative Agent may make a full examination of the state of accounts of Debtor with Creditor.

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     11. Validity of Subordinated and Senior Debt. The provisions of this Agreement subordinating the Subordinated Debt are solely for the purpose of defining the relative rights of Administrative Agent and Creditor and shall not impair, as between Creditor and Debtor or between Administrative Agent and Debtor, the obligations of Debtor, which are unconditional and absolute, to pay the Subordinated Debt and the Senior Debt, respectively, in accordance with their terms subject to the provisions of this Agreement.
     12. Indulgences Not Waivers. Neither the failure nor any delay on the part of Administrative Agent to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof or give rise to an estoppel, nor be construed as an agreement to modify the terms of this Agreement, nor shall any single or partial exercise of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver by a party hereunder shall be effective unless it is in writing and signed by the party making such waiver, and then only to the extent specifically stated in such writing.
     13. Duration. This Agreement shall become effective when executed by Debtor and Creditor and accepted by Administrative Agent in New York, New York, and, when so accepted, shall constitute a continuing agreement of subordination, and shall remain in effect until all of the Senior Debt has been paid in full. Administrative Agent may, without notice to Creditor, extend or continue credit and make other financial accommodations to or for the account of Debtor in reliance upon this Agreement. If, in the context of any bankruptcy case, Administrative Agent is required to or agrees to disgorge any payments received by Administrative Agent on account of the Senior Debt, the transfer of which is challenged as avoidable by a trustee or debtor-in-possession, such amount shall be deemed not to be paid to Administrative Agent and this Agreement shall remain in effect with respect to any such disgorged payments.
     14. Default and Enforcement. If any representation or warranty in this Agreement proves to have been materially false when made, or, in the event of a material breach by either the Debtor or Creditor in the performance of any of the terms of this Agreement, all of the Senior Debt shall, at the option of Administrative Agent, become immediately due and payable without presentment, demand, protest, or notice of any kind, notwithstanding any time or credit otherwise allowed. If at any time Creditor fails to comply with any provision of this Agreement that is applicable to Creditor, Administrative Agent may demand specific performance of this Agreement, whether or not Debtor has complied with this Agreement, and may exercise any other remedy available at law or equity. Without limiting the generality of the foregoing, if Creditor, in violation of this Agreement, shall institute or participate in any action, suit or proceeding against Debtor, Debtor may interpose as a defense or dilatory plea this Agreement and Administrative Agent is irrevocably authorized to intervene and to interpose such defense or plea in Debtor’s name. If the Creditor attempts to enforce or realize upon any collateral securing the Subordinated Debt in violation of this Agreement, Debtor or Administrative Agent (in Debtor’s or Administrative Agent’s name) may by virtue of this Agreement restrain such realization or enforcement.
     15. Litigation. In the event of any litigation with respect to any matter concerned with this Agreement, Debtor hereby waives all rights of setoff, crossclaim and counterclaim of

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any nature. Creditor and Debtor hereby irrevocably consent to the jurisdiction of the Courts of the State of New York and of any Federal court located in the State of New York, in connection with any action or proceeding arising out of or relating to this Agreement. The exclusive choice of forum set forth herein shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Agreement to enforce the same in any appropriate jurisdiction.
     16. Addresses for Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

To the Creditor:	Delek US Holdings, Inc.
830 Crescent Centre, Suite 300
Franklin, Tennessee 37067
Attention: Mr. Uzi Yemin
Telecopy Number: (615) 224-1196

With a copy to:	Fulbright & Jaworski, L.L.P.
666 Fifth Avenue
New York, New York 10103
Attention: Mara Rogers, Esq.
Telecopy Number: (212) 318-3400

To the Debtor:	Mapco Family Centers, Inc.
830 Crescent Centre, Suite 300
Franklin, Tennessee 37067
Attention: Mr. Uzi Yemin, President
Telecopy Number: (615) 224-1196

To the Administrative Agent:	Lehman Commercial Paper Inc.
745 Seventh Avenue
New York, New York 10019
Attention: Brian McNanny
Telecopy Number: (212) 526-6590
     Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications may be transmitted by overnight delivery, faxed, or mailed, provided, that notices shall not be effective until actually received by such Person at its address specified in this section.
     17. Administrative Agent’s Duties Limited. The rights granted to Administrative Agent in this Agreement are solely for its protection and nothing herein contained imposes on Administrative Agent any duties with respect to any property either of Debtor or of Creditor heretofore or hereafter received by Administrative Agent beyond reasonable care in the custody

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and preservation of such property while in Administrative Agent’s possession. Administrative Agent has no duty to preserve rights against prior parties on any instrument or chattel paper received from Debtor or Creditor as collateral security for the Senior Debt or any portion thereof.
     18. Entire Agreement. This Agreement constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, whether express or implied, oral or written. Neither this Agreement nor any portion or provision hereof may be changed, waived or amended orally or in any manner other than by an agreement in writing signed by Administrative Agent, Debtor and Creditor. None of the parties hereto are entering into this Agreement in reliance on any oral or other representations made by other parties or other persons.
     19. Additional Documentation. Debtor and Creditor shall execute and deliver to Administrative Agent such further instruments and shall take such further action as Administrative Agent may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement.
     20. Expenses. Debtor agrees to pay Administrative Agent on demand all expenses of every kind, including reasonable attorneys’ fees, that Administrative Agent may incur in enforcing or protecting any of Administrative Agent’s rights under this Agreement. Additionally, Creditor agrees to pay Administrative Agent on demand all expenses of every kind, including reasonable attorney’s fees, that Administrative Agent may incur in enforcing or protecting any of Administrative Agent’s rights under this Agreement resulting from a breach by Creditor of the terms of this Agreement provided Administrative Agent is a prevailing party.
     21. Successors and Assigns. This Agreement shall inure to the benefit of Administrative Agent, its successors and assigns, including without limitation any financial institutions participating with Administrative Agent or as Administrative Agent’s successor in connection with the Senior Debt, and shall be binding upon both Debtor and Creditor and their respective successors and assigns.
     22. Defects Waived. This Agreement is effective notwithstanding any defect in the validity or enforceability of any instrument or document at any time evidencing or securing the whole or any part of the Senior Debt.
     23. Governing Law. The validity, construction and enforcement of this Agreement shall be governed by the internal laws of the State of New York.
     24. Severability. The provisions of this Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, it is the intent of the parties that such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, and that this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.
     25. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed

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signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

CREDITOR: DELEK US HOLDINGS, INC.
By:	/s/ Uzi Yemin
	Name:	Uzi Yemin
	Title:	President

By:	/s/ [ILLEGIBLE]
	Name:	[ILLEGIBLE]
	Title:	Vice President

DEBTOR: MAPCO FAMILY CENTERS, INC.
By:	/s/ Uzi Yemin
Name: Uzi Yemin
Title: President

By:	/s/ [ILLEGIBLE]
Name: [ILLEGIBLE]
Title: Chief Financial Officer

ADMINISTRATIVE AGENT: LEHMAN COMMERCIAL PAPER, INC.
By:	/s/ Ritam Bhalla
Name: Ritam Bhalla
Title: Authorized Signatory